Execution Version CONFIDENTIAL SECURITIES PURCHASE AGREEMENT by and among MIRAMAR INTERMEDIATE, LLC, as Purchaser MIRAMAR BLOCKER HOLDCO, LP, as Blocker Purchaser MIRAMAR HOLDCO, LLC, as Purchaser Parent MIRAMAR DEBT MERGER SUB, LLC, as Merger Sub WM PIERCE HOLDINGS, INC., as Blocker, WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.À R.L., as Blocker Seller and the Sellers’ Representative, PM HOLDINGS LLC, as Company Seller and BAMBOO IDE8 INSURANCE SERVICES, LLC, as the Company Dated as of October 2, 2025 Exhibit 2.1

i TABLE OF CONTENTS Page ARTICLE I Purchase and Sale; Closing 4 SECTION 1.01. Purchase and Sale ........................................................................................4 SECTION 1.02. Closing .........................................................................................................7 SECTION 1.03. Transactions to be Effected at the Closing ..................................................8 SECTION 1.04. Rollover......................................................................................................11 SECTION 1.05. Withholding Taxes .....................................................................................12 SECTION 1.06. Purchase Price Adjustment ........................................................................12 SECTION 1.07. Escrow Agreement .....................................................................................16 SECTION 1.08. Paying Agent ..............................................................................................17 ARTICLE II Representations and Warranties of Sellers 17 SECTION 2.01. Organization, Standing and Power ............................................................17 SECTION 2.02. Authority; Execution and Delivery; Enforceability ...................................17 SECTION 2.03. No Conflicts; Consents ..............................................................................18 SECTION 2.04. The Securities and Company Seller Units .................................................19 SECTION 2.05. Brokers .......................................................................................................19 SECTION 2.06. Litigation ....................................................................................................19 SECTION 2.07. No Other Representations ..........................................................................19 ARTICLE III Representations and Warranties of Blocker 20 SECTION 3.01. Organization, Standing and Power ............................................................20 SECTION 3.02. Authority; Execution and Delivery; Enforceability ...................................20 SECTION 3.03. No Conflicts; Consents ..............................................................................21 SECTION 3.04. Company Seller Units and other Assets and Liabilities.............................21 SECTION 3.05. Taxes ..........................................................................................................22 SECTION 3.06. No Other Representations ..........................................................................23 ARTICLE IV Representations and Warranties of the Company 23 SECTION 4.01. Organization, Standing and Power ............................................................23 SECTION 4.02. Company Subsidiaries; Equity Interests ....................................................24 SECTION 4.03. Capital Structure ........................................................................................25 SECTION 4.04. Authority; Execution and Delivery; Enforceability ...................................25

ii SECTION 4.05. No Conflicts; Consents ..............................................................................25 SECTION 4.06. Financial Statements ..................................................................................26 SECTION 4.07. No Material Adverse Effect .......................................................................27 SECTION 4.08. Real Property .............................................................................................27 SECTION 4.09. Taxes ..........................................................................................................28 SECTION 4.10. Employee Benefits .....................................................................................30 SECTION 4.11. Labor & Employment Matters ...................................................................31 SECTION 4.12. Litigation ....................................................................................................32 SECTION 4.13. Compliance with Applicable Laws ............................................................33 SECTION 4.14. Anti-Money Laundering ............................................................................33 SECTION 4.15. Sanctions ....................................................................................................33 SECTION 4.16. Environmental Matters...............................................................................33 SECTION 4.17. Governmental Authorizations ....................................................................34 SECTION 4.18. Material Contracts ......................................................................................34 SECTION 4.19. Intellectual Property Rights .......................................................................36 SECTION 4.20. Insurance ....................................................................................................38 SECTION 4.21. Brokers .......................................................................................................38 SECTION 4.22. Related Party Transactions ........................................................................39 SECTION 4.23. Certain Insurance Matters ..........................................................................39 SECTION 4.24. Insurance Producers ...................................................................................40 SECTION 4.25. Vendors ......................................................................................................41 SECTION 4.26. No TID U.S. Business ................................................................................41 SECTION 4.27. No Other Representations ..........................................................................41 ARTICLE V Representations and Warranties of Purchaser 41 SECTION 5.01. Organization, Standing and Power ............................................................42 SECTION 5.02. Authority; Execution and Delivery; Enforceability ...................................42 SECTION 5.03. No Conflicts; Consents ..............................................................................42 SECTION 5.04. Brokers .......................................................................................................43 SECTION 5.05. Litigation ....................................................................................................43 SECTION 5.06. Solvency .....................................................................................................43 SECTION 5.07. Financing....................................................................................................44 SECTION 5.08. Limited Guarantee .....................................................................................45 SECTION 5.09. Purchaser Acknowledgement .......................................................................46 ARTICLE VI Covenants Relating to Conduct of Business 47 SECTION 6.01. Operation of the Business of the Target Companies .................................47 SECTION 6.02. No Right to Control Company Pre-Closing ...............................................50 SECTION 6.03. Operation of the Business of Purchaser and its Affiliates .........................50

iii ARTICLE VII Additional Pre-Closing Agreements 50 SECTION 7.01. Access to Information ................................................................................50 SECTION 7.02. Reasonable Best Efforts .............................................................................51 SECTION 7.03. Public Announcements; Third Party Contact ............................................54 SECTION 7.04. Related Party Transactions ........................................................................55 SECTION 7.05. Section 280G Matters ................................................................................55 SECTION 7.06. Resignations ...............................................................................................56 SECTION 7.07. Third Party Consents..................................................................................56 SECTION 7.08. Financing....................................................................................................56 SECTION 7.09. Conversion .................................................................................................61 SECTION 7.10. Restrictive Covenant Agreements..............................................................61 ARTICLE VIII Additional Post-Closing Agreements 62 SECTION 8.01. Access to Books and Records ....................................................................62 SECTION 8.02. Insurance ....................................................................................................62 SECTION 8.03. Benefits ......................................................................................................62 SECTION 8.04. Tax Matters ................................................................................................63 SECTION 8.05. Indemnification ..........................................................................................67 SECTION 8.06. Further Assurances.....................................................................................69 SECTION 8.07. Wrong Pockets ...........................................................................................69 ARTICLE IX Conditions to Closing 70 SECTION 9.01. Conditions to Each Party’s Obligations to Effect the Closing ..............70 SECTION 9.02. Conditions to Obligations of Purchaser Parties .........................................70 SECTION 9.03. Conditions to Obligations of each Seller ...................................................72 SECTION 9.04. Frustration of Closing Conditions ..............................................................73 ARTICLE X Termination, Amendment and Waiver 73 SECTION 10.01. Termination ................................................................................................73 SECTION 10.02. Effect of Termination .................................................................................75 SECTION 10.03. Purchaser Termination Fee ........................................................................75 SECTION 10.04. Amendment ................................................................................................76 SECTION 10.05. Extension; Waiver ......................................................................................77

iv ARTICLE XI Non-Survival of Representations, Warranties and Agreements 77 SECTION 11.01. Non-Survival of Representations, Warranties and Agreements ................77 SECTION 11.02. R&W Insurance; Exclusive Remedy .........................................................77 ARTICLE XII General Provisions 78 SECTION 12.01. Notices .......................................................................................................78 SECTION 12.02. Definitions..................................................................................................79 SECTION 12.03. Interpretation and Construction ...............................................................102 SECTION 12.04. Severability ..............................................................................................103 SECTION 12.05. Counterparts; Delivery .............................................................................103 SECTION 12.06. Entire Agreement; No Third-Party Beneficiaries ....................................103 SECTION 12.07. Assignment ..............................................................................................104 SECTION 12.08. Governing Law ........................................................................................104 SECTION 12.09. Specific Performance and Enforcement; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial .................................................104 SECTION 12.10. Fees, Costs and Expenses ........................................................................106 SECTION 12.11. [Reserved] ................................................................................................106 SECTION 12.12. Affiliate Liability; Mutual Release; Non-Recourse .................................106 SECTION 12.13. Legal Counsel Conflicts Waiver ..............................................................108 SECTION 12.14. Annexes, Exhibits and Schedules ............................................................109 SECTION 12.15. The Sellers’ Representative .....................................................................109 SECTION 12.16. Concerning Debt Financing Sources .......................................................112 Annexes, Exhibits and Schedules EXHIBIT A — Accounting Principles EXHIBIT B — A&R Purchaser Parent LLC Agreement EXHIBIT C — Term Sheet for A&R Blocker Purchaser LP Agreement

1 SECURITIES PURCHASE AGREEMENT dated as of October 2, 2025 (this “Agreement”), among MIRAMAR INTERMEDIATE, LLC, a Delaware limited liability company (“Purchaser”), MIRAMAR BLOCKER HOLDCO, L.P., a Delaware limited partnership (“Blocker Purchaser”, and together with the Purchaser, collectively the “Purchasers”), MIRAMAR HOLDCO, LLC, Delaware limited liability company (“Purchaser Parent”), MIRAMAR DEBT MERGER SUB, LLC, a Delaware limited liability company (“Merger Sub”, and together with the Purchasers and Purchaser Parent, the “Purchaser Parties”), WM PIERCE HOLDINGS, INC., a Delaware corporation (“Blocker”), WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.À R.L., a Luxembourg société à responsabilité limitée (“Blocker Seller”) individually and also in its capacity as the Sellers’ Representative, PM HOLDINGS LLC, a Delaware limited liability company (“Company Seller” and, together with Blocker Seller, the “Sellers” and each being a “Seller”) and BAMBOO IDE8 INSURANCE SERVICES, LLC, a Arizona limited liability company (the “Company”). WHEREAS, as of the date hereof, Purchaser Parent is the sole and direct beneficial owner of all of the Equity Interests of Purchaser, and Purchaser is the sole and direct beneficial owner of all of the Equity Interests of Merger Sub; WHEREAS, as of the date hereof, Company Seller is the sole and direct beneficial owner of all of the Equity Interests of the Company (collectively, the “Company Interests”); WHEREAS, as of the date hereof, Blocker Seller is the sole and direct beneficial owner of all outstanding shares of common stock, par value $0.001, of Blocker (the “Blocker Shares”), which represent 100% of the outstanding capital interests in Blocker, and Blocker directly owns 296,745,277.56 Class A Units of Company Seller (the “Blocker Company Seller Units”); WHEREAS, as of the date hereof, the indirect equityholders of the Company other than Blocker (the “Other Indirect Equityholders”) collectively directly own 111,088,195 Class A Units of Company Seller (collectively with the Blocker Company Seller Units, the “Class A Units”) and all of the Class B Units of Company Seller (collectively, the “Class B Units”; together with the Class A Units, the “Company Seller Units”); WHEREAS, on the Closing Date but immediately prior to the Closing, but in each case subject to the substantially concurrent consummation of the other Transactions, Merger Sub will (i) borrow the Debt Financing and receive net cash proceeds thereof (such amount received by Merger Sub, the “Net Financing Proceeds”), and (ii) subject to the terms and conditions of this Agreement and the applicable provisions of the Arizona Limited Liability Company Act Company Act (the “ALLCA”), merge with and into the Company, with the Company being the surviving company (referred to herein as the “Surviving Company”, and such merger, the “Merger”); WHEREAS, promptly following the Merger on the Closing Date, but in each case subject to the substantially concurrent consummation of the other Transactions, (a) the Surviving Company will use a portion of the Net Financing Proceeds to pay, or cause to be paid, in full all of the Repaid Indebtedness, (b) the Surviving Company will use a portion of the remaining amount of the Net Financing Proceeds (if any, after making the payments set forth in clause (a) of this recital), together with any cash available on the balance sheet of the Target Companies, to pay, or

2 cause to be paid, all or any portion of the Transaction Expenses and certain other Indebtedness determined by the Surviving Company, and (c) the Surviving Company will distribute the remaining portion of the Net Financing Proceeds, together with any remaining cash available on the balance sheet of the Target Companies, (in each case, if any, after making any of the payments set forth in clauses (a) and (b) of this recital) to Company Seller (such aggregate amount, the “Net Financing Distribution Amount” and such distribution, the “Company Net Financing Distribution”); WHEREAS, promptly following the Company Seller Net Financing Distribution on the Closing Date, but in each case contingent on the consummation of the other Transactions, Company Seller will distribute the Net Financing Distribution Amount to Blocker and each Other Indirect Equityholder pro rata in accordance with the Company Seller LLC Agreement (based on the Per Unit Closing Date Amount) and number and class of Company Seller Units held by Blocker and each Other Indirect Equityholder as of immediately prior to such distribution (the “Company Seller Net Financing Distribution” and such amounts received by Blocker and each Other Indirect Equityholder, the “Company Seller Net Financing Distribution Amounts”); WHEREAS, promptly following the Company Seller Net Financing Distribution, but in each case contingent on the consummation of the other Transactions, on the Closing Date Blocker will repurchase a certain number of Blocker Shares from Blocker Seller in exchange for the Blocker’s Company Seller Net Financing Distribution Amount together with any cash then held by Blocker (such redeemed shares the “Blocker Redeemed Shares”, and such redemption, the “Blocker Seller Redemption”); WHEREAS, concurrently with the execution of this Agreement, and as material condition and inducement to the parties’ willingness to enter into this Agreement, Purchaser Parent, Miramar Management Holdco, LLC, a Delaware limited liability company (“Management Holdco”), Company Seller and each Other Indirect Equityholder identified in Section 1.04 of the Disclosure Letter (each a “Rollover Holder”), on the date of this Agreement, entered into a Redemption, Contribution, Exchange and Subscription Agreement (the “Redemption and Rollover Agreement”), pursuant to which, among other things, immediately following the Company Seller Net Financing Distribution and immediately prior to the Closing, but in each case subject to the substantially concurrent consummation of the other Transactions, (a) Company Seller will redeem a number of Company Seller Units held by each Rollover Holder having an aggregate value based on the Per Unit Closing Date Amount equal to the amount set forth opposite such Rollover Holder’s name in Section 1.04 of the Disclosure Letter (any such amount, such Rollover Holder’s “Rollover Amount” and such redeemed Company Seller Units, collectively, the “Rollover Units”) in exchange for the Company Interests held by Company Seller that would be distributed in respect of such Company Seller Units in a hypothetical liquidation of Company Seller (based on a valuation of Company Seller equal to the Closing Date Amount) in accordance with Section 7.01 of Company Seller LLC Agreement (the “Rollover Holder Redemption”); (b) immediately following receipt of such Company Interests, each Rollover Holder will contribute all of the Company Interests held by such Rollover Holder (after giving effect to the Rollover Holder Redemption) to Management Holdco in exchange for the Equity Interests in Management Holdco with a value equal to such Company Interests contributed by such Rollover Holder (collectively, the “Management Rollover”) and (c) immediately following receipt of such Company Interests, Management Holdco shall contribute all such Company Interests to Purchaser Parent in exchange

3 for such number of Equity Interests in the Purchaser Parent with a value equal to such Company Interests contributed by Management Holdco (the “Management Holdco Contribution”); WHEREAS, promptly following the Blocker Seller Redemption and substantially concurrently with the Management Rollover, but in each case contingent on the consummation of the other Transactions, (a) Company Seller desires to redeem, and Blocker desires to sell to Company Seller, the Blocker Company Seller Units (the “Redeemed Blocker Company Seller Units”), in exchange for the Company Interests held by Company Seller that would be distributed in respect of such Blocker Company Seller Units in a hypothetical liquidation of Company Seller (based on a valuation of Company Seller equal to the Closing Date Amount) in accordance with Section 7.01 of the Company Seller LLC Agreement (such Company Interests, the “Blocker Redemption Company Interests”, and such redemption, the “Blocker Redemption” and, together with the Rollover Holder Redemption, the “Closing Date Redemptions”); (b) Blocker Seller desires to contribute to Blocker Purchaser, and Blocker Purchaser desires to accept from Blocker Seller, a number of Blocker Shares having an aggregate value equal to $250,000,000 (the “Blocker Rollover Amount” and such number of Blocker Shares, the “Rollover Blocker Interests”) based on the Per Unit Closing Date Amount corresponding to the Company Interests held by Blocker, in exchange for limited partnership interests in Blocker Purchaser (the “Blocker Purchaser Interests”) having an aggregate value equal to the Blocker Rollover Amount (the “Blocker Seller Rollover”); and (c) Blocker Purchaser desires to purchase from Blocker Seller, and Blocker Seller desires to sell to Blocker Purchaser, all of the Blocker Shares (other than the Blocker Redeemed Shares and the Rollover Blocker Interests) (such purchased Blocker Shares, the “Purchased Blocker Interests”, and together with the Purchased Company Interests, the “Securities”, and such purchase and sale, the “Blocker Purchase”); WHEREAS, immediately following the Management Rollover, the Company Interests Purchase, the Blocker Seller Rollover and the Blocker Purchase, but in each case subject to the substantially concurrent consummation of the other Transactions, (a) Blocker shall contribute all Company Interests held by Blocker (after giving effect to the Blocker Redemption) to Purchaser Parent in exchange for such number of Equity Interests in Purchaser Parent with a value equal to such Company Interests contributed by Blocker (the “Blocker Contribution”) and (b) Purchaser Parent shall contribute all of the Company Interests to Purchaser (collectively with the Management Holdco Contribution and the Blocker Contribution, the “Purchaser Contributions”), in each case, pursuant to a customary contribution agreement in a form reasonably acceptable to Purchaser and the Sellers’ Representative and subject to the terms of this Agreement and the A&R Purchaser Parent LLC Agreement (the “Purchaser Contribution Agreement”); WHEREAS, promptly following the Blocker Redemption, as defined below, and substantially concurrently with the Management Rollover, but in each case contingent on the consummation of the other Transactions, Purchaser desires to purchase from Company Seller, and Company Seller desires to sell to the Purchaser, all of the Company Interests held by Company Seller (the “Purchased Company Interests”, and such purchase and sale, the “Company Interests Purchase”); WHEREAS, concurrently with the execution of this Agreement, and as material condition and inducement to the Purchaser Parties willingness to enter into this Agreement, to perform their obligations hereunder and to consummate the Transactions, White Mountains

4 Insurance Group, Ltd. duly executed and delivered to Purchasers restrictive covenant agreements, dated as of the date hereof, that will be effective upon the Closing and certain Other Indirect Equityholders shall execute and deliver to Purchasers restrictive covenant agreements at the Closing (collectively, the “Restrictive Covenant Agreements”); WHEREAS, concurrently with the execution and delivery of this Agreement, John Chu is entering into an employment agreement with the Company in a form mutually agreed upon by Purchasers and the Company; and WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Sellers’ and the Company’s willingness to enter into this Agreement, Purchasers have delivered to the Company (i) an executed Equity Commitment Letter of the Guarantors (as defined therein) to provide, subject to the terms and conditions therein in connection with the Closing, cash in the aggregate amount set forth therein, and (ii) a limited guarantee of the Guarantors (such limited guarantee, the “Limited Guarantee”), pursuant to which the Guarantors have agreed to guarantee Purchasers’ obligation to pay the Purchaser Termination Fee and the Collection Costs, and certain of Purchasers’ and their Affiliates’ other obligations arising under this Agreement, subject to the terms and conditions set forth in the Limited Guarantee. Accordingly, the parties hereby agree as follows: ARTICLE I Purchase and Sale; Closing SECTION 1.01. Purchase and Sale. (a) On the terms and subject to the conditions of this Agreement the parties hereto shall consummate the following actions in the following order: (i) Immediately prior to the Closing on the Closing Date: (a) Merger Sub shall borrow the Debt Financing and receive the Net Financing Proceeds; (b) upon the terms conditions set forth in this Agreement and the ALLCA, at the Effective Time, Merger Sub and the Company shall effect the Merger. (c) immediately following the Merger, the Surviving Company shall use a portion of the Net Financing Proceeds to pay, or cause to be paid, in full all of the Repaid Indebtedness to the persons set forth in the Payoff Letter delivered to Purchasers pursuant to Section 1.06(a)(ii); (d) the Surviving Company shall use the remaining portion of the Net Financing Proceeds (after making the payment set forth in the foregoing clause (C)) plus any cash available on the balance sheet of the Target Companies (i) to pay, or cause to be paid, all or a portion of the Transaction Expenses and certain other Indebtedness as determined by the Surviving Company (which amounts that are treated as wages for

5 income Tax purposes may be paid through the Company’s or an applicable subsidiary’s payroll system (or other applicable payment processing system) on or reasonably promptly after the Closing Date, and such cash amount shall not be distributed in the Company Net Financing Distribution), and (ii) effect the Company Net Financing Distribution; (e) following the Company Net Financing Distribution, Company Seller shall distribute and pay to Blocker and the Paying Agent (on behalf of each Other Indirect Equityholder, and which shall be distributed by Company Seller to the Other Indirect Equityholders in accordance with wire instructions provided to the Paying Agent by Company Seller) an amount of cash equal to their respective Company Seller Net Financing Distribution Amounts, in each case, in consummation of the Company Seller Net Financing Distribution; (f) following the consummation of the Company Seller Net Financing Distribution, Blocker Seller shall sell, transfer and deliver to Blocker, and Blocker shall repurchase, redeem and accept from Blocker Seller, all of Blocker Seller’s rights, title and interest in the Blocker Redeemed Shares, free and clear of all Liens (other than Permitted Equity Liens), and Blocker shall pay to Blocker Seller, and Blocker Seller shall accept, an amount of cash equal to Blocker’s Company Seller Net Financing Distribution Amount together with any other cash then held by the Blocker, in consummation of the Blocker Seller Redemption; (g) following the Blocker Seller Redemption, the Company, Company Seller, and the Rollover Holders shall consummate the Rollover Holder Redemption in accordance with the Redemption and Rollover Agreement; and (h) substantially concurrently with the Closing, following the Rollover Holder Redemption, each Rollover Holder and Management Holdco shall consummate the Management Rollover in accordance with the Redemption and Rollover Agreement. (ii) At the Closing: (a) in consummation of the Blocker Redemption, Blocker shall sell, transfer and deliver to Company Seller, and Company Seller shall repurchase, redeem and accept from Blocker, all of Blocker’s rights, title and interest in the Redeemed Blocker Company Seller Units, free and clear of all Liens (other than Permitted Equity Liens), and Company Seller shall distribute, transfer and deliver to Blocker, and Blocker shall acquire and accept, all of Company Seller’s rights title and interests in the Blocker Redemption Company Interests, free and clear of all Liens (other than Permitted Equity Liens); (b) in consummation of the Blocker Seller Rollover, (i) Blocker Seller shall contribute, transfer and deliver to Blocker Purchaser, and Blocker Purchaser shall acquire and accept from Blocker Seller, all of Blocker Seller’s rights, title and interest in the Rollover Blocker Interests, free and clear of all Liens (other than Permitted Equity Liens), and Blocker Purchaser shall issue, transfer and deliver to Blocker Seller, and Blocker shall subscribe for, acquire and accept, the Blocker Purchaser Interests, free and clear of all Liens (other than Permitted Equity Liens), and (ii) Blocker Purchaser, Blocker

6 Seller and CVC Blocker, as general partner of Blocker Purchaser, shall enter into an amended and restated limited partnership agreement of Blocker Purchaser having the terms set forth on Exhibit C hereto (the “A&R Blocker Purchaser LP Agreement”); (c) in consummation of the Company Interests Purchase, Company Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Company Seller, all of Company Seller’s rights, title and interest in the Purchased Company Interests, free and clear of all Liens (other than Permitted Equity Liens), and Purchaser, shall pay, or cause to be paid, and Company Seller shall accept, the portion of the payments required to be made pursuant to Section 1.03(a) in respect of the Purchased Company Interests; (d) in consummation of the Blocker Purchase, Blocker Seller shall sell, transfer and deliver to Blocker Purchaser, and Blocker Purchaser shall purchase, acquire and accept from Blocker Seller all of Blocker Seller’s rights, title and interest in the Purchased Blocker Interests, free and clear of all Liens (other than Permitted Equity Liens) and Blocker Purchaser, shall pay, or cause to be paid, and Blocker Seller shall accept, the portion of the payments required to be made pursuant to Section 1.03(a) in respect of the Purchased Blocker Interests; and (e) immediately following the Management Rollover, the Blocker Seller Rollover, the Company Interests Purchase and the Blocker Purchase, (i) Blocker, Management Holdco, Purchaser Parent and Purchaser shall consummate the Purchaser Contributions pursuant to the Purchaser Contribution Agreement and (ii) Blocker, Management Holdco, Purchaser Parent and CVC Blocker shall enter into the A&R Purchaser Parent LLC Agreement in the form attached hereto as Exhibit B (the “A&R Purchaser Parent LLC Agreement”). (b) The Merger shall be subject to the terms and conditions set forth below: (i) Effective Time. Subject to the provisions of this Agreement, immediately prior to the Closing, the Parties cause a properly executed statement of merger (the “Statement of Merger”), in a form reasonably acceptable to Purchaser and the Sellers Representative, to be filed with the Secretary of State of the State of Arizona in accordance with the relevant provisions of the ALLCA and shall take all such other actions as may be required by applicable Laws to make the Merger effective. The Merger shall become effective at the time that the Statement of Merger is accepted for filing by the Secretary of State of the State of Arizona or at such later date and time as may be agreed to by the parties and specified in the Statement of Merger (such time and date being referred to herein as the “Effective Time”). Following the Effective Time and prior to the Closing, the Purchasers shall provide the Sellers’ Representative with evidence that the Merger has become effective. (ii) Effect of the Merger. The Merger shall have the effects set forth in this Agreement, the Statement of Merger and the applicable provisions of the ALLCA. As a result of the Merger, the Company shall continue as the Surviving Company and shall continue its existence under the Laws of the State of Arizona, and the separate existence of

7 Merger Sub shall cease. Without limiting the generality of the foregoing and subject thereto, by virtue of the Merger and without further act or deed, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company. (iii) Organizational Documents. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, (i) the articles of organization or formation of the Company shall be the articles of organization or formation of the Surviving Company, until duly amended or repealed in accordance with the provisions thereof and of applicable Law and (ii) the limited liability company agreement of the Surviving Company shall be restated to the same as the limited liability company agreement of the Company, until duly amended or repealed in accordance with the provisions of the certificate of formation of the Surviving Company and of applicable Law. (iv) Managers and Officers. From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company and the managers of the Company immediately prior to the Effective Time shall be the managers of the Surviving Company, in each case, to hold office in accordance with the limited liability company agreement of the Surviving Company until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the limited liability company of the Surviving Company, as the case may be. (v) Merger Conversion. At the Effective Time, by virtue of the Merger and without any action on any part of any party, each Equity Interest of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished without any consideration therefore or conversion thereof and each Company Interest in the Company shall become a Company Interest in the Surviving Company. (vi) Appraisal Rights. Company Seller hereby waives, and agree not to exercise, any rights of appraisal, rights to dissent, or any similar rights that Company Seller may have under the ALLCA or otherwise in connection with Merger. (c) The Purchase Price is payable as set forth in Section 1.03 and Section 1.04 and subject to adjustment as provided in Section 1.06. The purchase and sale of the Securities and the other transactions contemplated hereby and by the Ancillary Documents, including the transactions specified in Section 1.04, are referred to in this Agreement as the “Transactions”. SECTION 1.02. Closing. The purchase and sale of the Securities and the other transactions to be effected pursuant to Section 1.01 and Section 1.03 (the “Closing”) shall take place via electronic (including pdf or otherwise) exchange of documents at 10:00 a.m., Eastern time, on the third Business Day following the date of satisfaction (or, to the extent permitted by Law, waiver in writing by the parties entitled to the benefits thereof) of the conditions set forth in Section 9.01, or, if on such day any condition set forth in Section 9.02 or Section 9.03 has not been satisfied (or, to the extent permitted by Law, waived in writing by the parties entitled to the benefits

8 thereof), as soon as practicable after all the conditions set forth in Article IX have been satisfied (or, to the extent permitted by Law, waived in writing by the parties entitled to the benefits thereof) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), or at such other place, time and date as shall be agreed in writing between Purchaser and the Sellers’ Representative; provided that, notwithstanding anything to the contrary in this Agreement, unless Purchaser otherwise notifies the Sellers’ Representative in writing, the Closing will not occur prior to the first Business Day falling on the later of (i) 60 days after the date of this Agreement and (ii) December 1, 2025 (and in any event, subject to the satisfaction or waiver of all conditions contained in Article IX). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. SECTION 1.03. Transactions to be Effected at the Closing. (a) At or prior to the Closing, the following payments and amounts shall be paid: (i) by Blocker Purchaser to Blocker Seller, an amount equal to the difference of (A) Blocker Seller’s Closing Date Seller Amount minus (B) Blocker’s Company Seller Net Financing Distribution Amount; (ii) by Purchaser to the Paying Agent, on behalf of Company Seller, the difference of (A) Company Seller’s Closing Date Seller Amount minus (B) the aggregate sum of the Other Indirect Equityholders’ Company Seller Net Financing Distribution Amounts (which shall be distributed by Company Seller to the Other Indirect Equityholders in accordance with wire instructions provided to the Paying Agent by Company Seller), plus all fees and expenses due under the Paying Agent Agreement as of the Closing; (iii) by Purchaser (or the Surviving Company) pursuant to Section 1.01(a)(i)(d) to the persons set forth in the Payoff Letters delivered to Purchaser pursuant to Section 1.06(a)(ii), in the amount or amounts as set forth in the Payoff Letters; (iv) by Purchaser (or the Surviving Company pursuant to Section 1.01(a)(i)(e)) on behalf of the Target Companies, the aggregate amount of Transaction Expenses, if any, pursuant to the written direction of the Sellers’ Representative and (to the extent applicable) in accordance with the invoices of the applicable payees, in each case, delivered to Purchaser pursuant to Section 1.06(a)(iii), which for any amounts of such Transaction Expenses that are treated as wages for income Tax purposes shall be paid to the Company or its applicable subsidiary, which shall pay such amounts, less any applicable withholding Taxes, to each person to whom such Transaction Expenses are to be paid through the Company’s or such applicable subsidiary’s payroll system (or other applicable payment processing system) on or reasonably promptly after the Closing Date (but in any event no less than three Business Days after the Closing Date); (v) by Purchaser to the Escrow Agent, by wire transfer to the bank account of the Escrow Agent (the “Escrow Account”), an amount equal to $5,000,000 (the “Escrow Amount”), which amount shall be held by the Escrow Agent in a non-interest bearing

9 escrow fund (the “Escrow Fund”), subject to the terms of the Escrow Agreement and this Agreement, plus all fees and expenses due under the Escrow Agreement as of the Closing; and (vi) by Purchaser to the Sellers’ Representative, an amount equal to $500,000 (the “Representative Reimbursement Fund Amount”), to be held and disbursed in accordance with Section 12.15. (b) At or prior to the Closing, Blocker Purchaser, Purchaser or the Purchaser Parties, as applicable, shall deliver or cause to be delivered to the Sellers’ Representative: (i) a counterpart to the Escrow Agreement, duly executed by Purchaser; (ii) a counterpart to the Sixth A&R Company LLC Agreement, duly executed by Purchaser; (iii) counterparts to the A&R Purchaser Parent LLC Agreement, duly executed by the Purchaser Parent, Management Holdco and CVC Blocker; (iv) counterparts to the A&R Blocker Purchaser LP Agreement, duly executed by Blocker Purchaser and Miramar Aggregator GP, LLC, as the general partner of Blocker Purchaser; (v) a certificate, duly executed by an authorized officer of each Purchaser Party in his or her capacity as such, dated as of the Closing Date, stating that the conditions specified in Section 9.03(a) and Section 9.03(b) have been satisfied; (vi) a counterpart to Management Holdco’s amended and restated limited liability company agreement, which will be in such form as mutually agreed between Purchaser and Sellers’ Representative (the “A&R Management Holdco LLC Agreement”), duly executed by CVC Blocker, Inc. (“CVC Blocker”) as its managing member; and (vii) counterparts to the Purchaser Contribution Agreement, duly executed by Blocker Purchaser, Purchaser Parent and Purchaser; (c) At or prior to the Closing, Company Seller and the Sellers’ Representative shall deliver, or cause to be delivered, to the Purchaser Parties: (i) a counterpart to the Purchaser Contribution Agreement, duly executed by Blocker; (ii) a counterpart to the Escrow Agreement, duly executed by the Sellers’ Representative and the Escrow Agent; (iii) a certificate, duly executed by an authorized officer of Blocker Seller in his or her capacity as such, dated as of the Closing Date, stating that the conditions specified in Section 9.02(a) and Section 9.02(d) (in each case, solely with respect to Blocker Seller) have been satisfied;

10 (iv) certificate, duly executed by an authorized officer of Company Seller in his or her capacity as such, dated as of the Closing Date, stating that the conditions specified in Section 9.02(a) and Section 9.02(d) (in each case, solely with respect to Company Seller) have been satisfied; (v) a certificate, duly executed by an authorized officer of Blocker in his or her capacity as such, dated as of the Closing Date, stating that the conditions specified in Section 9.02(b) and Section 9.02(e) have been satisfied; (vi) a certificate, duly executed by an authorized officer of the Company in his or her capacity as such, dated as of the Closing Date, stating that the conditions specified in Section 9.02(c), Section 9.02(f) and Section 9.02(g) have been satisfied; (vii) a certificate, duly executed by Blocker, that states that interests in Blocker are not “United States real property interests” within the meaning of Section 897 of the Code and otherwise satisfies the requirements of U.S. Treasury Regulation Section 1.1445- 2(c)(3) and Section 1.897-2(h), together with a notice addressed to the Internal Revenue Service, duly executed by Blocker, that satisfies the requirements of U.S. Treasury Regulation Section 1.897-2(h); (viii) a certificate, duly executed by Company Seller, that satisfies the requirements of U.S. Treasury Regulation Section 1.1445-11T(d)(2); (ix) completed IRS Forms W-9, duly executed by Company Seller and each Other Indirect Equityholder, and a completed applicable IRS Form W-8, duly executed by Blocker Seller; (x) at least one Business Day prior to the Closing Date, duly executed copies of the Payoff Letter; (xi) a counterpart to the A&R Purchaser Parent LLC Agreement, duly executed by Blocker; (xii) a counterpart to the A&R Blocker Purchaser LP Agreement, duly executed by Blocker Seller; and (xiii) (A) a customary instrument of transfer for (1) the Blocker Redeemed Shares to be transferred by Blocker Seller to Blocker, (2) the Redeemed Blocker Company Seller Units to be transferred by Blocker to Company Seller, (3), the Rollover Blocker Interests to be transferred by Blocker Seller to Blocker Purchaser, (4) the Company Interests to be transferred by Company Seller to Purchaser and (5) the Purchased Blocker Interests to be transferred by Blocker Seller to Blocker Purchaser, and (B) certificates representing (1) the Rollover Blocker Interests and (2) the Purchased Blocker Interests, in each case, duly endorsed in blank or accompanied by an irrevocable stock power or other applicable instrument of transfer in customary form duly executed by Blocker Seller, in blank form or in favor of Blocker Purchaser, in each case, in form and substance reasonably satisfactory to Blocker Purchaser; and

11 (xiv) a counterpart to the A&R Management Holdco LLC Agreement, executed by each Rollover Holder (including a counterpart to the spousal consent contained therein, as applicable). (d) All payments hereunder shall be made by wire transfer of immediately available funds in United States dollars to such account as may be designated to the payor by or on behalf of the payee in writing at least three Business Days prior to the applicable payment date. (e) Notwithstanding anything to the contrary in this Agreement or any investigation or examination conducted, or any knowledge possessed or acquired, by or on behalf of Purchasers or any of their Affiliates, it is expressly acknowledged and agreed that Purchasers or any of their Affiliates shall be entitled to rely on the information set forth in any Payment Spreadsheet delivered by the Sellers’ Representative; provided that such reliance shall not limit or otherwise affect each Purchaser’s obligations under this Agreement and nothing contained in any Payment Spreadsheet shall relieve Blocker Purchaser and Purchaser of such obligations or limit their liability for failure to make payments in accordance with this Agreement; provided, further, that, notwithstanding anything to the contrary in the foregoing, in no event shall the Purchaser Parties or any of their Affiliates have any liability to any person in connection with any claims specifically relating to any alleged inaccuracy or miscalculations in, or otherwise relating to, the preparation of any Payment Spreadsheet (including the allocation among the Sellers and the Other Indirect Equityholders set forth therein) or any payments made by any other person in accordance therewith, including Company Seller and Blocker to effect, the Company Seller Net Financing Distribution and the Blocker Seller Redemption. SECTION 1.04. Rollover. (a) In the event that, following the date of this Agreement, any Other Indirect Equityholders enter into a Redemption and Rollover Agreement prior to the Closing Date (each such Other Indirect Equityholder a “New Rollover Holder”), then (i) the Aggregate Rollover Amount shall be increased by such New Rollover Holder’s Rollover Amount (any such amount, the “Additional Rollover Amount”) and the Closing Date Seller Amount shall be reduced on a dollar-for-dollar basis by the amount that would have been paid at Closing to such New Rollover Holder in respect of its Rollover Units and (ii) any such New Rollover Holder shall be considered a Rollover Holder for all purposes of this Agreement. (b) Notwithstanding the Management Rollover or the Blocker Seller Rollover, Blocker Seller, in respect of the Company Seller Units corresponding to the Rollover Blocker Interests as of immediately prior to the Closing (without giving effect to the Closing Date Redemptions), and each Rollover Holder, in respect of its Rollover Units, shall be entitled to receive an amount, without interest, in cash equal to Blocker Seller’s and such Rollover Holder’s respective applicable portions of any payments made to the Sellers following the Closing, including pursuant to Section 1.06, as set forth in and in accordance with the Payment Spreadsheet. (c) Notwithstanding anything to the contrary in this Agreement or in any Ancillary Document (including the Redemption and Rollover Agreement), within three Business Days of the reasonable determination of the Sellers’ Representative that the consummation of the Management Rollover would, or is reasonably expected to, result in the transfer to Management Holdco of Company Interests having an aggregate value less than the aggregate sum of the Rollover Amounts based on the Per Unit Closing Date Amount (the aggregate value of such

12 Company Interests, the “Insufficient Rollover Amount”), Blocker Seller or John Chu, shall increase the Blocker Rollover Amount or John Chu’s Rollover Amount by an aggregate amount equal to the difference of (i) the Aggregate Rollover Amount, minus (ii) the Insufficient Rollover Amount, and the parties hereto agree to reasonably cooperate and make any amendments or modifications to this Agreement or the Redemption and Rollover Agreements that are necessary to effect such increase. Notwithstanding the foregoing, nothing set forth in this Section 1.04, including any increase by Blocker Seller of the Blocker Rollover Amount or John Chu of his Rollover Amount shall be deemed to be a (i) waiver, amendment or release of any rights of Purchasers under this Agreement, any Ancillary Agreement, the Equity Commitment Letter or the Limited Guarantee, or (ii) cure, waiver or release of any liabilities or breaches of the Sellers or any Rollover Holder under this Agreement, any Redemption and Rollover Agreement, the Ancillary Documents, the Equity Commitment Letter or Limited Guarantee, that may occur, or result from any actions taken pursuant to this Section 1.04(c), provided that, if the Rollover Holder Redemptions, the Management Rollovers and the Management Holdco Contribution with respect to the Aggregate Rollover Amount as of the date hereof are consummated pursuant to the terms of this Agreement, any failure by any Rollover Holder to consummate its Rollover Holder Redemption, Management Rollover or Management Holdco Contribution with respect to its Rollover Amount shall not result in the failure of any conditions set forth in Section 9.02 to be satisfied; provided, further, that, if any New Rollover Holder’s Rollover Holder Redemption, Management Rollover or Management Holdco Contribution is not consummated pursuant to the terms of this Agreement, (x) such failure to consummate such transactions shall not result in the failure of any conditions set forth in Section 9.02 to be satisfied and (y) the Closing and the consummation of the other Transactions shall occur pursuant to the terms hereof. SECTION 1.05. Withholding Taxes. Purchasers, Sellers, Blocker, the Company, the Escrow Agent, the Paying Agent and their respective Affiliates shall be entitled to deduct and withhold or cause to be deducted and withheld from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Law with respect to Taxes; provided that if any such person determines that it is required to deduct and withhold any amount in respect of the Purchase Price (including the Closing Date Amount and the Net Adjustment Amount, but excluding any backup withholding, withholding on compensation to employees or withholding resulting from any failure to furnish the documentation referred to in Section 1.03(c)(vii)-(ix)), it shall notify the Sellers’ Representative at least five Business Days prior to the Closing. Purchasers and the Sellers’ Representative shall use reasonable best efforts to eliminate or reduce any deduction or withholding. To the extent that any amounts are deducted and withheld and paid to the applicable Governmental Entity, such amounts will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. SECTION 1.06. Purchase Price Adjustment. (a) Not less than three Business Days prior to the anticipated Closing Date, the Sellers’ Representative shall deliver or cause to be delivered to Purchasers: (i) (A) a written statement (the “Preliminary Statement”) setting forth (1) the Sellers’ Representative’s good faith estimates of (I) Closing Cash (“Estimated Cash”), (II) Closing Captive Surplus (“Estimated Captive Surplus”), (III) Closing Indebtedness (“Estimated Indebtedness”), (IV) Closing Working Capital (“Estimated Working Capital”)

13 and (V) Closing Transaction Expenses, to the extent not expected to be paid prior to the Closing (“Estimated Transaction Expenses”), together with reasonable supporting detail, and (2) based on such amounts, Sellers’ Representative’s calculation of (I) the Aggregate Rollover Amount and (II) the Closing Date Amount, in each case calculated in a manner consistent with the terms of this Agreement and, to the extent applicable, the Accounting Principles, and (B) a Payment Spreadsheet; and (ii) a payoff letter (the “Payoff Letter”) in respect of any Indebtedness set forth on Section 1.06(a)(ii) of the Disclosure Letter (drafts of which will be provided to Purchaser no later than three Business Days prior to the Closing Date), which shall provide that, upon the making of the payments specified therein (the obligations to which such payments relate are collectively referred to as the “Repaid Indebtedness”), (A) all guarantees created pursuant to the definitive documents relating to such Indebtedness and all Liens securing such Indebtedness shall be terminated and released and (B) the Company and its subsidiaries shall be released from all obligations with respect to such Indebtedness (other than customary obligations that, pursuant to the terms of the applicable Indebtedness, expressly survive the termination thereof); and (iii) written instructions relating to the payment of the Closing Transaction Expenses and, in the case of material amounts covered by clause (A) of the definition of Transaction Expenses, true and correct copies of all applicable invoices relating thereto. Following the delivery of the Preliminary Statement, the Sellers’ Representative shall, and shall cause the Target Companies and their respective Representatives who participated in the preparation of the Preliminary Statement to, (i) reasonably cooperate with Purchasers and their Representatives in connection with their review of the Preliminary Statement and (ii) provide reasonable supporting documentation (in each case, subject to attorney-client privilege, confidentiality obligations and applicable Law). The Sellers’ Representative shall consider in good faith any comments Purchasers may have on the Preliminary Statement and the calculations contained therein; provided that such review and comment by any Purchaser shall not delay the Closing and if there is any dispute over the Preliminary Statement, the Preliminary Statement delivered by the Sellers’ Representatives shall govern. If the Sellers’ Representative agrees to make any modification to the Preliminary Statement requested by Purchaser, then the Preliminary Statement as so modified shall be deemed to be the Preliminary Statement for all purposes under this Agreement. (b) Within 75 days after the Closing Date, Purchasers shall prepare and deliver to the Sellers’ Representative a written statement (the “Statement”), setting forth Purchasers’ good faith calculation of (i) Cash as of the Measurement Time, (“Closing Cash”), (ii) Closing Captive Surplus as of the Measurement Time (“Closing Captive Surplus”), (iii) Indebtedness as of immediately prior to the Closing on the Closing Date (but without giving effect to the repayment of any Indebtedness pursuant to the Payoff Letters) (“Closing Indebtedness”), (iv) Working Capital as of the Measurement Time (“Closing Working Capital”), (v) Transaction Expenses, to the extent not paid prior to the Closing (“Closing Transaction Expenses”) and (vi) based on such amounts, the Net Adjustment Amount, and each component of the foregoing together with reasonable supporting detail of each such component. The Statement shall be prepared in accordance with the definitions set forth in this Agreement. If the Purchasers fail to provide the

14 Statement to the Sellers’ Representative within such 75-day period, then the Preliminary Statement shall be deemed to be the Statement, and shall be treated as having been delivered by Purchasers as the Statement on the last day of such 75-day period, and the other provisions of this Article I shall apply, including the Sellers’ Representative’s right to deliver a Notice of Disagreement with respect thereto. (c) During the 45-day period following the Sellers’ Representative’s receipt (or deemed receipt) of the Statement (the “Review Period”), the Sellers’ Representative and its accountants and advisors shall be permitted reasonable access to review Blocker’s, the Company’s and its subsidiaries’ books and records and working papers relating to the Statement. The Statement shall become final, conclusive and binding on the parties upon the completion of the Review Period, unless the Sellers’ Representative gives written notice of its disagreement with the Statement (a “Notice of Disagreement”) to Purchasers on or prior to such date. Any Notice of Disagreement shall specify in reasonable detail the disputed items and amounts (each such item, an “Objection Dispute”), the nature of any disagreement so asserted and the Sellers’ Representative’s calculation (in accordance with the Accounting Principles) of such Objection Disputes. If a Notice of Disagreement is given by the Sellers’ Representative in a timely manner, then the Statement (as revised in accordance with this Section 1.06) shall become final, conclusive and binding on the parties upon the earlier of (i) the date the Sellers’ Representative and Purchaser resolve in writing all differences they have with respect to any Objection Disputes and (ii) the date the Accounting Firm makes its determination with respect to all unresolved Objection Disputes (each, an “Unresolved Objection Dispute”); provided that, for the avoidance of doubt, any item or amount of the delivered Statement that is not an Objection Dispute (including each component of the foregoing that is irrelevant to the calculation of an Objection Dispute) shall be deemed to be final, conclusive and binding on the parties upon the earlier of (x) the delivery of a Notice of Disagreement and (y) the expiration of the Review Period. During the 45-day period following the delivery of a Notice of Disagreement, the Sellers’ Representative and Purchaser shall seek in good faith to resolve in writing any Objection Disputes that they may have with respect to the Statement and agree on a final and binding determination of such Objection Disputes, and all such discussions related thereto will (unless otherwise agreed in writing by the Sellers’ Representative and Purchaser) be governed by Rule 408 of the Federal Rules of Evidence (as in effect as of the date of this Agreement) and any applicable similar state rule. At the end of such 45-day period, if no agreement on such Objection Disputes has been reached, the Sellers’ Representative and Purchaser shall submit in writing their positions with respect to the Unresolved Objection Disputes to an internationally recognized independent accounting firm (the “Accounting Firm”) to review the Unresolved Objection Disputes. The Sellers’ Representative and Purchaser shall jointly retain and jointly instruct the Accounting Firm that it (1) subject to the limitations of this Section 1.06(c), shall act as an accounting expert and not an arbitrator, (2) shall review only the Unresolved Objection Disputes, (3) shall make its determination in accordance with the requirements of this Section 1.06 and based solely on the written submissions of the Sellers’ Representative and Purchaser and their respective accountants and advisors (which submissions shall be sent to the Sellers’ Representative and Purchaser simultaneously when sent to the Accounting Firm), and not by independent review, (4) shall, with respect to the Unresolved Objection Disputes set forth in such submissions, assign a value to each such Unresolved Objection Dispute that is equal to either (A) the value of such Unresolved Objection Dispute as set forth in Purchaser’s written submission to the Accounting Firm or (B) the value of such Unresolved Objection Dispute as set forth in the Sellers’ Representative’s written submission to the Accounting Firm and (5) shall render its written

15 decision as promptly as practicable, but in no event later than 30 days after its engagement. The scope of the disputes to be resolved by the Accounting Firm shall not involve any legal judgment and shall be limited to whether there were mathematical errors in the Statement and whether the calculation of the Closing Cash, Closing Captive Surplus, Closing Indebtedness, Closing Working Capital, Closing Transaction Expenses or the Net Adjustment Amount, as applicable, was done in accordance with the definitions thereof, the Accounting Principles and this Section 1.06, and the Accounting Firm is not authorized or permitted to make any other determination, including any determination as to whether the Target Working Capital is correct. Any disputes regarding the scope of disputes to be resolved by the Accounting Firm pursuant to this Section 1.06 shall not be resolved by the Accounting Firm but rather shall be resolved in accordance with Section 12.09. Without limiting the generality of the foregoing, the Accounting Firm is not authorized or permitted to make any determination as to the accuracy of any representation or warranty in this Agreement or as to compliance by Sellers with any of their respective covenants in this Agreement (other than in this Section 1.06). The written determination of the Accounting Firm shall be final, conclusive and binding on Sellers, the Sellers’ Representative, the Company and Purchasers in the absence of manifest error (and in the event of manifest error, the determination shall be referred to the Accounting Firm for correction). Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The Accounting Firm’s determination shall be accompanied by a certificate of the Accounting Firm that it reached its decision in accordance with the provisions of this Section 1.06(c). The fees and expenses of the Accounting Firm pursuant to this Section 1.06 shall be borne by Purchasers, on the one hand, and Sellers, on the other hand, in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time its determination on the merits of the matters submitted is rendered. For example, if the Sellers’ Representative claims Closing Working Capital is $1,000 greater than the amount determined by Purchasers, and Purchasers contests only $500 of the amount claimed by the Sellers’ Representative, and if the Accounting Firm ultimately resolves the dispute by awarding the Sellers’ Representative (for the benefit of Sellers) $300 of the $500 contested, then the costs and expenses of arbitration shall be allocated 60% (i.e., 300 ÷ 500) to Purchaser and 40% (i.e., 200 ÷ 500) to the Sellers’ Representative (to be borne by Sellers). The fees and disbursements of the Sellers’ Representative incurred in connection with its review of the Statement, its preparation of any Notice of Disagreement and its preparation of any written submissions to the Accounting Firm shall be borne by Sellers in proportion to their respective Allocation Percentages, and the fees and disbursements of Purchasers incurred in connection with its preparation of the Statement, its review of any Notice of Disagreement and its preparation of any written submissions to the Accounting Firm shall be borne by Purchasers. (d) Net Adjustment Amount. (i) If the Net Adjustment Amount is positive, (A) Purchaser shall, within five Business Days after the Statement becomes final, conclusive and binding on the parties, pay or cause to be paid, by wire transfer in immediately available funds, an amount equal to the lesser of (x) the quantum of the Escrow Amount and (y) the absolute value of the Net Adjustment Amount to the Sellers as follows: (1) to Blocker Seller, Blocker Seller’s Additional Seller Amount of such lesser amount, and (2) to the Paying Agent, on behalf of Company Seller, for further distribution in cash by Company Seller to the Other Indirect Equityholders, the remainder of such lesser amount and (B) the Sellers’ Representative and

16 Purchaser shall jointly instruct the Escrow Agent for the immediate disbursement (1) to Blocker Seller, an amount of the Escrow Funds equal to Blocker Seller’s Additional Seller Amount of the Escrow Funds and (2) to the Paying Agent, on behalf of Company Seller, the remaining Escrow Funds to Company Seller for further distribution in cash by Company Seller to the Other Indirect Equityholders. For the avoidance of doubt, the Purchaser Parties shall not be obligated to pay to Sellers, pursuant to this Section 1.06(d)(i), any amounts in excess of the lesser of the Net Adjustment Amount and the quantum of the Escrow Amount. (ii) If the Net Adjustment Amount is negative, the Sellers’ Representative, on behalf of the Sellers, and Purchaser shall, within five Business Days after the Statement becomes final, conclusive and binding on the parties, jointly instruct the Escrow Agent to (A) pay to Purchasers from the funds in the Escrow Account an amount equal to the lesser of (1) the absolute value of the Net Adjustment Amount and (2) the Escrow Amount, and (B) if any portion of the Escrow Funds remain in the Escrow Account after delivery of payment to Purchasers pursuant to Section 1.06(d)(ii)(A), immediately disburse (1) to Blocker Seller, an amount of the Escrow Funds equal to Blocker Seller’s Additional Seller Amount and (2) to the Paying Agent, the remaining funds in the Escrow Account for further disbursement by Company Seller to the Other Indirect Equityholders in accordance with their respective Additional Seller Amounts. For the avoidance of doubt, Purchaser’s sole and exclusive recourse with respect to any amounts determined pursuant to this Section 1.06, or any claims arising out of the foregoing, shall not exceed, in the aggregate, the Escrow Amount and shall only be payable out of the Escrow Account. (iii) If the Net Adjustment Amount is zero, the Sellers’ Representative, on behalf of the Sellers, and Purchaser shall jointly instruct the Escrow Agent to immediately disburse (A) to Blocker Seller, an amount of the funds in the Escrow Account equal to Blocker Seller’s Additional Seller Amount and (B) to the Paying Agent, the remaining funds in the Escrow Account for further disbursement by Company Seller to the Other Indirect Equityholders in accordance with their respective Additional Seller Amounts. (e) During the period of time from and after the delivery of the Statement through the resolution of any adjustment to the Purchase Price contemplated by this Section 1.06, Purchaser shall afford, and shall cause the Company and its subsidiaries to afford, to the Sellers’ Representative and any Representative retained by the Sellers’ Representative in connection with any adjustment to the Purchase Price contemplated by this Section 1.06 reasonable access during normal business hours to the properties, books, contracts, personnel and records of the Company and its subsidiaries necessary for finalizing the adjustment contemplated by this Section 1.06; provided that any such access and activities shall be conducted subject to attorney-client privilege, confidentiality obligations and any restrictions under applicable Law (including Privacy Laws) and in a manner not to unreasonably interfere with the business or operations of the Target Companies. SECTION 1.07. Escrow Agreement. On the Closing Date, Purchaser and the Sellers’ Representative (on behalf of the Sellers) shall enter into a customary escrow agreement in a form reasonably acceptable to Purchaser and the Sellers’ Representative (the “Escrow Agreement”) with a nationally recognized bank or trust company selected by the Sellers’

17 Representative (or one of its Affiliates) and Purchasers to act as escrow agent (the “Escrow Agent”) hereunder. All fees and expenses of the Escrow Agent shall be paid directly by Purchaser; provided that 50% of such fees and expenses shall be deemed to be Transaction Expenses. SECTION 1.08. Paying Agent. On the Closing Date, Paying Agent, Company Seller and the Sellers’ Representative shall enter into a customary Paying Agent Agreement in a form reasonably acceptable to Purchaser and the Sellers’ Representative (the “Paying Agent Agreement”), pursuant to which the Paying Agent will receive any payments specified to be received by it in this Agreement and deliver such funds in accordance with the terms and conditions hereof and the terms and conditions of the Paying Agent Agreement. All fees and expenses of the Paying Agent shall be paid directly by Purchaser; provided, that 50% of such fees and expenses shall be deemed to be Transaction Expenses; provided, that, notwithstanding anything to the contrary in the foregoing, in no event shall the Purchaser Parties or any of their Affiliates have any liability to any person for acts or omissions of the Paying Agent in disbursing funds in accordance with the Payment Spreadsheet. ARTICLE II Representations and Warranties of Sellers Each Seller, severally and not jointly, represents and warrants to the Purchaser Parties that, except as set forth in the Disclosure Letter, as of the date hereof and as of the Closing Date: SECTION 2.01. Organization, Standing and Power. Such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all powers required and authority necessary for such Seller to own, lease or otherwise hold and operate its properties and assets and to conduct its businesses as presently conducted. Such Seller is duly qualified, licensed or registered to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties or assets make such qualification, license or registration necessary, except for such failures that, individually or in the aggregate, would not reasonably be expected to materially impair or delay the ability of such Seller to perform its obligations under this Agreement or under any Ancillary Document or to consummate the Transactions (any such material adverse effect, a “Seller Material Adverse Effect”). Such Seller has made available to the Purchaser Parties true and complete copies of the Governing Documents of such Seller. There are no pending or threatened (in writing or, to the knowledge of such Seller, orally) Actions for the dissolution, liquidation or insolvency of such Seller. SECTION 2.02. Authority; Execution and Delivery; Enforceability. Such Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Documents to which such Seller is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by such Seller of, and the performance of such Seller’s obligations under, this Agreement and such Ancillary Documents and the consummation by such Seller of the Transactions have been duly authorized by all necessary action on the part of such Seller and no other action or proceeding on the part of such Seller and no additional approvals are necessary to authorize the execution, delivery and

18 performance of this Agreement and the Ancillary Documents to which such Seller is, or is specified to be, a party and to consummate the Transactions. Such Seller has duly executed and delivered this Agreement, and will duly execute and deliver the Ancillary Documents to which such Seller is, or is specified to be, a party, and this Agreement constitutes, and the Ancillary Documents to which such Seller will be party will constitute, upon due execution and delivery by the other parties hereto or thereto, as applicable, its legal, valid and binding obligation, enforceable against it in accordance with their terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii), collectively, the “Bankruptcy and Equity Exception”). SECTION 2.03. No Conflicts; Consents. (a) The execution and delivery by such Seller of, and the performance by such Seller of its obligations under, this Agreement and the Ancillary Documents to which such Seller is, or is specified to be, a party do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, require notice under, or give rise to a right of termination, cancellation, acceleration, amendment or modification of any obligation of such Seller or to a loss of a material right or benefit to such Seller under, or result in the creation of any pledge, lien, charge, mortgage, deed of trust, lease, encumbrance, encroachment, easement, servitude, real property title defect, option, hypothecation, covenant, condition, right of first refusal, or security interest of any kind (collectively, “Liens”) (other than a Permitted Lien) upon any of the properties or assets of such Seller under, any provision of (i) the Governing Documents of such Seller (as applicable), (ii) any (written or, to the knowledge of such Seller, oral) contract, lease, license, indenture, note, bond, agreement, concession, franchise, purchase order or work order or other legally binding instrument (each, a “Contract”) to which such Seller is a party or by which any of such Seller’s properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 2.03(b) or 4.05, any Order or statute, law (including common law), ordinance, constitution, rule or regulation (“Law”) that is applicable to such Seller or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect. (b) No consent, approval, waiver, license, permit, non-objection, exemption, order or authorization (“Consent”) of, prior notice to, or registration, declaration or filing with, or Governmental Authorization from, any Federal, national, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority, commission, arbitrator, arbitral body, or instrumentality, domestic or foreign (a “Governmental Entity”) is required to be obtained or made by such Seller in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents to which such Seller is, or is specified to be, a party or the consummation of the Transactions, other than (i) compliance with and filings under applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) or in connection with the Other Required Approvals, (ii) such filings as may be required in connection with the Transfer Taxes described in Section 8.04(g) and (iii) such other items that, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

19 SECTION 2.04. The Securities and Company Seller Units. (a) Such Seller is the sole legal, record and beneficial owner of all such Seller’s Securities and has good and valid title to its Securities, free and clear of all Liens (other than Permitted Equity Liens). Such Securities are not subject to any Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Securities, other than (i) this Agreement and (ii) the Governing Documents of Blocker or the Company LLC Agreement, as applicable. (b) Solely in the case of Blocker Seller, there are no Equity Interests in Blocker other than the Blocker Shares, all of which are held of record and beneficially owned solely by Blocker Seller, and Blocker Seller has good and valid title to the Blocker Shares, free and clear of all Liens (other than Permitted Equity Liens). Other than this Agreement, the Existing Credit Agreement, the Governing Documents of Blocker and Company Seller LLC Agreement, the Blocker Shares are not subject to any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Blocker Shares. (c) Such Seller has the full power, authority and legal capacity to sell, transfer, assign and deliver the Securities to the Purchaser Parties, as provided in this Agreement. With respect to Company Seller, such Seller does not have any material assets or liabilities (including, for the avoidance of doubt, any indebtedness), other than, directly or indirectly, (a) the Company Interests and its rights and obligations under the Governing Documents of the Company, (b) its rights and obligations under this Agreement and each Ancillary Document to which Company Seller is, or is specified to be, a party, and (c) assets and liabilities incidental to the foregoing, including those relating to the maintenance of its legal existence, its ownership of the Company Interests and matters related thereto. With respect to Company Seller, such Seller does not have any employees, and such Seller has not carried on any material business or operations, other than the ownership of the Company Interests and such matters incidental thereto. Such Seller is not a party to (a) any option, warrant, call, put, right to subscribe, convertible or exchangeable rights, purchase right or other Contract or commitment (other than this Agreement) that would or would reasonably be expected to require such Seller to sell, transfer or otherwise dispose of any of its Securities (or any security convertible into, or exercisable or exchangeable for, any such Securities) or (b) any voting trust, proxy, or other Contract or understanding with respect to the voting, dividend rights or transfer of any of its Securities. SECTION 2.05. Brokers. No broker, investment banker, financial advisor or other person, other than Evercore Group L.L.C. (or one of its Affiliates), the fees and expenses of which will be paid by Sellers, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Sellers, Blocker, the Company or any of its subsidiaries. SECTION 2.06. Litigation. Since January 2, 2024 there are, and have been, no Actions pending or threatened (in writing or, to the knowledge of such Seller, orally) against such Seller that, individually or in the aggregate, would reasonably be expected to have a Seller Material Adverse Effect. Such Seller is not subject to any Order, except to the extent such Order would not reasonably be expected to have a Seller Material Adverse Effect. SECTION 2.07. No Other Representations. Notwithstanding any provision of this agreement to the contrary, except for the representations and warranties expressly made by

20 Sellers in this Article II, Blocker in Article III and the Company in Article IV and any Seller, Blocker or the Company in any Ancillary Documents or in any Closing Certificates, no Company Affiliates or any of their respective Representatives have made any representation or warranty with respect to Blocker, the Company or any of its subsidiaries, or any other person or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Purchasers or any of their Affiliates or Representatives of any documentation, forecasts, projections or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly made by Sellers in this Article II, Blocker in Article III and the Company in Article IV and any Seller, Blocker or the Company in any Ancillary Documents or in any Closing Certificates, all other representations and warranties, whether express or implied, are expressly disclaimed by the Company Affiliates. ARTICLE III Representations and Warranties of Blocker Blocker represents and warrants to the Purchaser Parties that, except as set forth in the Disclosure Letter, as of the date hereof and as of the Closing Date: SECTION 3.01. Organization, Standing and Power. Blocker is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power required and authority necessary for it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. Blocker is duly qualified, licensed or registered to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties or assets make such qualification, license or registration necessary, except for such failures that, individually or in the aggregate, would not reasonably be expected to materially impair or delay the ability of Blocker to perform its obligations under this Agreement or under any Ancillary Document or to consummate the Transactions (any such material adverse effect, a “Blocker Material Adverse Effect”). Blocker has made available to the Purchaser Parties true and complete copies of the Governing Documents of Blocker. There are no pending or threatened (in writing or, to the knowledge of Blocker, orally) Actions for the dissolution, liquidation or insolvency of Blocker. SECTION 3.02. Authority; Execution and Delivery; Enforceability. Blocker has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Documents to which Blocker is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by Blocker of, and the performance of Blocker’s obligations under, this Agreement and such Ancillary Documents to which Blocker is, or is specified to be, a party, and the consummation by Blocker of the Transactions have been duly and validly authorized by all necessary action on the part of Blocker and no other action or proceeding on the part of Blocker and no additional approvals are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents to which Blocker is, or is specified to be, a party and to consummate the Transaction. Blocker has duly executed and delivered this Agreement, and this Agreement constitutes, and the Ancillary Documents to which Blocker will be party will constitute, upon due execution and delivery by the other parties hereto or thereto, as applicable, its legal, valid and binding obligation, enforceable

21 against it in accordance with its or their terms, as applicable, subject to the Bankruptcy and Equity Exception. SECTION 3.03. No Conflicts; Consents. (a) The execution and delivery by Blocker of, and the performance by Blocker of any obligations under, this Agreement and the Ancillary Documents to which Blocker is, or is specified to be, a party do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, require notice under, or give rise to a right of termination, cancellation, acceleration, amendment or modification of any obligation of Blocker or to loss of a right or benefit to Blocker under, or result in the creation of any Liens (other than a Permitted Lien) upon any of the properties or assets of Blocker under, any provision of (i) the Governing Documents of Blocker, (ii) any Contract to which Blocker is a party or by which Blocker’s properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.03(b) or Section 4.05, any Order or Law that is applicable to Blocker or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be expected to have a Blocker Material Adverse Effect. (b) No Consent of, prior notice to, or registration, declaration or filing with, or Governmental Authorization from, any Governmental Entity is required to be obtained or made by Blocker in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents to which Blocker is, or is specified to be, a party or the consummation of the Transactions, other than (i) compliance with and such filings under applicable requirements of the HSR Act or Other Required Approvals, (ii) such filings as may be required in connection with the Transfer Taxes described in Section 8.04(g) and (iii) such other items that, individually or in the aggregate, would not reasonably be expected to have a Blocker Material Adverse Effect. SECTION 3.04. Company Seller Units and other Assets and Liabilities. Blocker is the sole legal, record and beneficial owner of the Blocker Company Seller Units and has good and valid title to the Blocker Company Seller Units, free and clear of all Liens (other than Permitted Liens). The Blocker Company Seller Units are not subject to any Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Blocker Company Seller Units, other than (i) this Agreement and (ii) the Governing Documents of Blocker or the Company Seller LLC Agreement, as applicable. Blocker does not have any assets or liabilities (including, for the avoidance of doubt, any indebtedness), other than, directly or indirectly, (a) the Blocker Company Seller Units and its rights and obligations under the Company Seller LLC Agreement, (b) Blocker’s rights and obligations under the Governing Documents of Blocker, (c) Blocker’s rights and obligations under this Agreement and each Ancillary Document to which Blocker is, or is specified to be, a party, (d) Taxes resulting from Blocker’s ownership of the Company Seller Units and (e) immaterial assets and liabilities relating to the maintenance of its legal existence, its ownership of the Blocker Company Seller Units and matters related thereto. Blocker does not have any employees, and Blocker has not carried on any business or operations, other than the ownership of the Blocker Company Seller Units and such immaterial assets, and matters related thereto. Blocker is not a party to (a) any option, warrant, call, put, right to subscribe, convertible or exchangeable rights, purchase right or other Contract or commitment (other than this Agreement and the Company Seller LLC Agreement) that would or would reasonably be expected to require Blocker to sell, transfer or otherwise dispose of any of the

22 Blocker Company Seller Units (or any security convertible into, or exercisable or exchangeable for, any such Company Seller Units) or (b) any voting trust, proxy, or other Contract or understanding with respect to the voting, dividend rights or transfer of any of the Blocker Company Seller Units. SECTION 3.05. Taxes. (a) Blocker has (i) filed, or has caused to be filed, all material Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects and (ii) paid, or has caused to be paid, all material Taxes required to be paid by it. (b) No material deficiency with respect to any Taxes has been asserted or assessed in writing against Blocker, except for any deficiency that has been fully paid, settled or withdrawn. (c) There are no Liens (other than Permitted Liens) for a material amount of Taxes on the assets of Blocker. (d) Blocker is not bound by any material Contract relating to the sharing, allocation or indemnification of Taxes other than any agreement entered into with an unrelated person in the ordinary course of business, the primary subjects of which are not Tax. (e) There are no material ongoing audits, examinations, suits or similar proceedings by any Taxing Authority with respect to Taxes for which Blocker would be liable. (f) Blocker has not entered into any agreement waiving the statute of limitations with respect to material Taxes or extending time with respect to a material Tax assessment or deficiency, which agreement is currently in effect, nor has any such waiver or extension been requested. Blocker has not requested or received any private letter ruling or other ruling from a Taxing Authority. (g) Blocker has not entered into any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b) (or similar transactions requiring disclosure under other Tax Law). (h) Blocker is and has always been classified for U.S. federal and applicable state income Tax purposes as a domestic C corporation. (i) Blocker is not liable for Taxes of any other person pursuant to applicable Law, including U.S. Treasury Regulation Section 1.1502-6 (or other similar provisions of Tax Law) or as a transferee or successor. (j) Blocker will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing as a result of (i) any installment sale or other open transaction disposition made on or prior to the Closing Date, (ii) any adjustment under Section 481(a) of the Code (or any comparable, analogous or similar provision under any state, local or foreign Tax Law) or change in method of accounting required or initiated on or before the Closing Date, (iii)

23 the use of an improper method of accounting or a cash method of accounting for any taxable period (or portion thereof) ending on prior to the Closing Date, (iv) any “closing agreement” as described in Section 7121 of the Code (or any comparable, analogous or similar provision under any state, local or foreign Tax Law) executed prior to the Closing, or (v) any prepaid amount or deferred revenue received or accrued on or prior to the Closing. (k) As of immediately prior to the Closing, Blocker’s adjusted Tax basis in the Blocker Company Seller Units (determined for this purpose by disregarding any liabilities under Section 752 of the Code) will be greater than zero. (l) Blocker has not participated in the past two years in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code). SECTION 3.06. No Other Representations. Notwithstanding any provision of this agreement to the contrary, except for the representations and warranties expressly made by Sellers in Article II, Blocker in this Article III and the Company in Article IV and any Seller, Blocker or the Company in any Ancillary Documents or in any Closing Certificates, no Company Affiliates or any of their respective Representatives have made any representation or warranty with respect to the Target Companies, or any other person or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Purchasers or any of their Affiliates or Representatives of any documentation, forecasts, projections or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly made by Sellers in Article II, Blocker in this Article III and the Company in Article IV, and any Seller, Blocker or the Company in any Ancillary Documents or in any Closing Certificates, all other representations and warranties, whether express or implied, are expressly disclaimed by the Company Affiliates. ARTICLE IV Representations and Warranties of the Company The Company, and solely for purposes of (a) Section 4.03, the Company Seller and the Blocker, and (b) Section 4.09, the Company Seller, represents and warrants to the Purchaser Parties that, except as set forth in the Disclosure Letter, as of the date hereof and as of the Closing Date: SECTION 4.01. Organization, Standing and Power. (a) The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full limited liability company power required and authority necessary for it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. (b) The Company possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate,

24 would not have a Material Adverse Effect. The Company is duly qualified or registered to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties or assets make such qualification or registration necessary, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect. (c) The Company has made available to the Purchaser Parties true and complete copies of the Company’s Governing Documents and such Governing Documents are in full force and effect. The Company is not, and has not been since January 2, 2024, in violation in any material respects of its Governing Documents. SECTION 4.02. Company Subsidiaries; Equity Interests. (a) Section 4.02(a) of the Disclosure Letter lists each of the Company’s subsidiaries, its jurisdiction of organization, the number and class of Equity Interests thereof duly issued and outstanding, the names of all holders thereof and the number of Equity Interests held by each such holder, in each case, as of the date hereof. (b) Each of the Company’s subsidiaries is duly organized, validly existing and (to the extent such concept exists under applicable Laws) in good standing under the laws of the jurisdiction in which it is organized. Each of the Company’s subsidiaries has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Company’s subsidiaries is duly qualified or registered to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification or registration necessary, except for such failures that, individually or in the aggregate, would not be expected to be material to the Target Companies, taken as a whole. The Company has made available to Purchaser Parties true and complete copies of the Governing Documents of each of the Company’s subsidiaries, in each case as amended to the date of this Agreement and such Governing Documents are in full force and effect. (c) All the outstanding Equity Interests of each of the Company’s subsidiaries directly or indirectly held by the Company (i) have been validly issued and are fully paid, nonassessable and owned by the Company or by another subsidiary of the Company free and clear of Liens, other than Permitted Liens and (ii) have not been issued in violation of any applicable Laws or any preemptive rights, rights of first refusal or offer or similar rights (except to the extent provided by applicable Law and other than such rights as may be held by the Company or its subsidiaries). (d) Except for its interests in its subsidiaries, the Company does not own, directly or indirectly, any Equity Interest in any person. None of the Company’s subsidiaries is a party to any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), or any voting trust or proxy or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the capital stock of any subsidiary of the Company.

25 SECTION 4.03. Capital Structure. (a)(i) As of the date hereof (A) Company Seller owns all of the Company Interests, and (B) the number of Company Seller Units owned by Blocker and each Other Indirect Equityholder as of the date hereof is set forth on Section 4.03(a) (i) of the Disclosure Letter and (ii) immediately following the Closing Date Redemptions and immediately prior to the Closing, all Company Interests will be owned by Blocker, Company Seller and the Rollover Holders. As of the Closing, such Company Interests will represent all of the issued and outstanding Equity Interests of the Company upon consummation of the Transactions contemplated by this Agreement, Purchaser will own (beneficiary and of record) all of the issued and outstanding Company Interests and no other Person will own any Equity Interests of the Company or any subsidiary. (b) Section 4.03(b) of the Disclosure Letter sets forth a complete list of all outstanding Class B Units, including, for each award of Class B Units: (i) the name of each grantee, (ii) the grant date, (iii) the number of Class B Units, (iv) Participation Threshold and (v) the applicable vesting schedule. To the Knowledge of the Company, each recipient of each award of Class B Units has timely filed a Section 83(b) election. There are no outstanding Equity Interests in the Company other than pursuant to the Company LLC Agreement (including the Company Interests). All the outstanding Company Seller Units have been duly authorized, validly issued, fully paid, nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Limited Liability Company Law, the Company Seller’s Governing Documents or any Contract to which Company Seller is a party or is otherwise bound by. All the outstanding Company Interests have been duly authorized, validly issued, fully paid, nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the ALLCA, the Company’s Governing Documents or any Contract to which the Company is a party or is otherwise bound by. SECTION 4.04. Authority; Execution and Delivery; Enforceability. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Documents to which it is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by the Company of, and the performance of its obligations under, this Agreement and the Ancillary Documents to which it is, or is specified to be, a party and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary limited liability company action on the part of the Company and no other action or proceeding on the part of such Seller and no additional approvals are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents to which such Seller is, or is specified to be, a party and to consummate the Transaction. The Company has duly executed and delivered this Agreement, and the Ancillary Documents to which the Company will be a party will constitute, upon due execution and delivery by the other parties hereto or thereto, as applicable, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, as applicable, subject to the Bankruptcy and Equity Exception. SECTION 4.05. No Conflicts; Consents. (a) The execution and delivery by the Company of, and the performance of its obligations under, this Agreement and the Ancillary Documents to which it is, or is specified to be, a party do not, and the consummation of the

26 Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, require notice under or give rise to a right of termination, cancellation acceleration, amendment or modification of any obligation or to loss of a material right or benefit under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Governing Documents of the Company or any of its subsidiaries, (ii) any Material Contract or (iii) assuming the accuracy of the representations and warranties set forth in Section 5.03(b), any Order or Law applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. (b) Assuming the accuracy of the representations and warranties set forth in Section 5.03, no Consent of, prior notice to, or registration, declaration or filing with, or Governmental Authorization from, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents to which the Company or any of its subsidiaries is, or is specified to be, a party or the consummation of the Transactions, other than (i) compliance with and such filings under applicable requirements of the HSR Act or in connection with the Other Required Approvals, (ii) such filings as may be required in connection with the Transfer Taxes described in Section 8.04(g) and (iii) such other items (A) required solely by reason of the participation of Purchaser (as opposed to any third party) in the Transactions or (B) that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. SECTION 4.06. Financial Statements. (a) Section 4.06 of the Disclosure Letter sets forth true, correct and complete copies of the following financial statements, each of which the Company has made available to the Purchaser Parties: the audited consolidated balance sheets of Company Seller and its subsidiaries as of December 31, 2024 and December 31, 2023 and the related audited consolidated statements of comprehensive income and changes in members’ equity and cash flows for the years then ended (the “Consolidated Audited Statements”) and (ii) the unaudited consolidated balance sheet of the Company Seller and its subsidiaries (the “Most Recent Balance Sheet”) as of June 30, 2025 (the “Reference Date”) and the related unaudited consolidated statement of comprehensive income for the six-month period then ended (together with the Consolidated Audited Statements, the “Consolidated Financial Statements”). The Consolidated Financial Statements (A) have been prepared from the books and records of the Company and its subsidiaries and (B) present fairly in accordance with GAAP applied on a consistent basis during the periods involved in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods then ended (except as may be specifically indicated in the notes thereto and subject, in the case of the Consolidated Financial Statements referred to in clause (ii) above, to the absence of footnote disclosure (which if presented would not differ materially from those presented in the latest Consolidated Audited Financial Statements) and changes resulting from normal year-end adjustments (none of which is material)). (b) Except for those liabilities and obligations: (i) specifically reflected and adequately reserved against in the Most Recent Balance Sheet or disclosed in the notes thereto,

27 (ii) incurred since the date of the Most Recent Balance Sheet in the ordinary course of business or as otherwise permitted by Section 6.01 (and not resulting from a breach of Contract, tort, infringement, claim or lawsuit or violation of applicable law), (iii) incurred under this Agreement or in connection with the Transactions, (iv) disclosed in Section 4.06(b) of the Disclosure Letter, or (v) that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries are not subject to any liabilities or obligations of any kind. (c) The reserves and other liability amounts established or reflected on the audited consolidated balance sheets as of December 31, 2024 and the unaudited consolidated balance sheet as of June 30, 2025 of the Captive Reinsurer (the “Captive Financial Statements”), each of which the Company has made available to the Purchaser Parties, were computed in accordance with commonly accepted actuarial standards and methodologies and applied on a consistent basis during the periods involved (except as may be specifically indicated in the notes thereto or the related actuarial opinions) and reflect a Captive Statutory Surplus with sufficient levels of statutory capital to satisfy Arizona law. Notwithstanding anything to the contrary contained in this Agreement or any other agreement, document or instrument between the parties, each of the parties hereto acknowledges and agrees that the Company and its Affiliates make no representations or warranties with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection herewith is intended or shall be construed to be as a guaranty in respect of the adequacy or sufficiency of reserves of the Company or any of its Affiliates for any of their liabilities. Each of the parties hereto acknowledges and agrees that no fact, condition, development or issue relating to the adequacy or sufficiency of reserves of the Company or any of its Affiliates may be used, directly or indirectly, to demonstrate or support the breach or violation of any representation, warranty, covenant or agreement of or by the Company or its Affiliates contained in this Agreement or any other agreement, document or instrument delivered or to be delivered in connection herewith. (d) Section 4.06(d) of the Disclosure Letter sets forth true, correct and complete copies of the unaudited statement of cash flows of the Company for the six-month period ending June 30, 2025, which the Company has made available to the Purchaser Parties and (A) have been prepared from the books and records of the Company and (B) present fairly in accordance with GAAP applied on a consistent basis during the period involved in all material respects the cash flows of the Company for the period then ended (except as may be specifically indicated in the notes thereto). SECTION 4.07. No Material Adverse Effect. (a) From the Reference Date to the date of this Agreement, there has not been any Material Adverse Effect. (b) Except as set forth on Section 4.07 of the Disclosure Letter, from the Reference Date to the date of this Agreement, except for the Transactions, each of the Target Companies has conducted its business in the ordinary course of business and none of the Target Companies has taken any action that would, after the date hereof, be prohibited by Section 6.01(b). SECTION 4.08. Real Property.

28 (a) Neither the Company, nor any of its subsidiaries, own or has ever owned any real property. (b) Except in each case as would not reasonably be expected to have a Material Adverse Effect, (i) each lease or sublease for real property under which the Company or one of its subsidiaries is a lessee, sublessee, licensee or occupant (each such lease, sublease, license or other occupancy agreement, a “Company Real Property Lease” and each such real property, the “Company Leased Real Property”) is in full force and effect and is a valid and binding obligation of the Company or the subsidiary of the Company party thereto, and, to the Knowledge of the Company, of the other party thereto, enforceable against the Company or such subsidiary, and to the Knowledge of the Company, against the other party thereto, subject to the Bankruptcy and Equity Exception, and free and clear of all Liens, other than Permitted Liens, (ii) no written notices of default under any Company Real Property Lease have been received by the Company or any of its subsidiaries that have not been resolved, and (iii) neither the Company and its subsidiaries nor, to the Knowledge of the Company, any other parties to such Company Real Property Lease, are in default under any Company Real Property Lease, and, to the Knowledge of the Company, there does not exist any event, condition or omission that would constitute a breach or default (whether by lapse of time or notice or both) by any other party. (c) The Company has not received any written notice of any pending or threatened condemnation or eminent domain proceeding affecting any Company Leased Real Property. (d) Section 4.08(d) of the Disclosure Letter sets forth, as of the date hereof, the addresses of all Company Leased Real Property. The Company has made available to the Purchaser Parties a complete and accurate copy of each such Company Real Property Lease. SECTION 4.09. Taxes. (a) Each of the Company Seller, and its subsidiaries (i) has filed, or has caused to be filed, all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, complete and accurate in all material respects and (ii) paid, or has caused to be paid, all material Taxes due and payable by any of them. (b) No material deficiency with respect to Taxes has been asserted or assessed in writing against the Company Seller, the Company or any of its subsidiaries, except for any deficiency that has been fully paid, settled or withdrawn. (c) There are no Liens (other than Permitted Liens) for a material amount of Taxes on the assets of the Company Seller, the Company or any of its subsidiaries. (d) None of the Company Seller, the Company or any of its subsidiaries is bound by any material Contract relating to the sharing, allocation or indemnification of Taxes other than any agreement entered into with an unrelated person in the ordinary course of business, the primary subjects of which are not Tax. (e) There are no material ongoing audits, examinations, suits or similar proceedings by any Taxing Authority with respect to Taxes for which the Company Seller, the Company or any of its subsidiaries would be liable.

29 (f) None of the Company Seller, the Company or any of its subsidiaries has entered into any agreement waiving the statute of limitations with respect to material Taxes or extending time with respect to a material Tax assessment or deficiency, in each case that is currently in effect, nor has any such waiver or extension been requested. Neither the Company nor any of its subsidiaries has requested or received any private letter ruling or other ruling from a Taxing Authority. (g) None of the Company Seller, the Company or any of its subsidiaries has entered into any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b) (or similar transactions requiring disclosure under other Tax Law). (h) Section 4.09(h) of the Disclosure Letter contains a list of the current U.S. federal and applicable state income Tax classifications of the Company Seller, the Company and each of its subsidiaries and any changes thereto within the past five years. (i) None of the Company Seller, the Company or any of its subsidiaries has been a member of an affiliated, combined, consolidated, unitary or similar Tax group for Tax purposes (except for the consolidated group that currently exists for U.S. federal income Tax purposes comprised of the Captive Reinsurer, and no entities other than the Captive Reinsurer have been members of such group). (j) None of the Company Seller, the Company or any of its subsidiaries is liable for Taxes of any other person pursuant to applicable Law, including U.S. Treasury Regulation Section 1.1502-6 (or other similar provisions of Tax Law) or as a transferee or successor. (k) The Company Seller has a valid election in effect under Section 754 of the Code. (l) None of the Company Seller, the Company or any of its subsidiaries has participated in the past two years in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code). (m) None of the Company Seller, the Company or any of its subsidiaries participates in or has any liability in respect of state or local composite Taxes, “passthrough entity Taxes” or similar Taxes. (n) Neither the Company (nor the continuation of the Company Seller partnership) nor any of its subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) beginning after the Closing as a result of (i) any installment sale or other open transaction disposition made on or prior to the Closing Date, (ii) any adjustment under Section 481(a) of the Code (or any comparable, analogous or similar provision under any state, local or foreign Tax Law) or change in method of accounting required or initiated on or before the Closing Date, (iii) the use of an improper method of accounting or a cash method of accounting for any taxable period (or portion thereof) ending on prior to the Closing Date, (iv) any “closing agreement” as described in Section 7121 of the Code (or any comparable, analogous or similar provision under any state,

30 local or foreign Tax Law) executed prior to the Closing, or (v) any prepaid amount or deferred revenue received or accrued on or prior to the Closing. (o) Notwithstanding any other provision in this Agreement to the contrary, except to the extent that Section 4.10 contains express representations or warranties with respect to Taxes, this Section 4.09 contains the sole and exclusive representations and warranties of the Company Seller, the Company and its subsidiaries with respect to Taxes. SECTION 4.10. Employee Benefits. (a) Section 4.10(a) of the Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of each material Benefit Plan (“Listed Plans”). (b) The Company has provided or made available to the Purchaser Parties complete and accurate copies of (as applicable) (i) each Listed Plan, including the most recent summary plan description, any material amendment to such Benefit Plan, or, with respect to any unwritten Benefit Plan, a summary of the material terms thereof, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent annual report required to be filed with a Governmental Entity with respect thereto, (iv) the most recent determination, opinion or advisory letter received from the Internal Revenue Service, if any, (v) annual compliance testing (and evidence of corrective action related thereto) for the past three years and (vi) all material non- routine correspondence or communications relating thereto with any Governmental Entity or participant since January 2, 2024. (c) Each Benefit Plan (and any related trust or other funding vehicle) has been administered, in all material respects, in accordance with its terms and is, and with respect to each Benefit Plan, the Company is, in all material respects, in compliance with ERISA, the Code, and all other applicable Laws, (ii) with respect to each Benefit Plan, all contributions or payments due to date have been made timely and in material compliance with the terms of such Benefit Plan and applicable Law, or if not yet due, have been properly accrued, (iii) no failure to pay premiums due or payable with respect to insurance policies relating to such Benefit Plan has resulted in default under any such policies, and (iv) there are no Actions pending or, to the Knowledge of the Company, threatened, against or involving such Benefit Plan brought by or on behalf of any Company Personnel (or dependent or beneficiary thereof) or Governmental Entity (other than routine claims for benefits), except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion/advisory letter has been issued which may properly be relied upon by the underlying Benefit Plan and nothing has occurred that could reasonably be expected to result in the revocation of such favorable determination. (d) Neither the Company nor any of its subsidiaries or any ERISA Affiliate of the foregoing maintains, sponsors or contributes to (or has in the last six years maintained, sponsored or contributed to) any plan that is (i) a “defined benefit plan” (as defined in Section 414(j) of the Code or similar provision of foreign Law), (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA or similar provision of foreign Law), (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code or similar provision of foreign Law), (iv) any “multiple employer welfare arrangement” (within the meaning of Section

31 3(40) of ERISA or similar provision of foreign Law) or (v) a voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code or similar provision of foreign Law), in each case of clauses (i) through (v), whether or not actually subject to ERISA. (e) Neither the Company nor any of its subsidiaries provides (or has at any time provided) or has any obligation to provide post-employment health, life or other welfare benefits, other than as required under Section 4980B of the Code (the full cost of which is borne by the applicable recipient of such benefits). (f) No Benefit Plan is a “nonqualified deferred compensation plan” as defined in Section 409A(d)(1) of the Code that is not subject to an exception or exemption from Section 409A of the Code. (g) Neither the Company nor any of its subsidiaries maintains any Benefit Plan for the benefit of any Company Personnel outside of the United States and/or that is subject to the Laws of a jurisdiction outside of the United States. (h) None of the execution and delivery of this Agreement or the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment on or following the Closing Date) will (i)(A) entitle any Company Personnel to any material compensation or benefit or increase in any compensation or benefit or under any Benefit Plan or (B) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other obligation due to, or in respect of, any Company Personnel, (ii) result in any breach or violation of or default under or limit the Company’s right to amend, modify or terminate any Benefit Plan or (iii) result in any payment to any Company Personnel that would constitute an “excess parachute payment” under Section 280G of the Code. Neither the Company nor any of its subsidiaries is a party to any Benefit Plan that provides for the gross-up or reimbursement or indemnification of or for any Tax, including those imposed under Section 409A or 4999 of the Code. SECTION 4.11. Labor & Employment Matters. (a) The Company has provided or made available to the Purchaser Parties a complete and accurate list that sets forth the following information for each individual employed by the Company or any of its subsidiaries as of the date thereof: name, employing entity, job title, principal work location, date of hire, annual base salary or hourly rate, exempt or non-exempt classification, whether on leave of absence and if so, the type of leave and expected return to work date, and, if applicable, visa or work authorization status. (b) The Company has provided or made available to the Purchaser Parties a complete and accurate list that sets forth the following information for each individual engaged by the Company or any of its subsidiaries on an independent contractor or other non-employee basis as of the date thereof: the individual’s or entity’s name, engaging entity, description of services provided, principal work location, date of engagement, and rate or terms of compensation. (c) Neither the Company nor any of its subsidiaries is or, within the past six years has been, a party to or bound by any labor, collective bargaining, works council, or other similar Contract with respect to any employee of the Company or any of its subsidiaries. No

32 employee of the Company or any of its subsidiaries is currently, or within the past six years has been represented by a Labor Union with respect to their employment with the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries have any obligation to inform, provide information to, consult with and/or seek the consent of any Labor Union in relation to this Agreement, or any of the transactions contemplated under this Agreement. (d) With respect to the Company or any of its subsidiaries, there have been no and as of the date hereof, there is no pending or, to the Knowledge of the Company, threatened, strike, concerted slowdown or work stoppage, lockout or other similar material dispute or organizational effort. (e) The Company is and since January 2, 2024 has been in compliance with all applicable Laws in all material respects relating to employment and employment practices, including Laws relating to wages, hours, labor relations, collective bargaining, employment discrimination, harassment, retaliation, classification of service providers as employees or independent contractors, safety and health, equal employment opportunity, occupational health and safety, leaves of absence, employment eligibility verification (including Form I-9 compliance), employee privacy, workers’ compensation and immigration. (f) Except as would not, in each case, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, since January 2, 2024, there have been no, and there currently is no pending, employment- or labor-related Action against the Company or any of its subsidiaries brought by or on behalf of any Company Personnel, or otherwise regarding any labor or employment-related practices of the Company and/or and, to the Knowledge of the Company, no such claim is threatened. To the Knowledge of the Company, since January 2, 2024, no allegations of sexual or other unlawful harassment or discrimination have been made against any Company Personnel with respect to their employment or service with the Company or any of its subsidiaries. (g) Since January 2, 2024, neither the Company nor any of its subsidiaries have implemented or effectuated a “mass layoff” or “plant closings” as defined under the WARN Act. The Company and its subsidiaries have no unsatisfied liabilities or obligations under the WARN Act. SECTION 4.12. Litigation. As of the date of this Agreement, there are no Actions pending or threatened (in writing or, to the Knowledge of the Company, orally), against the Company or any of its subsidiaries, nor are there any Orders outstanding against the Company or any of its subsidiaries, in each case, that would reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. As of the date of this Agreement, there is no Order binding upon the Company or any of its subsidiaries or, to the Knowledge of the Company, pending or threatened in writing against the Company (including, for the avoidance of doubt, by any Insurance Regulator), that has or would reasonably be expected to have the effect of prohibiting, restricting, or impairing any business practice, any acquisition or disposition of property, or the conduct of the business currently conducted which, individually or in the aggregate, would reasonably be expected to be material to the Company and its subsidiaries, taken as a whole.

33 SECTION 4.13. Compliance with Applicable Laws. The Company and its subsidiaries are, and since January 2, 2024 have been, in compliance in all material respects with all applicable Laws (including any applicable Insurance Laws). Since January 2, 2024, none of the Company or its subsidiaries has received any written notice or, to the Knowledge of the Company, oral notice of or been charged with the violation of any Law, except for such violations which would not, individually or in the aggregate, be expected to have a Material Adverse Effect. SECTION 4.14. Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of all applicable anti-money laundering and counter-terrorism financing laws, rules, and regulations, including, but not limited to, the applicable requirements of the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering and counter-terrorism financing laws, rules, and regulations of the various jurisdictions in which the Company or any of its subsidiaries conduct business, and any related or similar laws, rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory body or agency (collectively, the “Money Laundering Laws”) and no investigation, action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or threatened (in writing or, to the Knowledge of the Company, orally). SECTION 4.15. Sanctions. (a) Neither the Company nor, any of its directors, officers, or employees, or any other Persons acting for or on behalf of any of the foregoing, is or has been since April 24, 2019, a Sanctioned Person. (b) Since April 24, 2019, the Company has been in compliance with applicable Sanctions and Trade Control Laws. (c) To the Knowledge of the Company, there is no current investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding the actual or possible violation of Sanctions or Trade Control Laws by the Company or any of its subsidiaries and since April 24, 2019, none of the Company or any of its subsidiaries has received any notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding an actual or possible violation of Sanctions. SECTION 4.16. Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its subsidiaries are and, since January 2, 2024, have been in compliance with applicable Environmental Laws, (ii) the Company and its subsidiaries maintain, and are in compliance with, all Environmental Permits necessary to lawfully conduct their respective operations in the manner currently conducted, (iii) as of the date of this Agreement, there are no suits, actions or proceedings pending or, to the Knowledge of the Company, threatened, against the Company or any of its subsidiaries alleging a violation of, or liability under, any Environmental Law, nor is the Company or any of its subsidiaries subject to any Orders pursuant to any Environmental Law that contain any outstanding obligations of the Company or any of its subsidiaries, (iv) no Hazardous

34 Substances have been Released by the Company or any of its subsidiaries at any location or, to the Knowledge of the Company, any real property formerly owned, leased or operated by the Company or its subsidiaries, nor has the Company or any subsidiary transported, or arranged for transportation or disposal of Hazardous Substances at any third-party disposal location, in any such case in a quantity or condition that would reasonably be expected to give rise to any liability or obligations of the Company or its subsidiaries under Environmental Law; (v) neither the Company nor its subsidiaries are conducting any investigation or remediation of contamination from Hazardous Substances in the Environment at any location, nor has the Company or any of its subsidiaries received written notice alleging any responsibility of the Company or any of its subsidiaries for contamination from Hazardous Substances in the Environment at any location; and (vi) neither the Company nor any of its subsidiaries has entered into any Contract or other binding agreement pursuant to which it has retained or assumed any liabilities or obligations of any other person arising under Environmental Law. (b) Sellers and the Company have made available to the Purchaser Parties copies of all material written environmental, health and safety reports, audits, assessments and studies prepared since January 2, 2024 and that are in their possession or reasonable control related to the real property owned, leased or operated by the Company or its subsidiaries, or their compliance with Environmental Law. SECTION 4.17. Governmental Authorizations. The Company and its subsidiaries maintain each authorization, license, permit, franchise, certificate, registration, waiver or other approval issued or granted by or under the authority of any Governmental Entity or pursuant to any Law necessary to lawfully conduct and operate their respective businesses in the manner they are currently conducted (the “Governmental Authorizations”) except where failure to do so, individually or in the aggregate, would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. Except for instances that, individually or in the aggregate, would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole, each such Governmental Authorization is, as of the date hereof, and has been since January 2, 2024, valid and in full force and effect. The Company and its subsidiaries are in compliance with all such Governmental Authorizations except for instances of non-compliance that, individually or in the aggregate, would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. From January 2, 2024, to the date of this Agreement, neither the Company nor any of its subsidiaries have received a written notice or other written communication from any Governmental Entity regarding (i) any actual or alleged violation of or failure to comply with any term or requirement of such Governmental Authorization or (ii) any actual, proposed, or potential revocation, suspension, cancellation or termination of, or modification to any such Governmental Authorization, in each case that, individually or in the aggregate, would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. SECTION 4.18. Material Contracts. (a) Section 4.18(a) of the Disclosure Letter sets forth a true, correct and complete list of each of the following Contracts to which the Company or any of its subsidiaries is party or is bound as of the date of this Agreement, excluding the Benefit Plans (such contracts and agreements listed or required to be listed therein, the “Material Contracts”):

35 (i) any Contract for the purchase of materials, supplies, products, services, equipment or other assets providing for (A) payments to or by the Company and its subsidiaries of $500,000 or more in any 12-month period or (B) aggregate payments to or by the Company and its subsidiaries of $2,000,000 or more in the aggregate over the term of such Contract; (ii) any Contract (A) containing “most favored nation” terms, conditions or rights relating to any products or territory, (B) mandating the purchase or supply of a minimum quantity of products or services (including any minimum value or volume of premiums written) or the purchase or supply of products or services exclusively from or by a certain person or (C) containing covenants binding on the Company or its subsidiaries that restricts the ability of the Company or any of its subsidiaries to hire any person or to engage or compete in any type or line of business, any product or service offering, any distribution channel or in any geographic area (including through “non-competition” or “exclusivity” provisions); (iii) any Contract or groups of related Contracts with any Top Carrier or Top Producer, including any Program Agreement with any such person; (iv) any Contract relating to the acquisition or disposition of any product or service line, business or other material assets (whether by merger, sale of equity interests, sale of assets or otherwise) in excess of $500,000 in the aggregate; (v) any Program Agreement, or Contract with any Insurance Producer, under which gross premiums written exceed $10,000,000 in any 12-month period; (vi) any partnership, joint venture, collaboration or other similar agreement or arrangement that is material to the business of the Company or any of its subsidiaries; (vii) any Contract (A) providing for indebtedness of the Company or any of its subsidiaries for borrowed money (or indebtedness evidenced by notes, bonds, debentures or similar instruments) having an outstanding or committed amount in excess of $500,000 (other than any such indebtedness owing to the Company or any of its subsidiaries), (B) that is the guarantee by the Company or any of its subsidiaries of any such indebtedness of any person other than the Company or its subsidiaries or (C) relating to any Liens (other than Permitted Liens) on the property or assets of the Company or any of its subsidiaries; (viii) any Contract under which the Company or any of its subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company or any of its subsidiaries) in excess of $100,000 in respect of any such advance, loan, extension of credit, capital contribution to or investment in such person; (ix) any Contract that provides for the payment by the Company or any of its subsidiaries of an early termination fee in excess of $200,000 in respect of such Contract; (x) any Contract pursuant to which the Company or any of its subsidiaries has granted or been granted a license to Intellectual Property that is material to the business of

36 the Company or any of its subsidiaries, other than (A) employee and consultant confidentiality agreements, (B) Contracts entered into in the ordinary course of business pursuant to which the Company or any of its subsidiaries is granted a non-exclusive license to Intellectual Property, (C) Contracts pursuant to which the Company or any of its subsidiaries grants a non-exclusive license to Intellectual Property that is merely incidental to the transaction contemplated in such Contract and (D) shrink-wrap, click-wrap and off- the-shelf software licenses, and any other non-exclusive licenses of generally commercially available software with one time or annual license, maintenance, support and other fees of less than $150,000; (xi) any Contract pursuant to which the Company or its subsidiaries have committed to pay capital expenditures or development costs in excess of $350,000 or pursuant to which the Company or its subsidiaries have committed to the acquisition by purchase or lease of fixed assets with a value in excess of $350,000; (xii) Contracts involving the resolution, compromise or settlement with any Governmental Entity of any Action or threatened Action (A) since January 2, 2024 for amounts reasonably expected to be in excess of $500,000, (B) the performance of which involves monetary obligations payable following the Closing or which imposes non- monetary obligations (other than customary confidentiality obligations) on the Company or any of its subsidiaries, (C) which would or would reasonable be expected to result in the imposition of equitable or injunctive relief on, or the admission of guilt by, the Company or any of its subsidiaries, or (4) which otherwise has a material effect on the conduct or operation of the Company or any of its subsidiaries after the Closing; (xiii) Contracts governing any Related Party Transaction; (xiv) Contracts with a Top Vendor; (xv) Contracts for the purchase of any Equity Interest or other ownership interest of any person, or for the issuance of any Equity Interest or other ownership interest, or the conversion of any obligation, instrument or security into Equity Interest or other ownership interests of the Company or any of its subsidiaries; and (xvi) any Company Real Property Lease. (b) The Sellers or the Company have made available to the Purchaser Parties true and complete copies of each Material Contract. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Material Contract (A) constitutes a valid and binding obligation of the Company or the subsidiary of the Company party thereto, as the case may be, and, to the Knowledge of the Company, the other parties thereto, and (B) assuming such Material Contract is a valid and binding obligation of and enforceable against the other parties thereto, is enforceable against the Company or such subsidiary, as the case may be, subject to the Bankruptcy and Equity Exception. SECTION 4.19. Intellectual Property Rights. (a) Section 4.19(a) of the Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of all (i) issued Patents, registered Trademarks, registered Copyrights, and applications for the issuance or

37 registration of the foregoing, and (ii) Internet Properties, in each case that are included in the Company-Owned Intellectual Property (collectively “Company Registered IP”). The Company Registered IP is subsisting, and to the Knowledge of the Company, all registered or issued Company Registered IP is valid and enforceable. No Action is pending, or to the Knowledge of the Company has been threatened, challenging the validity, enforceability, registration, ownership or scope of any Company Registered IP, other than office actions in connection with the prosecution of applications for the registration or issuance of Company Registered IP. The Company and its subsidiaries solely and exclusively own all right, title and interest in and to all material Company-Owned Intellectual Property (subject to Permitted Liens). (b) To the Knowledge of the Company, the Company-Owned Intellectual Property is not being infringed, misappropriated, diluted or otherwise violated in any material respect by any third party. (c) To the Knowledge of the Company, neither the Company nor any of its subsidiaries (i) is infringing, misappropriating, diluting, or otherwise violating any third party’s Intellectual Property or (ii) since January 2, 2024, has infringed, misappropriated, diluted or otherwise violated any third party’s Intellectual Property, except in each case that would not be material to the Company and its subsidiaries. There are no Actions pending, or to the Knowledge of the Company threatened, alleging that the Company or any of its subsidiaries (i) is infringing, misappropriating, diluting or otherwise violating any third party’s intellectual Property, or (ii) since January 2, 2024, has infringed, misappropriated, diluted or otherwise violated any third party’s Intellectual Property, except in each case that would not be material to the Company and its subsidiaries, taken as a whole. (d) As of the date hereof, no Company Personnel owns any rights in or to any material Intellectual Property developed for the Company or any of its subsidiaries. All Company Personnel who have contributed to the development of any material Intellectual Property that is purported to be owned by the Company or any of its subsidiaries have assigned all of their right, title and interest in and to such Intellectual Property to the Company or its applicable subsidiary (except to the extent ownership of such Intellectual Property vests in the Company or its applicable subsidiary by operation of law). The Company and its subsidiaries have in place commercially reasonable measures to maintain the confidentiality of all material trade secrets and other material confidential information of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has disclosed any material trade secrets or material confidential information of the Company or any of its subsidiaries to any person other than persons who are subject to contractual, legal, or legally enforceable ethical or professional obligations to maintain the confidentiality of such information, and to the Knowledge of the Company, no persons have breached or violated such obligations in any material respect. (e) The Company and its subsidiaries (i) have not included any material trade secrets or material confidential or proprietary information of the Company, its subsidiaries, or any third party, in any prompts or inputs into any AI Technologies, except where such information of the Company is not used to train such AI Technologies, and (iii) have not used AI Technologies to develop any material Intellectual Property in a manner that would jeopardize the ownership thereof by the Company and its subsidiaries in any material respect.

38 (f) The Company and its subsidiaries and, to the Knowledge of the Company, all Affiliates and/or third parties processing Personal Data on behalf of the Company and its subsidiaries (collectively, “Data Partners”), are, as of the date hereof, and have since January 2, 2024, been in compliance in all material respects with all applicable (i) Privacy Laws (ii) publicly posted policies and/or notices of the Company related to the privacy, security or processing of Personal Data (each, a “Privacy Policy”), and (iii) written contractual commitments binding on the Company or its subsidiaries related to the privacy, security or processing of Personal Data (collectively, the “Privacy Requirements”). (g) Since January 2, 2024, neither the Company, nor any of its subsidiaries, nor to the Knowledge of the Company any Data Partners, have suffered a material Security Incident (in the case of any Data Partner, involving Personal Data processed on behalf of the Company or its subsidiaries). Since January 2, 2024, in relation to any Security Incident and/or actual, alleged, or potential violation of a Privacy Requirement, neither the Company, any of its subsidiaries has (i) notified or been required to notify any person, or (ii) received any notice of any Action from any person, or been the subject of any investigation or enforcement Action by any Governmental Entity. (h) The Company and its subsidiaries have, and have required their material Data Partners to have, implemented commercially reasonable technical, physical, and organizational measures, plans, procedures, controls, and programs, including a written information security program, to (i) protect Personal Data and material confidential information against Security Incidents, (ii) identify and address internal and external risks to the privacy and security of Personal Data and material confidential information, and (iii) maintain and protect the integrity and operation of their information technology systems, computers, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment used in connection with the operation of their business (the “IT Systems”). The IT Systems of the Company and its subsidiaries are in good working condition, and are adequate and sufficient, in all material respects, to support the operation of the business of the Company and its subsidiaries as currently conducted. There has been no failure or other malfunction of the IT Systems since January 2, 2024, in each case, which has caused material disruption to the business of the Company and its subsidiaries. The Company and its subsidiaries have in place commercially reasonable data backup, data storage, system redundancy, business continuity and disaster avoidance and recovery plans, procedures and systems. SECTION 4.20. Insurance. The Company has delivered or made available to the Purchaser Parties true and accurate copies of all material insurance policies or binders owned by the Company or any of its subsidiaries (or summaries thereof) as in effect on the date hereof (collectively, the “Company Insurance Policies”). To the Knowledge of the Company, neither the Company nor any of its subsidiaries are in breach of, or default in any material respect under, any Company Insurance Policies. SECTION 4.21. Brokers. No broker, finder, investment banker, financial advisor or other person, other than Evercore Group L.L.C. (or one of its Affiliates), the fees and expenses of which will be paid by Sellers, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its subsidiaries.

39 SECTION 4.22. Related Party Transactions. No Affiliate, direct or indirect member, equityholder, employee, partner, manager, director or officer of the Company, any of its subsidiaries, or any of its Affiliates (or in the case of any such person who is an individual, any member of his or her immediate family) (each a “Related Person”): (a) owns any material property (real or personal, tangible or intangible) that is used, licensed or owned by the Company or any of its subsidiaries; (b) is the counterparty to any Contract to which the Company or any of its subsidiaries are a party or to which they are bound; (c) is the borrower pursuant to any outstanding loan, promissory note or similar arrangement or instrument in respect of which the Company or any of its subsidiaries is the lender and which remains unpaid; or (d) is the lender pursuant to any outstanding loan, promissory note or similar arrangement or instrument in respect of which the Company or any of its subsidiaries is the borrower and which remains unpaid (any of the foregoing, a “Related Party Transaction”), provided, however, that, for clarity, in no event shall the definition of “Related Party Transaction” include (i) any intercompany liabilities, obligations or transactions solely between or among the Company or its subsidiaries or (ii) any transaction solely arising out of or relating to any employment relationship or transaction involving the Company or any of its subsidiaries, on the one hand, and any manager, director, officer or employee of the Company or such subsidiary, on the other hand, including any compensation resulting from that employment relationship or transaction entered in the ordinary course of business. SECTION 4.23. Certain Insurance Matters. (a) Section 4.23(a) of the Disclosure Letter sets forth a true and complete list of the 10 largest Insurance Producers (measured by aggregate commissions or fees paid by the Company or any of its subsidiaries) for the period commencing on January 1, 2025 and ending on the Reference Date (collectively, the “Top Producers”). Since January 2, 2024, at the time a Top Producer wrote, sold or produced such business on behalf of the Company, to the Knowledge of the Company, such person was duly licensed as required by Insurance Law (for the type of business written, sold or produced on behalf of the applicable Top Carrier), was duly appointed (to the extent required by applicable Law) by the applicable Top Carrier. Since January 2, 2024, no Top Producer has (i) canceled or otherwise terminated, or provided written or oral notice to the Company or any of its subsidiaries of its intent, to terminate its relationship with the Company or any of its subsidiaries or (ii) given written notice to the Company or any of its subsidiaries that it intends to materially reduce the amount of business it transacts with the Company or any of its subsidiaries. To the Knowledge of the Company, January 2, 2024, the Insurance Contracts have been marketed, sold, maintained and administered in compliance, in all material respects, with all applicable Laws (including any such Law regulating advertisements, requiring mandatory disclosure of policy information, requiring employment of standards to determine if the purchase of Insurance Contract is suitable for or in the best interest of an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions). (b) Section 4.23(b) of the Disclosure Letter sets forth a true and complete list of all insurance companies for which the Company or any of its subsidiaries provided any services under a Program Agreement during the period commencing on January 1, 2025 and ending on the Reference Date (collectively, the “Top Carriers”). Since January 2, 2024, no Top Carrier has (i) canceled or otherwise terminated, or provided written or oral notice to the Company or any of its subsidiaries of its intent, to terminate its relationship with the Company or any of its subsidiaries or (ii) given written or, to the Knowledge of the Company, oral notice to the Company or any of its subsidiaries that it intends to materially reduce the amount of business it transacts with the

40 Company or any of its subsidiaries. With respect to each Program Agreement, (i) to the Knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute, a default on the part of any counterparty under such Program Agreement, (ii) to the Knowledge of the Company, no such counterparty is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (iii) to the Knowledge of the Company, the financial condition of any Top Carrier under such Program Agreement is not impaired to the extent that a default thereunder is reasonably anticipated, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole. There are no pending, and, since January 2, 2024 there have not been any, material disputes under any of the Program Agreements. (c) With respect to all reinsurance or coinsurance, ceded or assumed, treaties or agreements, including retrocessional agreements, by or among any Top Carrier and any Top Carrier Reinsurer with respect to any Insurance Contracts entered into since January 2, 2024 (including all amendments, extensions, renewals, guaranties, modifications, waivers, supplements and other agreements, if any, related thereto, the “Top Carrier Reinsurance Agreements”) (i) to the Knowledge of the Company, all of the Top Carrier Reinsurance Agreements are, as of the date of this Agreement, in full force and effect, (ii) as of the date hereof, no party to a Top Carrier Reinsurance Agreement is in material breach of or in default of any material provision under any Top Carrier Reinsurance Agreement, (iii) neither the Company nor any of its subsidiaries has received written (or, to the Knowledge of the Company, oral) notice as of the date hereof from any Top Carrier Reinsurer that any amount of reinsurance ceded to it under any Top Carrier Reinsurance Agreement will be uncollectible or otherwise defaulted upon or that there is a dispute with respect to any amounts recoverable or payable by any Top Carrier or any of its Affiliates pursuant to such Top Carrier Reinsurance Agreement, (iv) no Top Carrier Reinsurer has given written (or, to the Knowledge of the Company, oral) notice to the Company or any of its subsidiaries as of the date hereof that it intends to reduce the amount of reinsurance it cedes, generally, or in respect of any territory, products or specific types or classes of insureds, under any Top Carrier Reinsurance Agreement and (v) the Company and its subsidiaries have complied in all material respects with their respective obligations under any Program Agreement with respect to any Top Carrier Reinsurance Agreement, including any such obligations related to the determination of applicable premiums earned, gross written premiums, net written premiums, coverage premiums, losses incurred and any applicable reserves or provisions made by or in respect of any person and neither the Company nor any of its subsidiaries has received written (or, to the Knowledge of the Company, oral) notice of any material errors, inaccuracies or omissions (inadvertent or otherwise) with respect to the calculation, methodology, factors applied, assumptions made or procedures followed by the Company with respect to any such determination. SECTION 4.24. Insurance Producers. Section 4.24 of the Disclosure Letter sets forth a true and complete list of (a) the business entity insurance producer licenses held by the Company or its subsidiaries including state license numbers, state license expiry dates, and the identity of the designated responsible licensed producer supporting such entity license(s) and (b) the individual insurance producer licenses held by individual insurance producers employed by the Company or its subsidiaries including NPR number, state license numbers, and state license expiry dates. To the Knowledge of the Company, no individual insurance producers employed by the Company or its subsidiaries is, or has at any time been, in violation of any applicable Law in

41 any material respect affecting his or her status as an individual or entity insurance agent, broker or producer. SECTION 4.25. Vendors. Section 4.25 of the Disclosure Letter sets forth a true, correct and complete list of the ten largest vendors (the “Top Vendors”) of the Company and its subsidiaries (measured by aggregate spend) during the period commencing on January 1, 2025 and ending on the Reference Date. To the Knowledge of the Company, since the Reference Date, (i) no Top Vendor has ceased doing business with the Company or its subsidiaries, and (ii) none of the Company or its subsidiaries has received from any Top Vendor written or, to the Knowledge of the Company, oral notice (x) terminating or stating the intent to terminate such Top Vendor’s relationship with the Company or its subsidiaries, (y) indicating that such Top Vendor intends to materially reduce its sale of goods or services to the Company or its subsidiaries or (z) indicating that it will materially alter its business relationship or the pricing or any other terms upon which it is willing to do business with the Company or its subsidiaries. SECTION 4.26. No TID U.S. Business. The Company and each of its subsidiaries do not (i) produce, design, test, manufacture, fabricate, or develop any “critical technologies” as that term is defined in 31 C.F.R. 800.215, (ii) perform any of the functions as set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to “covered investment critical infrastructure” as that term is defined in 31 C.F.R. 800.212 or (iii) maintain or collect, directly or indirectly, “sensitive personal data” as that term is defined in 31 C.F.R. 800.241, of U.S. citizens. SECTION 4.27. No Other Representations. Notwithstanding any provision of this agreement to the contrary, except for the representations and warranties expressly made by Sellers in Article II, Blocker in Article III and the Company in this Article IV and any Seller, Blocker or the Company in any Ancillary Documents or any Closing Certificates, no Company Affiliates or any of their respective Representatives have made any representation or warranty with respect to Blocker, the Company or any of its subsidiaries, or any other person or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Purchasers or any of their Affiliates or Representatives of any documentation, forecasts, projections or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly made by Sellers in Article II, Blocker in Article III and the Company in this Article IV and any Seller, Blocker or the Company in any Ancillary Documents or any Closing Certificates, all other representations and warranties, whether express or implied, are expressly disclaimed by the Company Affiliates. ARTICLE V Representations and Warranties of Purchaser Purchaser Parties represent and warrant to the Sellers’ Representative, the Sellers, Blocker and the Company, as of the date hereof and as of the Closing Date, as follows (all

42 references in this Article V to “Purchaser” shall be deemed to be “Purchaser Parties”, excluding Sections 5.06, 5.07, 5.08 and 5.09): SECTION 5.01. Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full organizational power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. Purchaser is duly qualified, licensed or registered to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties or assets make such qualification, license or registration necessary, except for such failures that, individually or in the aggregate, would not have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or consummate the Transactions (any such material adverse effect, a “Purchaser Material Adverse Effect”). SECTION 5.02. Authority; Execution and Delivery; Enforceability. Purchaser has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Documents to which Purchaser is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by Purchaser of, and the performance of its obligations under, this Agreement and the Ancillary Documents to which Purchaser is, or is specified to be, a party and the consummation by Purchaser of the Transactions have been duly and validly authorized by all necessary organizational action on the part of Purchaser, and no other action on the part of Purchaser is necessary to authorize the execution, delivery and performance by Purchaser under this Agreement and the Ancillary Documents to which Purchaser is, or is specified to be, a party and the consummation by Purchaser of the Transactions. Purchaser has duly executed and delivered this Agreement, and will duly execute and deliver the Ancillary Documents, and this Agreement constitutes and the Ancillary Documents to which Purchaser will be party will constitute, upon due execution and delivery by the other parties hereto or thereto, as applicable, its legal, valid and binding obligation, enforceable against it in accordance with its or their terms, as applicable, subject to the Bankruptcy and Equity Exception. SECTION 5.03. No Conflicts; Consents. (a) The execution and delivery by Purchaser of, and the performance of its obligations under, this Agreement and the Ancillary Documents to which Purchaser is, or is specified to be, a party do not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Purchaser or any of its subsidiaries under, any provision of (i) Governing Documents of Purchaser or any of its subsidiaries, (ii) any Contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.03(b), any Order or Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

43 (b) Assuming the accuracy of the representations and warranties set forth in Section 2.03(b) and Section 3.03(b), no material Consent of, registration, declaration or filing with, or Governmental Authorization from, any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents to which Purchaser is, or is specified to be, a party or the consummation of the Transactions other than (i) compliance with and filings under applicable requirements of the HSR Act or in connection with the Other Required Approvals, (ii) such filings as may be required in connection with the Transfer Taxes described in Section 8.04(h) and (iii) such other items that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. SECTION 5.04. Brokers. No broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by Purchaser, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser. SECTION 5.05. Litigation. There is no Action pending or threatened (in writing or, to the knowledge of Purchaser, orally) against Purchaser or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect, nor are there any Orders outstanding against Purchaser or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect. SECTION 5.06. Solvency. Immediately following the Closing, assuming (i) the accuracy of the representations and warranties of each Seller contained in Article II, Blocker contained in Article III and the Company contained in Article IV, (ii) the satisfaction or waiver of all of the conditions set forth in Section 9.01 and Section 9.02 and (iii) after giving effect to the Transactions and the satisfaction of all of the Purchasers’ obligations under this Agreement, including the obligations under Article I, and the payment of all other amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, and (iv) any estimates, projections or forecasts or revenue or earnings predictions of the Company and its subsidiaries provided by or on behalf of the Company to Purchasers prior to the date of this Agreement have been prepared in good faith based on assumptions that were at the time of the preparation thereof believed by the management of the Company to be reasonable, Purchasers and their subsidiaries (including Blocker, the Company and its subsidiaries), taken as a whole, will be Solvent as of the Closing and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term “Solvent”, when used with respect to any person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such person will, as of such date, exceed the sum of (i) the value of all “liabilities of such person, including contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (c) such person will be able to pay its liabilities (including contingent and other liabilities) as they mature. For purposes of the foregoing

44 definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities (including contingent and other liabilities) as they mature” means that such person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. SECTION 5.07. Financing. Purchasers have delivered to the Sellers’ Representative true and complete copies of (a) a fully executed commitment letter dated the date hereof (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, restated, supplemented or otherwise modified from time to time after the date of this Agreement in compliance with Section 7.08 and the terms of such commitment letter, the “Equity Commitment Letter”) from the Guarantors providing for an equity investment in Purchasers, subject to the terms and conditions set forth therein, in cash in the aggregate amount set forth therein (the “Equity Financing”) and (b) (i) a fully executed commitment letter dated the date hereof from the financial institutions party thereto (together with all exhibits, annexes, schedules and term sheets attached thereto and as amended, restated, supplemented or otherwise modified from time to time after the date of this Agreement in compliance with Section 7.08, the “Debt Commitment Letter”) and (ii) each fee letter referred to in the Debt Commitment Letter or otherwise entered into by any Purchaser or its Affiliates in connection with the Debt Financing, with customary redactions so long as no such redaction covers any terms that could adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing or otherwise delay, impede, limit or prevent consummation of the Debt Financing (as amended, restated, supplemented or otherwise modified from time to time after the date of this Agreement in compliance with Section 7.08, the “Redacted Fee Letters” and, together with the Debt Commitment Letter, the “Debt Financing Letters”; the Debt Financing Letters, together with the Equity Commitment Letter, the “Financing Letters”), providing, subject to the terms and conditions set forth therein, for debt financing in the amounts set forth therein (the “Debt Financing” and, together with the Equity Financing, the “Financing”). As of the date of this Agreement, none of the Financing Letters has been amended, restated, supplemented or otherwise modified in any respect and none of the obligations or commitments contained in the Financing Letters has been withdrawn, terminated or rescinded in any respect. Purchasers have paid, or have caused to be paid, any and all fees payable under the Financing Letters that were required to be paid on or prior to the date hereof. Subject to the satisfaction of the conditions precedent set forth in Article IX and assuming the accuracy of the Company’s representations and warranties set forth in this Agreement and performance by the Company of its obligations hereunder, the net proceeds of the Financing as contemplated by the Financing Letters (after netting therefrom all applicable fees, expenses, original issue discount and similar charges and amounts and after giving effect to the maximum amount of “flex” (including original issue discount flex) provided under the Redacted Fee Letters) plus the Aggregate Rollover Amount will in the aggregate be sufficient (i) for Purchasers to consummate the Transactions on the terms contemplated hereby or by the Ancillary Documents and to make all payments required to be made in connection therewith, including payment of all amounts under Article I (including the Closing Date Amount contemplated by Section 1.03 and any further payment resulting from any adjustment thereto pursuant to Section 1.06), (ii) for Purchasers to pay all fees and expenses payable on the Closing Date in connection with the Transactions and the Financing and (iii) for any repayment or refinancing of Indebtedness contemplated by this Agreement or any Financing Letter (the amounts described in clauses (i), (ii) and (iii), collectively, the “Financing Amount”). The Financing Letters

45 are (x) in full force and effect and constitute legal, valid and binding obligations of each Purchaser party thereto, the Guarantors (in the case of the Equity Commitment Letter) and, to the knowledge of the Purchasers, each of the other parties thereto and (y) enforceable in accordance with their respective terms against each Purchaser party hereto, the Guarantors (in the case of the Equity Commitment Letter) and each of the other parties thereto, in each case, except as such enforceability may be limited by the Bankruptcy and Equity Exception. As of the date hereof, to the knowledge of the Purchasers, no event has occurred which, with or without notice, lapse of time or both, would (1) constitute a default or breach on the part of any Purchasers, the Guarantors (in the case of the Equity Commitment Letter) or any other parties thereto under the Equity Commitment Letter or the Debt Commitment Letter, (2) constitute or result in a failure to satisfy any of the terms or conditions set forth in the Equity Commitment Letter or the Debt Commitment Letter required to be complied with or satisfied by the parties to such Financing Letter or (3) otherwise result in any portion of the Financing to be unavailable when required pursuant to the terms of the applicable Financing Letter. No Purchaser has any reason to believe that it or, to the knowledge of any Purchaser, any of the other parties to the Financing Letters will be unable to satisfy on a timely basis any condition of the Financing Letters required to be satisfied by it or that the full amount of the Financing will not be available on the Closing Date. Except as expressly set forth in the Equity Commitment Letter or the Debt Commitment Letter, as the case may be, there are no conditions precedent to the obligations of the Guarantors or the Debt Financing Sources to fund the full amount of the Equity Financing or the Debt Financing, as the case may be, or any contingencies that would permit the Guarantors or the Debt Financing Sources to reduce the amount of the Equity Financing or the Debt Financing, including any condition relating to the amount or availability of the Debt Financing pursuant to any market “flex” provisions. There are no side letters or other Contracts to which any Purchaser or any of its Affiliates is a party that (x) impose or permit new or additional conditions precedent or expand, amend or otherwise modify any existing conditions precedent to the Financing, (y) would reasonably be expected to reduce the aggregate amount of the Financing available to Purchasers on the Closing Date to an amount that is less than the Financing Amount or (z) would otherwise amend or modify any other provision of the Financing Letters or the definitive documentation with respect to the Financing in a manner that could (1) delay or prevent the funding of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date, (2) adversely impact the ability of any Purchaser to enforce its rights against other parties to the Debt Financing Letters or the definitive agreements with respect to the Debt Financing or (3) prevent, impede, impair or delay the consummation of the Transactions. Notwithstanding anything to the contrary herein, the Company, Blocker and the Sellers agree that a breach of the representations and warranties set forth in this Section 5.07 shall not result in the failure of a condition precedent to their respective obligations under this Agreement if (notwithstanding such breach) Purchasers are willing and able to consummate the Closing on the Closing Date. SECTION 5.08. Limited Guarantee. Concurrently with the execution of this Agreement, Purchaser has delivered to the Sellers’ Representative the duly executed Limited Guarantee, dated as of the date hereof. The Limited Guarantee is (a) a legal, valid and binding obligation of the Guarantors, (b) enforceable against the Guarantors in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception and (c) in full force and effect. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Guarantors under the Limited Guarantee.

46 SECTION 5.09. Purchaser Acknowledgement. (a) Except for the representations and warranties expressly set forth in Article II, Article III, Article IV or in any Ancillary Documents or any Closing Certificate, Purchasers (x) acknowledge that they are acquiring Blocker, the Company and its subsidiaries on an “as is” condition and on a “where is” basis and (y) disclaims reliance on, and confirms and acknowledges that Purchasers have not relied on and should not rely on and will not rely on, any other representations or warranties, either express or implied, at law or in equity, including representations of merchantability, suitability or fitness for any particular purpose, or other statements, whether written or oral, made by or on behalf of any person (including any Seller, Blocker, the Company or any other Company Affiliate) in respect of Blocker’s, the Company’s or any of its subsidiaries’ business, assets, liabilities, operations, prospects or condition (financial or otherwise), including with respect to the accuracy or completeness of any confidential information memoranda, documents, projections or other prediction or forward-looking statements, material, or other information (financial or otherwise) regarding Blocker, the Company or any of the its subsidiaries furnished to Purchasers or any of their Representatives in any “data rooms”, “virtual data rooms”, management presentations, or in any other form or in expectation of, or in connection with, the Transactions, or in respect of any other matter or thing whatsoever or on any person providing or not providing any information not specifically required to be provided or disclosed pursuant to the specific representations and warranties in Article II, Article III, Article IV or any Ancillary Documents or any Closing Certificate. (b) Purchasers represents that they are sophisticated parties and knowledgeable about the business engaged in by Blocker, the Company and its subsidiaries and of the usual and customary practices of companies engaged in businesses similar to such business. Purchasers acknowledge and agrees that any financial forecasts, projections or other forward-looking information relating to Blocker, the Company or any of its subsidiaries prepared by or on behalf of Blocker, the Company or any of its subsidiaries or any Seller have been provided to Purchasers with the understanding and agreement that none of Sellers, Blocker, the Company or any of its subsidiaries, or any other Company Affiliate is making any representation or warranty with respect to such forecasts, projections or any other forward looking information and that actual future results may vary from such forecasts, projections or forward-looking information. (c) Without limiting the generality of Section 5.09(a) or Section 5.09(b), Purchasers acknowledge that (i) except for the representations and warranties expressly set forth in Article II, Article III, Article IV or any Ancillary Documents or any Closing Certificate, Purchasers are relying on each Purchaser’s own investigation and analysis in entering into this Agreement and the Ancillary Documents to which it is, or is specified to be, a party and the Transactions, (ii) this Agreement and the Ancillary Documents are the product of arm’s-length negotiations and (iii) Purchasers are an informed and sophisticated participant in the Transactions and have undertaken such investigation, and have been provided with and have evaluated such documents and information, as Purchasers have deemed necessary in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents to which it is, or is specified to be, a party and the Transactions.

47 ARTICLE VI Covenants Relating to Conduct of Business SECTION 6.01. Operation of the Business of the Target Companies. (a) Except (i) as required by applicable Law or Order, (ii) expressly required or permitted by this Agreement, (iii) as set forth in Section 6.01(a) of the Disclosure Letter, or (iv) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), between the date of this Agreement and the Closing, the Company shall, and shall cause its subsidiaries to (A) conduct their respective businesses in the ordinary course of business and (B) use commercially reasonable efforts to preserve intact its present business organization, operations, assets and goodwill, and maintain, in all material respects, its relationships with the customers, suppliers and others with whom the Company and its subsidiaries have material business relationships. (b) Except for matters set forth in Section 6.01(b) of the Disclosure Letter, as required by applicable Law or Order or otherwise contemplated by this Agreement, between the date of this Agreement and the Closing, the Company shall not, and shall cause its subsidiaries not to, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), take any of the following actions: (i) (x) split, combine, reclassify, subdivide, issue or authorize the issuance of any Equity Interest of the Company or any of its subsidiaries other than with respect to any subsidiary that is wholly owned by the Company before and after such action, (y) purchase, repurchase, redeem or otherwise acquire any Equity Interest of the Company or Company Seller, other than as required by the terms of any Benefit Plan or pursuant to Section 8.05 of the Company Seller LLC Agreement or (z) establish a record date for, declare, set aside or pay any dividends on, or make any distributions (whether in cash, Equity Interests or property) in respect of, any Equity Interest of the Company or any of its subsidiaries; (ii) adopt a plan or arrangement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization of the Company or any of its subsidiaries, other than any such transaction among wholly owned subsidiaries of the Company; (iii) amend the Governing Documents of the Company or any of its subsidiaries; (iv) enter into any Contract to acquire or acquire (in each case, whether by merger, consolidation, acquisition of stock or assets, license, sublicense, lease, conveyance, assignment, transfer, or otherwise) any business, assets or Equity Interests of any person, other than assets (including inventory) in the course of ordinary business; (v) sell, lease (as lessor), sublease (as sublessor), license (as licensor), abandon, let lapse, fail to maintain or otherwise dispose of (whether by merger, consolidation, disposition of stock or assets, license, sublicense, lease, conveyance, assignment, transfer, or otherwise) or subject to any Lien (other than Permitted Liens) any material properties or assets of the Company and its subsidiaries, taken as a whole, except (A) dispositions of

48 inventory, and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company and its subsidiaries, (B) transfers between the Company and one or more of its subsidiaries, or among its subsidiaries, (C) such leases or subleases of real property or amendments, terminations, expirations or surrenders of Company Real Property Leases, in each case, in the ordinary course of business, or (D) non-exclusive licenses of Intellectual Property granted in the ordinary course of business; (vi) except (A) as required pursuant to the terms of any Benefit Plan and as set forth on Section 4.10(a) of the Disclosure Letter or (B) as required to comply with applicable Law, (1) grant to any Company Personnel with base compensation in excess of $200,000 any increase in compensation, (2) grant to any Company Personnel any increase in severance or termination pay, any right or entitlement to change of control payments or retention bonus, (3) establish, adopt, enter into or amend any labor, collective bargaining or works council agreement or Benefit Plan, (4) take any action to accelerate the payment, vesting (including by waiver of any performance or other applicable criteria) or funding of any rights or benefits, or make any material determinations, under any Benefit Plan, (5) hire, promote or terminate (other than for cause) the employment or service of any Company Personnel with a base salary that is equal to or exceeds $200,000, other than promoting or hiring individuals to replace departed Company Personnel in the ordinary course of business, with compensation and benefits that are substantially similar to those provided to the predecessor individual or (6) make or forgive any loans to any Company Personnel; provided, however, that the foregoing clauses shall not restrict the Company or its subsidiaries from entering into or making available to newly hired employees or to employees in the context of promotions or increased responsibilities, in each case, with an annual base salary that does not equal or exceed $200,000, based on job performance or workplace requirements (in each case in the ordinary course of business), plans, agreements, benefits and compensation arrangements (excluding incentive grants) that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions or employees with similar levels of responsibility; (vii) make any material change in financial accounting methods, principles or practices, except insofar as may be required by a change in GAAP, SAP or the interpretation thereof or by the applicable insurance regulatory authorities, the Financial Accounting Standards Board or other applicable accounting authority; (viii) make, change or rescind any material Tax election or settle or compromise any material Tax liability, adopt or change any material method of Tax accounting, file any Tax Return in a manner materially inconsistent with past practice, amend any material Tax Return, surrender any right to claim a material Tax refund or similar benefit, consent to any extension or waiver of the limitations period applicable to any material Tax, or make any voluntary Tax disclosure or Tax amnesty or similar filing; (ix) enter into any Related Party Transaction; (x) enter into any Contract with any Governmental Entity;

49 (xi) make any filing with any Governmental Entity relating to (1) the withdrawal or surrender of any material permit held by the Company or any of its subsidiaries or (2) the withdrawal by the Company or any of its subsidiaries from any lines of business; (xii) reduce any reserves with respect to the Captive Reinsurer other than in the ordinary course of business or as required by Applicable Law; (xiii) declare or pay, or propose to declare or pay (including by setting a record date for the payment of) any non-cash dividends or other distributions, whether in shares or property or any combination thereof from any Target Company, including, for the avoidance of doubt, the Captive Reinsurer; (xiv) settle any pending or threatened Action, other than settlements of any pending or threatened Action (A) in which the Company or any of its subsidiaries is named as a nominal defendant, (B) in the ordinary course of business, or (C) if the amount to be paid by the Company or any of its subsidiaries in any such settlements does not exceed $500,000 individually or $1,000,000 in the aggregate; provided that no settlement of any pending or threatened Action may involve any material injunctive or equitable relief, or impose material restrictions on the business activities of the Company and its subsidiaries, taken as a whole, or adopt a plan or arrangement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization; (xv) enter into any new material line of business or discontinue any material line of business or material business operation; (xvi) permit the lapse of or terminate any material insurance policy of the Company or its subsidiaries except as replaced reasonably promptly in the ordinary course of business; (xvii) incur, assume or guarantee any indebtedness for borrowed money except indebtedness that is incurred and permitted under the Existing Credit Agreement or subject any of the properties or assets of Company or any of its subsidiaries to any Liens (other than Permitted Liens or Liens terminated on or before Closing); or (xviii) authorize, commit or agree to or enter into any agreement to take any of the foregoing actions. (c) From the date hereof until the earlier of the termination of this Agreement and the Closing, except as otherwise expressly contemplated by this Agreement or to the extent that Purchaser shall otherwise consent in writing, Blocker shall not (i) carry on any business other than holding, directly or indirectly, Company Seller Units or otherwise taking actions consistent with past practice; (ii) issue, sell or deliver any of its Equity Interests; (iii) effect any recapitalization, reclassification, equity split or like change in its capitalization; (iv) amend, restate, or modify its Governing Documents; (v) make any redemption or purchase of its Equity Interests; (vi) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; (vii) modify, amend or terminate any Ancillary Document in respect of which a Purchaser Party is not a party; or (viii) (A) make, change or rescind any

50 material Tax election or settle or compromise any material Tax liability; (B) adopt or change any material method of Tax accounting; (C) file any Tax Return in a manner materially inconsistent with past practice; (D) amend any material Tax Return; (E) surrender any right to claim a material Tax refund or similar benefit; (F) consent to any extension or waiver of the limitations period applicable to any material Tax; (G) make any voluntary Tax disclosure or Tax amnesty or similar filing or (H) change its Tax residency. (d) Notwithstanding anything to the contrary contained in this Section 6.01, the parties hereto expressly acknowledge and agree that the Target Companies may (i) repay any Indebtedness, (ii) incur Indebtedness pursuant to revolving loans incurred in the ordinary course of business, or obtain any letter of credit, under the Existing Credit Agreement, (iii) declare, set aside or make any cash dividends, distributions, repurchases or redemptions that are consummated at any time prior the Measurement Time (or with respect to Blocker, prior to the Closing); or (iv) pay any Transaction Expenses; provided further, that the extent of such actions shall be taken into account in the calculation of the items required to be set forth on the Preliminary Statement or the Statement, to the extent applicable. SECTION 6.02. No Right to Control Company Pre-Closing. Nothing contained in this Agreement is intended to give Purchaser, directly or indirectly, the right to control or direct the Target Companies’ operations prior to the Closing Date. Prior to the Closing Date, the Target Companies shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective business operations. SECTION 6.03. Operation of the Business of Purchaser and its Affiliates. Purchasers shall not, and shall not permit any of their controlled Affiliates to, take any action that would, or that would reasonably be expected to, result in any condition set forth in Section 9.01 or Section 9.03 not being satisfied. ARTICLE VII Additional Pre-Closing Agreements SECTION 7.01. Access to Information. Subject to applicable Law relating to the sharing of information, between the date hereof and the Closing Date, upon reasonable notice, Blocker and the Company shall, and the Company shall cause its subsidiaries to, afford to Purchasers and Purchasers’ Representatives reasonable access during normal business hours to their respective books, Contracts, commitments, Tax Returns (and supporting documentation), personnel, representatives and records (other than any of the foregoing that relate to the negotiation and execution of this Agreement or any Ancillary Documents, or any proposals from other parties relating to any competing or alternative transaction) and, during such period, Blocker and the Company shall, and the Company shall cause its subsidiaries to, furnish to Purchasers and Purchasers’ Representatives all available information concerning the business, properties and personnel of the Target Companies, including financial and operating data and other information, as Purchasers may reasonably request in writing from time to time for purposes of consummating the Transactions; provided, however, (a) that nothing herein shall require the Target Companies to (i) provide any document subject to an attorney/client privilege or any attorney work product privilege, (ii) take any action which, in the reasonable judgment of Blocker or the Company or

51 their respective Representatives, would result in the disclosure of any trade secrets, violate any applicable Law, violate any of the Target Companies’ confidentiality obligations to third parties, (iii) provide such portions of documents or information relating to pricing or other matters that are highly sensitive if the exchange of such documents (or portions thereof) or information, as reasonably determined by Blocker’s or the Company’s outside counsel, as applicable, might reasonably result in a violation of applicable antitrust Law for the Blocker, the Company or its Affiliates or (iv) take any action in a manner that would unreasonably interfere with the business and operations of Blocker or the Company or any of its subsidiaries or not comply with Blocker’s or the Company’s or any of its subsidiaries’ insurance requirements or unreasonably burden the management team or resources of the Target Companies (the terms of clause (a) of this proviso, collectively, the “Access Limitations”); and (b) this Section 7.01 shall not entitle Purchasers or their Representatives to (A) contact any employee of the Company or any of its subsidiaries or any third party doing business with the Company or any of its subsidiaries without the Sellers’ Representatives’ prior written consent (not to be unreasonably withheld, conditioned or delayed), in each case, other than contacts with any of the foregoing (other than employees) in the ordinary course of business unrelated to and without reference to the Transaction, or (B) conduct any Phase I or Phase II environmental site assessments or other intrusive or invasive sampling or testing of the Environment or any building material at any Company Leased Real Property. All information provided by the Company or any of its subsidiaries or their respective Representatives pursuant to this Section 7.01 or any other provision of this Agreement shall be subject to the confidentiality agreement dated July 24, 2025, between CVC Advisors (U.S.) Inc. and the Company (the “Confidentiality Agreement”). SECTION 7.02. Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including: (i) causing the waiting period under the HSR Act to terminate or expire at the earliest possible date (the “HSR Approval”), including by filing or causing to be filed as promptly as practicable, but in no event later than 15 Business Days after the date hereof, with the Federal Trade Commission and the United States Department of Justice, Antitrust Division any notifications required to be filed under the HSR Act with respect to the Transactions, provided, however, that if the federal government of the United States undergoes a government shutdown (a “Shutdown”) and the Federal Trade Commission’s Premerger Notification Office does not accept HSR filings as a result of such Shutdown, then the parties hereto shall submit their required HSR filings prior to the later of (x) the end of such 15 Business Day period and (y) three Business Days after the Federal Trade Commission’s Premerger Notification Office resumes accepting HSR filings. (ii) as promptly as practicable, but in no event later than 15 Business Days after the date hereof, making or causing to be made all required or advisable notifications, applications and filings with respect to the other required Consents from any Governmental Entity necessary, proper or advisable to consummate the Transactions (including as set forth in Section 9.01(b) of the Disclosure Letter) (the “Other Required Approvals”);

52 (iii) obtaining in the most expeditious manner practicable all other necessary actions or nonactions, Consents, Governmental Authorizations and Orders (including with respect to the HSR Approval) from Governmental Entities in connection with the authorization, execution, delivery, performance and consummation of this Agreement, the Ancillary Documents and the Transactions (which filings and submissions shall seek early termination pursuant to the HSR Act and the equivalent, if available, with respect to any such other applicable Laws); (iv) vigorously defending or contesting any lawsuits or other legal proceedings, whether regulatory, judicial, administrative or other, to which it is a party challenging or affecting this Agreement, the Ancillary Documents or the Transactions (including all regulatory proceedings necessary or advisable in connection with obtaining the HSR Approval and Other Required Approvals) or seeking to prohibit or delay the consummation of the Transactions or rescind, vacate, or otherwise challenge any Orders granted; (v) seeking to have lifted or rescinded any injunction or restraining order that may adversely affect the ability of the parties to consummate the Transactions; (vi) making any other required submissions, promptly supplying any information and documentary material that may be requested by any Governmental Entity and paying any fees due in connection therewith, in each case, with respect to this Agreement, the Ancillary Documents and the Transactions required under or with respect to the HSR Approval and the Other Required Approvals; provided, however, that each party shall reasonably cooperate with each other in connection with determining whether any action by or in respect of, or filing with, any Governmental Entity is required or advisable in connection with the Transactions (including with respect to the HSR Approval and the Other Required Approvals) and seeking any such actions, consents, approvals or waivers or making any such filings; and (vii) executing and delivering any additional instruments necessary to consummate the Transactions and fully carry out the purposes of this Agreement and the Ancillary Documents. (b) General Procedures. Purchaser shall lead all communications and strategy relating to the HSR Act and the Other Required Approvals, and coordinate the overall development of the positions to be taken and the regulatory actions to be requested in such applications and filings for approval of the matters contemplated by this Agreement that require regulatory approval and of all other regulatory matters incidental thereto that are to be addressed in such applications and filings, subject to good faith consultations and cooperation with the Sellers’ Representative. Purchaser shall be responsible for all filing fees under applicable Laws (including with respect to the HSR Approval and the Other Required Approvals). Each party shall furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the Transactions (provided that any materials may be redacted, or limited to outside counsel only, as necessary to comply with any Access Limitations). The Sellers’ Representative and Purchaser shall each consult, in good faith, with the other party in respect of any communications, meetings or other contacts, formal or informal, oral or written, with any Governmental Entity in connection with the Transactions (including with respect to the

53 HSR Approval and the Other Required Approvals) or any related declaration, filing, registration, notice, authorization, consent or approval, and, to the extent permitted by Law, shall provide each other advance written notice and an opportunity to attend all meetings and oral communications with any Governmental Entity relating to any of the foregoing. The Sellers’ Representative and Purchaser will each provide the other party with reasonable advance opportunity to review and comment upon and will consider in good faith the views of the other party in connection with all substantive communications with a Governmental Entity regarding the Transactions (including with respect to the HSR Approval and the Other Required Approvals) and, to the extent permitted by Law, will promptly provide the other party with copies of all substantive written communications to or from any Governmental Entity relating to the Transactions (including with respect to the HSR Approval and the Other Required Approvals). No party to this Agreement shall consent to any voluntary delay of the Closing at the behest of any Governmental Entity without the consent of the other. (c) Notwithstanding the foregoing provisions of this Section 7.02, Purchaser agrees to use its reasonable best efforts to take, or cause to be taken by its subsidiaries, any and all steps and to make, or cause to be made by its subsidiaries, any and all undertakings necessary to avoid or eliminate each and every impediment asserted by any Governmental Entity applicable to Purchaser, Blocker, the Company or any of its subsidiaries, so as to enable the Closing to occur as promptly as practicable, including (i) agreeing to conditions imposed by any Governmental Entity and proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, any of the following actions: the sale, divestiture, licensing or disposition of assets or businesses of Purchaser or any of its subsidiaries (including, after the closing, the Target Companies) or (ii) accepting any operational restrictions, or taking or committing to take actions that limit any of Purchaser’s or its subsidiaries (including the Target Companies following the Closing) freedom of action with respect to, or its ability to retain or freely operate, any of the assets, properties, licenses, rights, product lines, operations or businesses of Purchaser or any of its Subsidiaries (including, after Closing, the Target Companies), in each case as may be required in order to enable the Closing to occur as promptly as possible or to avoid the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing. Notwithstanding the foregoing or anything in this Agreement to the contrary, in connection with obtaining any consents or approvals hereunder, or in connection with otherwise complying with any provisions of this Agreement, Purchaser shall not be required to consent to (x) the taking of any action or the imposition of any terms, conditions, limitations or standards of service the effectiveness or consummation of which is not conditional upon the occurrence of the Closing, (y) a Burdensome Condition, or (z) the imposition of any terms, conditions or limitations on or with respect to (i) any Purchaser, any of its Affiliates (other than the Target Companies), or (ii) any of their respective businesses, or (iii) any of the benefits to any Purchaser and its Affiliates of the Transactions,. As used herein, “Burdensome Condition” means any requirement, divestiture, disposition, consent, authorization, order, approval or exemption in connection with the Transactions that would, individually or in the aggregate, have a material adverse effect on the assets, business or results of operations of Purchaser and its subsidiaries (including, for the avoidance of doubt, the Target Companies), taken as a whole. Purchasers and their subsidiaries shall comply with the requirements set forth on Section 7.02(c) of the Disclosure Letter.

54 (d) Without limiting the generality of anything contained in this Section 7.02, each of the Sellers’ Representative and Purchaser shall: (i) give the other party prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Transactions, (ii) keep the other party reasonably informed as to the status of any such request, inquiry, investigation, action or legal proceeding and (iii) promptly inform the other party of any substantive communication to or from any Governmental Entity regarding the Transactions. Each of the Sellers’ Representative and Purchaser will consult and reasonably cooperate with the other party and will consider in good faith the views of the other party in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Transactions. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each of the Sellers’ Representative and Purchaser will permit authorized Representatives of the other party to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding. (e) Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct the operations of the Target Companies prior to the Closing. Prior to the Closing, the Target Companies shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over their business operations. SECTION 7.03. Public Announcements; Third Party Contact. Purchaser and the Sellers’ Representative (on behalf of all Sellers and the Company) shall consult with the other party before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and no party shall issue any press release or make any public statement prior to such consultation, except as may be required (based on the advice of the disclosing party’s counsel) by applicable Law, Order, court process or the rules and regulations of any national securities exchange or national securities quotation system. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form mutually agreed by Purchaser and the Sellers’ Representative (the “Announcement”). Notwithstanding the foregoing, this Section 7.03 shall not apply to any press release, filing or other public statement that (a) is consistent with the Announcement and the terms of this Agreement and does not contain any information relating to the Company or any of its subsidiaries that has not been previously announced or made public in accordance with the terms of this Agreement, (b) in the case of Blocker Seller or an Affiliate thereof, as required by applicable Law or the rules of a regulated stock exchange or otherwise consistent with past practice, provides financial results, investment metrics or such other information regarding this Agreement, the Transactions or the Company and its subsidiaries that is similar to the type of results, metrics or information historically provided by Blocker Seller or any of its Affiliates in respect of acquisitions or divestitures or otherwise in connection with investor relations; provided that Blocker Seller or its applicable Affiliate shall provide to Purchaser a copy of such draft announcement or disclosure and a reasonably opportunity to review and comment (which comments will be taken into consideration in good faith), and (c) is made in the ordinary course of business and does not relate specifically to the signing of this Agreement or the Transactions. The foregoing will not restrict or prohibit Purchaser or an Affiliate

55 thereof from making any announcement or communication to the CVC Network or its Affiliates or any employee, direct or indirect limited partner, current or prospective investor or professional advisor or lender (including the Debt Financing Sources or any prospective Debt Financing Sources) of any of the foregoing to the extent Purchaser or such Affiliate reasonably determines in good faith that such announcement or communication is necessary or advisable and the recipient is bound by customary confidentiality obligations with respect thereto. In addition, Blocker Seller and its Affiliates shall be permitted to continue to use the Company’s name and logo, and make other information of the type referred to in clauses (a) and (b) (subject to the proviso therein) of the previous sentence available, on their websites and in other publicly available materials consistent with such Affiliates’ past practice with respect to former subsidiaries. SECTION 7.04. Related Party Transactions. Except for the Related Party Transactions set forth on Section 7.04 of the Disclosure Letter, the Company shall cause all of the Related Party Transactions to be terminated effective as of the Closing pursuant to written agreements, instruments or other documents (including any resolutions and actions by written consent), in each case, in form and substance reasonably acceptable to Purchaser, and none of the Purchaser Parties, any Affiliate of the Purchaser Parties, or any Target Companies shall have any obligations or liabilities in respect of any such terminated Related Party Transaction from and after the Closing. The Sellers’ Representative shall provide Purchaser with evidence of such termination of such Related Party Transactions prior to or as of the Closing. SECTION 7.05. Section 280G Matters. Each Seller shall, and shall cause Blocker to, take any actions necessary to submit for the approval of the equityholders of Blocker in a manner that satisfies Section 280G(b)(5)(A)(ii) and Section 280G(b)(5)(B) of the Code and the final Treasury Regulations issued thereunder, the right of each “disqualified individual” (as defined in Section 280G(c) of the Code) (a “Disqualified Individual”) to receive or retain, as applicable, that portion of any payments and benefits that, together with any other payments and benefits the Disqualified Individual may become entitled to receive that may be considered “parachute payments” under Section 280G(b)(2) of the Code, exceeds 299% of such Disqualified Individual’s “base amount” (as defined in Section 280G(b)(3) of the Code) (the “Excess Payments”). To the extent required to comply with the provisions of the preceding sentence, each Seller shall cause Blocker to (i) use reasonable best efforts to obtain a waiver (a “280G Waiver”) from each Disqualified Individual of all or a portion of such Disqualified Individual’s rights to receive or retain any such payments or benefits, such that all remaining payments or benefits applicable to such person shall not be deemed to be “excess parachute payments” pursuant to Section 280G of the Code (the “Waived 280G Benefits”) and (ii) deliver, among other items, to the equityholders of Blocker a disclosure statement intended to satisfy the stockholder approval requirements of Section 280G(b)(5)(B) of the Code (the “280G Approval Process”). No later than 7 Business Days prior to seeking 280G Waivers to commence such stockholders approval, Sellers shall provide to Purchaser or its counsel drafts of the consent, waiver, disclosure statement, calculations and supporting materials necessary or appropriate to effectuate the 280G Approval Process for Purchaser’s review and comment (and shall consider in good faith any reasonable comments). Prior to the Closing, Sellers shall deliver to Purchaser evidence that (A) the 280G Approval Process was properly conducted and (B) (x) a vote of Blocker’s stockholders was received in conformance with Section 280G of the Code and the regulations thereunder, or (y) such requisite Blocker stockholders approval has not been obtained with respect to the Waived

56 280G Benefits, and, as a consequence, the Waived 280G Benefits have not been and shall not be paid or provided. SECTION 7.06. Resignations. The Sellers’ Representative use reasonable best efforts to cause to be delivered to Purchaser at the Closing resignation letters of such members of the board of directors (or comparable governing body) and officers of the Target Companies that have been requested in writing by Purchaser at least five Business Days prior to the anticipated Closing Date, such resignation letters to be effective concurrently with the Closing. SECTION 7.07. Third Party Consents. From the date of this Agreement through the Closing Date, the Company and Purchaser shall, and shall cause their respective subsidiaries to, use their respective reasonable best efforts to (a) make or obtain all third party Consents required to avoid a breach or default under any Contract (other than the Existing Credit Agreement) to which any Target Company is a party upon consummation of the Transactions (as set forth in Section 7.07 of the Disclosure Letter) and (b) maintain such Consents in full force and effect once made or obtained; provided that such efforts shall not require any party hereto or any of its Affiliates to commence any Action or grant any other accommodation or concession (financial or otherwise); provided, further, that, no Target Company will be obligated to make any financial accommodation or concession to a third party in respect of such Consents that Purchaser has not agreed in writing to promptly pay or reimburse. For the avoidance of doubt, failure to obtain or maintain any such Consent, when the Company is acting reasonably and in good faith, shall not, by itself, result in a failure to satisfy any condition in Section 9.02. Each of the Target Companies, on the one hand, and Purchaser, on the other hand, shall use its reasonable best efforts to cooperate with the reasonable requests of the other party in seeking to obtain as promptly as practicable all such Consents. No party shall take, or cause to be taken, any action that they are aware or should reasonably be aware would have the effect of delaying, impairing or impeding the receipt of any such Consent. For purposes of this Section 7.07, “third party” shall not include any Governmental Entity. SECTION 7.08. Financing. (a) Subject to Purchasers’ right to obtain alternative financing in accordance with Section 7.08(b), Purchasers shall use, and shall cause their Affiliates to use, reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms (including the market “flex” provisions) set forth in the Financing Letters (or other terms reasonably acceptable to the Purchasers so long as, had those other terms been implemented pursuant to an amendment of the Financing Letters, such amendment would have been permitted under this Section 7.08(a)) and subject only to the conditions set forth in the Financing Letters no later than the Closing, including using reasonable best efforts to (i) maintain in effect the Financing Letters (in the case of the Debt Commitment Letter, until the effectiveness of the definitive agreements with respect to the Debt Financing) on the terms and conditions contained therein until the Transactions are consummated (it being understood that the Debt Financing Letters may be amended, restated, supplemented or otherwise modified as expressly provided below), (ii) promptly negotiate and enter into (and, thereafter, maintain in effect) definitive agreements with respect to the Debt Financing on the terms (including the market “flex” provisions) set forth in the Debt Financing Letters (or other terms reasonably acceptable to the Purchasers so long as, had those other terms been implemented

57 pursuant to an amendment of the Financing Letters, such amendment would have been permitted under this Section 7.08(a)) and subject only to the conditions set forth in the Debt Financing Letters, and thereafter maintain in effect such definitive agreements, (iii) satisfy (and cause their Affiliates to satisfy) (or use reasonable best efforts to obtain the written waiver of) no later than at the Closing, all conditions precedent set forth in the Financing Letters and the definitive agreements with respect to the Financing that are within its control, (iv) consummate the Financing at or prior to the Closing Date, including causing (and causing their Affiliates to cause) the Debt Financing Sources, subject to the satisfaction or waiver of the conditions precedent set forth in the Debt Commitment Letter (other than those which are depended upon, or are to occur simultaneously with, the funding of the Financing), to fund the Debt Financing at the Closing (including by promptly commencing Actions against any Debt Financing Source to compel such Debt Financing Source to provide its portion of the Debt Financing or otherwise comply with its obligations under the Debt Financing Letters or the definitive agreements with respect to the Debt Financing) and (v) enforce their rights under the Financing Letters and the definitive agreements with respect to the Financing. Purchasers shall not, without the prior written consent of the Sellers’ Representative, (i) agree to or permit the termination of any Financing Letter (other than, in the case of the Debt Commitment Letter, upon the effectiveness of the definitive agreements with respect to the Debt Financing, and thereafter will not permit the termination of such definitive agreements) or (ii) agree to or permit any amendment, restatement, supplement or other modification to, or grant any waiver of any provision or remedy under, any of the Financing Letters or the definitive agreements with respect to the Financing if such amendment, restatement, supplement, modification or waiver, (A) would reduce the aggregate amount of the Financing below the Financing Amount (B) would impose new or additional conditions precedent to the availability of the Financing or would otherwise expand, amend or modify any of the existing conditions to the Financing or (C) would otherwise amend or modify any other provision of the Financing Letters or the definitive documentation with respect to the Financing in a manner that, could reasonably be expected to (1) delay or prevent or make less likely to occur the funding of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date, (2) adversely impact the ability of any Purchaser to enforce its rights against other parties to the Debt Financing Letters or the definitive agreements with respect to the Debt Financing or (3) prevent, impede, impair or delay the consummation of Transactions, it being understood that, subject to the requirements of this Section 7.08(a), Purchasers may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents, or entities in similar role. Purchasers shall promptly deliver to the Sellers’ Representative copies of any amendment, restatement, supplement, modification or waiver to or under any Financing Letter or, at the request of Sellers’ Representative, any definitive agreements with respect to the Financing. Purchasers will fully pay, or cause to be paid, all commitment and other fees under or arising pursuant to the Debt Commitment Letter and the Redacted Fee Letters, or the definitive agreements with respect to the Debt Financing, in each case, as and when they become due. (b) At the request of Sellers’ Representative, Purchasers shall keep the Sellers’ Representative informed of the status of their efforts to obtain the Debt Financing and of the material definitive agreements with respect to the Debt Financing. Purchasers shall give the Sellers’ Representative prompt written notice (and in any event within two Business Days) (i) of, and keep the Sellers’ Representative reasonably informed of, (A) any actual breach, default (with or without notice, lapse of time or both), termination or repudiation by any party to any of the Financing Letters or the definitive agreements with respect to the Financing of which any

58 Purchaser becomes aware, (B) the occurrence of an event, circumstance or development that (with or without the lapse of time or notice or both) could reasonably be expected to, individually or in the aggregate, adversely affect the ability of Purchasers to obtain all or any portion of the Financing contemplated by the Financing Letters on the terms and conditions, in the manner or from the sources contemplated by any of the Financing Letters or the definitive agreements with respect to the Financing or (C) any request to make any material change in the terms of, or any dispute or disagreement between or among any parties to, any of the Financing Letters or the definitive agreements with respect to the Financing or (ii) if at any time, for any reason, any Purchaser believes that it will not be able to obtain all or any portion of the Financing on the terms contemplated by any of the Financing Letters or the definitive agreements with respect to the Financing. Purchasers shall also provide the Sellers’ Representative with a copy of any written notice or other written communication from any Debt Financing Source, the Guarantors or any other person with respect to (I) any actual breach, default (with or without notice, lapse of time or both), termination or repudiation by any party to any of the Financing Letters or the definitive agreements with respect to the Financing of any provisions of any of the Financing Letters or the definitive documents with respect to the Financing or (II) any actual dispute or disagreement between or among any parties to any of the Financing Letters or the definitive agreements with respect to the Financing. If any portion of the Debt Financing becomes unavailable, or Purchasers become aware of any event, development or circumstance that would reasonably be expected to make any portion of the Debt Financing unavailable, in each case, on the terms (including any applicable market “flex” provisions) contemplated by the Debt Financing Letters (or other terms reasonably acceptable to Purchasers so long as, had those other terms been implemented as an amendment to the Debt Financing Letters, such amendment would have been permitted under Section 7.08(a)) and on conditions contemplated by the Debt Financing Letters, Purchasers shall promptly (1) notify the Sellers’ Representative in writing thereof and the reason therefor and (2) use its reasonable best efforts to arrange and obtain in replacement of such portion of the Debt Financing, and negotiate and enter into definitive agreements with respect to, alternative debt financing from alternative sources reasonably acceptable to Purchasers (including any other source of funds available to Purchasers) in an aggregate amount not less than the Financing Amount, or such unavailable portion thereof, as the case may be, with terms (including structure, covenants, pricing and market “flex” provisions) not materially less favorable, taken as a whole, and conditions not less favorable, to Purchasers or their Affiliates than the terms (including structure, covenants, pricing and market “flex” provisions) and conditions set forth in the applicable Financing Letter as in effect as of the date of this Agreement or as permitted to be amended, restated, supplemented or modified by this Section 7.08. Purchasers shall deliver to the Sellers’ Representative true and complete copies of all Contracts or other arrangements pursuant to which any such alternative source shall have committed to provide any portion of any such alternative financing (provided that any fee letters in connection therewith may be redacted in a manner consistent with the permitted redaction of the Redacted Fee Letters, if applicable). For purposes of this Agreement, references to (x) the “Financing” and the “Debt Financing” shall include any such alternative debt financing and (y) references to the “Debt Commitment Letter” shall include such Contracts with respect to any such alternative debt financing. (c) Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, to Purchasers, in each case, at Purchasers’ sole expense, such reasonable cooperation as is necessary and customary in connection with the arrangement, syndication and consummation of the Debt

59 Financing of the type contemplated by the Debt Commitment Letter as in effect on the date hereof, in each case, to the extent reasonably requested by any Purchaser, including using its reasonable best efforts to (i) furnish Purchasers and the Debt Financing Sources with the Consolidated Financial Statements, (ii) assist with the preparation of customary rating agency presentations, bank information memoranda, lender presentations, roadshow materials and other customary marketing materials reasonably required in connection with the Debt Financing (including assistance with the preparation of “public” versions thereof and delivery of customary authorization letters), and, in connection therewith, furnishing Purchasers and the Debt Financing Sources with such information regarding the Company and its subsidiaries as would be customarily included in such marketing materials, to the extent such information is derived from the Company’s historical books and records and maintained in the ordinary course of business, (iii) cause the management of the Company to participate, at times and locations to be mutually agreed, in a reasonable number of meetings, conference calls, due diligence sessions and similar presentations with prospective lenders and sessions with rating agencies, in each case, in connection with the Debt Financing (all of which shall be “virtual” unless otherwise agreed by the Company), (iv) to the extent requested in writing at least ten Business Days prior to the Closing Date, providing to Purchasers and the Debt Financing Sources at least three Business Days prior to the Closing, documentation and other information about the Company and its subsidiaries required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, (v) assist Purchasers in connection with the preparation of any pledge and security documents, guaranty agreements and other definitive financing documents (and any disclosure schedules thereto) and take such actions as may be reasonably requested by Purchasers to facilitate the creation or perfection of Liens securing the Debt Financing, including the delivery of any possessory collateral, (vi) take such actions as may be reasonably requested by Purchasers in connection with the repayment of the Existing Credit Agreement, including delivery of any applicable notices of repayment, and (viii) taking all corporate actions, subject to the occurrence of the Closing, necessary or customary to permit the consummation of the Debt Financing on the Closing Date. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Affiliates shall be required to take or permit the taking of any action pursuant to this Section 7.08(c) that would, in the Sellers’ Representatives’ reasonable judgment: (A) require the Company, its Affiliates or any persons who are officers, directors or employees of Company or any of its Affiliates to pass resolutions or consents to approve or authorize the Financing or any Contracts, documents or actions in connection therewith or to enter into, execute or deliver any Contract, certificate, opinion, document or instrument (other than the customary authorization letters referred to above and clauses (iv) and (vii) above), provided that in any event no person that will not continue in its capacity as an officer or director, or shall cease to be an employee of, the Company or its subsidiaries after the Closing Date will be required to take any corporate action referred to in clause (vii) above, (B) cause any representation, warranty or covenant of this Agreement to be breached by the Company or any of its Affiliates or cause any condition set forth in Article IX to fail to be satisfied, (C) require the Company or any of its Affiliates to waive or amend any terms of this Agreement, (D) require the Company or any of its Affiliates to pay any commitment or similar fee or incur any other expense, liability or obligation in connection with the Financing or incur any obligation of the Company or any of its Affiliates under any Contract, certificate, document or instrument (other than, in the case of the Company and its subsidiaries, any agreement, certificate, document or instrument that is only effective upon the Closing), (E) cause any director, officer, employee or Representative of the Company or any of its Affiliates to

60 incur any actual or potential personal liability, (F) reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice, or lapse of time or both) under, the Governing Documents of the Company or any of its Affiliates, any applicable Law or Order or any Contract to which the Company or any of its Affiliates is a party or by which any of their respective properties is bound, (G) require the Company, any of its Affiliates or any of their Representatives to provide access to or disclose information that the Company or any of its Affiliates determines would reasonably be expected to jeopardize attorney-client privilege or other applicable legal privilege of, or conflict with any confidentiality requirements applicable to, the Company and its Affiliates or which is prohibited or restricted under Law, (H) require the Company or any of its Affiliates to prepare any financial statements or information that are not available to Company and prepared in the ordinary course of its financial reporting practice, other than the preparation and delivery of the financial statements expressly referred to in clause (i) above, (I) unreasonably interfere with the ongoing business or operations of Company or any of its Affiliates or (J) require the Company to prepare or provide (1) any financial statements other than financial statements referred to in Section 7.08(c)(i), (2) pro forma financial statements, pro forma adjustments (including regarding the Financing), any synergies or cost savings, projections or an as-adjusted capitalization table, (3) any description of all or any component of the Financing, including any such description to be included in liquidity and capital resources disclosure, (4) risk factors relating to all or any component of the Financing, (5) “segment reporting”, subsidiary financial statements or any information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (6) any information required by Regulation S-K Item 402, or any information required by Items 10 through 14 of Form 10-K, (7) post-closing financial information or (8) any information not relating directly to the Company or any of its subsidiaries. Notwithstanding anything to the contrary set forth herein, the provisions of this Section 7.08(c) represent the sole obligation of the Company, Sellers, Blocker and their respective Representatives with respect to cooperation and assistance in connection with any financing (including the Financing) to be obtained by Purchasers in connection with the Transactions, and no other provision of this Agreement shall be deemed to expand or modify such obligations. Purchasers shall (x) promptly upon request by the Company on the earlier of the Closing Date and the date of termination of this Agreement, reimburse the Company for all reasonable and reasonably documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Affiliates and their respective Representatives in connection with the Financing (including any fees due to Piper Sandler & Co., “Debt Financing Expenses”), including the cooperation and assistance of the Company and its subsidiaries contemplated by this Section 7.08(c) other than the preparation and delivery of the financial statements expressly referred to in Section 7.08(c)(i), and (y) indemnify, defend and hold harmless the Company, its Affiliates and its and their respective officers, directors, employees and Representatives from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses (including reasonable attorneys’ fees) (collectively, “indemnity liability”) suffered or incurred by any of them in connection with the Financing, any action taken by them at the request of Purchasers pursuant to this Section 7.08(c) and any information used in connection therewith, except to the extent any such indemnity liability resulted from the gross negligence, bad faith or willful misconduct of the Target Companies or their Affiliates, or any representatives of the foregoing. (d) Purchasers acknowledge and agree that (i) the obtaining of the Financing, or any alternative financing, is not a condition to the Closing and reaffirms its obligation to consummate the transactions contemplated hereby irrespective and independently of the

61 availability of the Financing or any alternative financing, subject only to the satisfaction or waiver of the conditions to the Closing set forth in Section 9.01 and Section 9.02 and (ii) the condition to the Closing set forth in Section 9.02(f), as applied to the Company’s performance of and compliance with its obligations in this Section 7.08, shall be deemed to be satisfied unless the Debt Financing has not been obtained or a condition to the availability of the Debt Financing has not been satisfied, in each case, directly as a result of (A) the Company or its subsidiaries’ failure to comply with their obligations under this Section 7.08 or (B) the Company or any of its subsidiaries having committed a Willful Breach; provided, that in the event any Purchaser believes any such failure to comply with this Section 7.08 or Willful Breach has occurred, it shall provide to the Company prompt notice thereof, including the details of such breach and the actions necessary to cure such breach, and the Company shall have a reasonable opportunity to cure. (e) The Company consents to the use of its logos in marketing materials for the Debt Financing; provided that such logos are used solely in a manner that is not intended to and is not reasonably likely to harm the Company or its subsidiaries, or the reputation or goodwill of Company or its subsidiaries or any of their logos. It is agreed that Purchaser and its Affiliates may disclose any information that would otherwise be subject to the Confidentiality Agreement (i) to the Debt Financing Sources, subject to the confidentiality obligations under the Debt Commitment Letter (or subject to substantially equivalent confidentiality obligations, to the extent such Debt Financing Sources are not party to the Debt Commitment Letter) and any definitive agreements related thereto and (ii) any rating agency, subject to customary confidentiality undertakings by such rating agency, in connection with any Debt Financing. SECTION 7.09. Conversion. Purchasers and Sellers Representative agree that, as soon as practicable following the date hereof and prior to the Effective Time of the Merger, the Purchasers shall take commercially reasonable efforts to cause the Merger Sub, currently organized as a limited liability company under the laws of the State of Delaware, to be converted into a limited liability company organized under the laws of the State of Arizona (the “Conversion”), provided, that, any obligation of Purchasers to cause the Conversion to occur shall be subject to the acceptance of such Conversion by the Purchasers’ Debt Financing Sources. In the event that the Conversion fails to be completed, the Purchasers and the Sellers’ Representative shall reasonably cooperate to make or cause to be made all required or advisable notifications, applications and filings under the laws of the State of Arizona and the State of Delaware necessary, proper or advisable to effect the Merger in accordance with this Agreement. For the avoidance of doubt, failure to cause the Conversion to occur prior to Closing, when the Purchasers are acting reasonably and in good faith, shall not, in and of itself, result in a failure to satisfy any condition in Section 9.03. SECTION 7.10. Restrictive Covenant Agreements. The Company and the Sellers shall take commercially reasonable efforts to, as soon as practicable following the date hereof and prior to the Closing Date, obtain executed copies of a Restrictive Covenant Agreement from each of the Other Indirect Equityholders which are listed on Section 7.10 of the Disclosure Letter on the same terms and conditions as the Restrictive Covenant Agreements executed on the date hereof. The Company and the Sellers shall reasonably cooperate with Purchasers to facilitate Purchasers’ and such Other Indirect Equityholders’ discussions and negotiations with respect to such agreements. For the avoidance of doubt, the failure of Purchaser to enter into any such agreements with any such Other Indirect Equityholder, provided, that, Sellers and the Company

62 are acting reasonably and in good faith with respect to their obligations under this Section 7.10, shall not, in and of itself, result in a failure to satisfy any condition in Section 9.02. ARTICLE VIII Additional Post-Closing Agreements SECTION 8.01. Access to Books and Records. From and after the Closing and until the seven year anniversary of the Closing, Purchaser shall, and shall cause the Target Companies to, provide, at the sole cost of the Sellers, the Sellers’ Representative and its authorized Representatives with reasonable access (for the purpose of examining and copying for legitimate business purposes related to any applicable Tax reporting, financial reporting, regulatory requirements (including, with respect to Blocker Seller’s ultimate parent company, SEC reporting obligations in respect of the business of the Target Companies), or litigation (other than disputes or litigation involving the Target Companies, their respective business relations, Purchaser Parties or their Affiliates)), as well as other bona fide business purposes, during normal business hours and upon reasonable notice, to the books and records of the Target Companies with respect to periods prior to the Closing Date; provided that nothing herein shall require any party or its Affiliates to violate the Access Limitations (including as if the references to the Company and its subsidiaries were references to Purchaser and its Affiliates in the definition thereof). Unless otherwise consented to in writing by the Sellers’ Representative, Purchaser shall not permit the Target Companies, for a period of seven years following the Closing Date, to destroy, alter or otherwise dispose of any books and records of the Target Companies, or any portions thereof, relating to periods prior to the Closing Date without first giving at least 30 Business Days prior written notice to the Sellers’ Representative and offering to surrender to the Sellers’ Representative (at Sellers’ Representative sole cost) such books and records or such portions thereof. SECTION 8.02. Insurance. Purchaser acknowledges that the Target Companies shall not be entitled to coverage under any insurance policies maintained by Sellers or their Affiliates (other than directly by the Target Companies) from and after the Closing. SECTION 8.03. Benefits. (a) For a period beginning on the Closing Date and ending one year following the Closing Date, Purchaser shall either provide, or cause its subsidiaries (including the Company and its subsidiaries) to provide, to each employee of the Company and its subsidiaries immediately prior to the Closing Date who remains an employee thereof following the Closing (the “Continuing Employees”), (i) base compensation and short- term cash bonus incentive opportunities that are no less favorable, in each case, than those in effect immediately prior to the Closing Date, (ii) severance benefits that, in the aggregate, are substantially comparable to the severance benefits that would have been provided to such Continuing Employee immediately prior to the Closing Date and disclosed in Section 8.03(a) of the Disclosure Letter, and (iii) employee benefits (excluding base compensation, short-term bonus, long-term incentive opportunities, severance benefits, defined benefit pension, retiree medical or life insurance, non-qualified deferred compensation, retention, change in control plans programs or arrangements and other one-time payments or benefits) that, in the aggregate, are substantially comparable to those provided to such Continuing Employee immediately prior to the Closing Date.

63 (b) Purchaser shall, and shall cause its subsidiaries (including the Company and its subsidiaries) to, cause any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) maintained by Purchaser or any of its subsidiaries (including the Company and its subsidiaries) (including any vacation, paid time-off and severance plans) in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Closing Date to recognize each Continuing Employee’s service with the Company and its Affiliates (including the Company (as well as service with any predecessor of the Company or any of its subsidiaries, to the extent service with such predecessor is recognized by the Company or such subsidiary)) for purposes of eligibility to participate, level of benefits and vesting; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits. (c) Purchaser shall, and shall cause its subsidiaries (including the Company and its subsidiaries) to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Purchaser or any of its subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Closing Date, except to the extent that such pre- existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Benefit Plan immediately prior to the Closing Date. Purchaser shall, or shall cause its subsidiaries (including the Company and its subsidiaries) to, use reasonable best efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Closing Date occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and his or her eligible dependents) will be eligible to participate from and after the Closing Date. Notwithstanding the foregoing, no provision of this Agreement shall create any right in any employee to continued employment by Purchaser, any Purchaser Party, the Company or any respective subsidiary thereof, or preclude the ability of a Purchaser Party, the Company or any respective subsidiary thereof to terminate the employment of any employee for any reason, except as set forth in Section 8.03(a). This Section 8.03 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 8.03, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Section 8.03 or is intended to be, shall constitute or be construed as an amendment to or modification of (or to prevent the amendment to or modification of) any employee benefit plan, program, arrangement or policy of a Purchaser, the Company or any respective subsidiary thereof. No Company Personnel (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement pursuant to this Section 8.03 and this Section 8.03 shall not create such rights in any such person. SECTION 8.04. Tax Matters. (a) Purchase Price Allocation. (i) Within 90 days after the Net Adjustment Amount is finalized, Purchaser shall deliver to the Sellers’ Representative a schedule allocating the purchase price (as

64 determined for Tax purposes, including any liabilities of the Company and its passthrough subsidiaries to the extent treated as additional consideration for Tax purposes) in respect of Company Seller Units held by the Other Indirect Equityholders among the assets of the Company and its passthrough subsidiaries (the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with the principles set forth in Section 8.04(a) of the Disclosure Letter, Section 755 of the Code and the Treasury Regulations promulgated thereunder and other applicable Law. The Sellers’ Representative shall respond to Purchaser in writing within 30 days after receipt of the Allocation Schedule, providing either (1) its acceptance of the Allocation Schedule, in which case the Allocation Schedule shall become final, non-appealable and binding on the parties, or (2) any objections to the Allocation Schedule; provided that if the Sellers’ Representative does not respond to Purchaser in writing within such 30-day period, the Allocation Schedule shall become final, non-appealable and binding on the parties. If the Sellers’ Representative provides notice of an objection in accordance with the preceding sentence, then the Sellers’ Representative and Purchaser shall negotiate in good faith to resolve any differences within 30 days after Purchaser’s receipt of such notice, and, upon resolution of all such differences, the Allocation Schedule shall become final, non-appealable and binding on the parties. If an agreement cannot be reached within such 30-day period, the parties shall mutually engage the Accounting Firm to resolve any remaining disputes, in a manner consistent with Section 8.04(a) of the Disclosure Letter. (ii) The Allocation Schedule that becomes final, non-appealable and binding or that reflects the final determination of the Accounting Firm, as applicable, pursuant to Section 8.04(a) shall be the “Final Allocation Schedule.” Sellers, Purchaser, Blocker and the Company shall prepare and file all Tax Returns in a manner consistent with the Final Allocation Schedule and shall cooperate in good faith to update the Final Allocation Schedule to reflect any subsequent adjustments to the purchase price (as determined for Tax purposes); provided, however, that nothing contained herein shall prevent any of them or their Affiliates from settling any proposed deficiency or adjustment by any Taxing Authority based upon or arising out of the Final Allocation Schedule, or require any of them to litigate any proposed deficiency or adjustment by any Taxing Authority challenging the Final Allocation Schedule. (b) Tax Return Preparation. (i) The Purchaser shall prepare, or cause to be prepared, all Tax Returns with respect to the Blocker, the Company and the Company’s subsidiaries, in each case that are required to be filed after the Closing Date. The Purchaser shall use reasonable best efforts to provide Seller’s Representative with a draft of any such Tax Return that is a Pass- Through Tax Return of the Company or its subsidiaries for any Pre-Closing Tax Period for review and comment at least ten Business Days before it is due, and Purchaser shall consider in good faith any comments provided in writing by Sellers’ Representative. (ii) With respect to any Pass-Through Tax Return for a Straddle Period, allocations of income, gain, loss, deduction and credit shall be made using the closing of the books method and a calendar day convention pursuant to Section 706 of the Code and the regulations thereunder.

65 (iii) All Tax Returns prepared pursuant to this Section 8.04(b) shall be prepared on a basis consistent with past practice, except as otherwise required by applicable Tax Law or this Agreement. (c) Tax Contests. (i) If Purchaser, Blocker, the Company or its subsidiaries receives notice of a Tax Contest with respect to Blocker, the Company or the Company’s subsidiaries a Pre- Closing Tax Period, then Purchaser shall promptly, and in any event within five Business Days, notify the Sellers’ Representative of such Tax Contest. If Sellers’ Representative, Blocker Seller or their Affiliates receive notice of a Tax Contest with respect to Blocker, the Company or the Company’s subsidiaries for a Pre-Closing Tax Period, then they shall promptly, and in any event within five Business Days, notify Purchaser of such Tax Contest. (ii) Purchaser shall have the right to control the conduct of any Tax Contest and, to the extent such Tax Contest is with respect to a Pass-Through Tax Return for a Pre- Closing Tax Period that would reasonably be expected to adversely affect one or more Company Sellers, (A) Purchaser shall regularly consult the Sellers’ Representative, (B) Sellers’ Representative shall have the right to participate in the defense of such Tax Contest at its own expense and (C) Purchaser shall not settle such Tax Contest without Sellers’ Representative’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary if determined by Purchaser (in its sole discretion), the parties shall (and cause their Affiliates to) take all actions necessary to make and give effect to any available election under Section 6226 of the Code (or any similar elections under state, local or other Tax Law) pertaining to the Company or its subsidiaries for any Pre-Closing Tax Period. (d) Cooperation. The Sellers’ Representative and Purchaser shall cooperate reasonably, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives to cooperate reasonably, in preparing and filing all Tax Returns, in connection with any Tax Contests, in each case with respect to Blocker, the Company and its subsidiaries. Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Agreement, Purchaser shall cause Blocker, the Company and its subsidiaries to (i) retain for at least three years after Closing all Tax records and information from Pre-Closing Tax Periods that may be relevant to any Tax Return or Tax Contest with respect to Blocker, the Company or its subsidiaries and (ii) allow the Sellers’ Representative and its Affiliates, officers, employees, agents, auditors and representatives, at the Sellers’ Representative’s expense, to inspect, review and make copies of such Tax records and information as the Sellers’ Representative may reasonably request from time to time. (e) Certain Other Tax Matters. After Closing, Purchaser shall not, and shall cause its Affiliates not to, (i) make any election under Section 338(g) of the Code with respect to the Transactions or (ii) without the Sellers’ Representative’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), (A) amend any Tax Return of the Company or its passthrough subsidiaries with respect to a Pre-Closing Tax Period, (B) make, change or revoke any Tax election of the Company or its passthrough subsidiaries that has

66 retroactive effect to a Pre-Closing Tax Period (other than under Section 754 of the Code, Section 6226 of the Code or in either case any similar provisions of state, local or other Tax Law) or (C) enter into any voluntary disclosure agreement or program with any Governmental Entity regarding Taxes of the Company or its passthrough subsidiaries with respect to a Pre-Closing Tax Period, in each case, which would reasonably be expected to adversely affect Company Sellers with respect to a Pass-Through Tax Return. (f) Section 754 Election. The parties agree that an election under Section 754 of the Code (and any corresponding election under state or local Tax Law) shall be in effect with respect to the Company for the taxable year of the Company that includes the Closing Date, and the parties shall cooperate to take all actions necessary for the Company to have such election in effect. (g) Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes incurred in connection with the Transactions (“Transfer Taxes”) shall be borne and paid fifty percent (50%) by Purchaser and fifty percent (50%) by the Sellers’ Representative (on behalf of the Sellers); provided, however, that to the extent applicable Law or custom requires a party or other person to pay any Transfer Taxes, Purchaser or the Sellers’ Representative, as the case may be, shall promptly reimburse such party or other person for such Transfer Taxes to give effect to this sentence. Sellers and Purchaser shall use reasonable best efforts to reduce or eliminate the amount of Transfer Taxes and shall cooperate in filing any Tax Returns required to be filed in respect of Transfer Taxes. (h) Straddle Period Allocation. For purposes of allocating Taxes with respect to any Straddle Period under this Agreement, except as otherwise provided in Section 8.04(b)(ii), the portion of any Tax that is allocable to the portion of such Straddle Period ending on the Closing Date will be (A) in the case of property Taxes and other similar ad valorem Taxes imposed on a periodic basis, determined on a per diem basis and (B) in the case of all other Taxes, determined on a “closing of the books” basis, except that exemptions, allowances or deductions that are calculated on a periodic basis shall be allocated on a per diem basis. (i) Intended Tax Treatment. It is intended that, for U.S. federal and other applicable U.S. income tax purposes, (i) the Company’s ownership by multiple members resulting from the Closing Date Redemptions until the Closing will be disregarded as transitory and not create a separate partnership, (ii) from and after the Closing, Purchaser Parent will be treated as a continuation of the partnership that was embodied before the Closing by Company Seller, (iii) accordingly, the Closing Date Redemptions will be disregarded, (iv) Merger Sub’s existence will be disregarded as transitory, such that the borrowing of the Debt Financing by Merger Sub and the Merger will be treated as a borrowing of the Debt Financing directly by the continued partnership referred to in the preceding clause (ii), (v) the Blocker Seller Redemption will be treated together with the sale of the Purchased Blocker Interests at the Closing as a single integrated transaction consistent with the principles of Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954), (vi) the purchase and sale of the Purchased Company Interests will be treated as a purchase by CVC Blocker and a sale by each of the Other Indirect Equityholders to CVC Blocker of partnership interests in the continued partnership referred to in the preceding clause (ii) that gives rise to a special basis adjustment for CVC Blocker in its Equity Interests in Purchaser Parent pursuant to Section 743(b) of the Code, (vii) the purchase and sale of the Purchased Blocker Interests and contribution of the

67 Rollover Blocker Interests to Blocker Purchaser will be treated as (x) a purchase of the Purchased Blocker Interests by Miramar Aggregator, LP from Blocker Seller, followed by (y) a contribution by Miramar Aggregator, LP of the Purchased Blocker Interests and a contribution by Blocker Seller of the Rollover Blocker Interests, in each case of this clause (y), to Blocker Purchaser, a newly formed partnership in exchange for partnership interests in such newly formed partnership pursuant to Section 721 of the Code, (viii) the Management Rollover will be treated as contributions to Management Holdco, a newly formed partnership, in exchange for partnership interests in such newly formed partnership pursuant to Section 721 of the Code and (ix) the Purchaser Contributions will be disregarded. The parties shall report on their Tax Returns consistently with this Section 8.04(i), except as otherwise required by a final determination within the meaning of the Code (or similar determination under other applicable Tax Law). (j) No Further Payments. Notwithstanding anything to the contrary, following the Closing, neither the Blocker, nor Company Seller, nor any Other Indirect Equityholder shall be entitled to receive from the Company or Bamboo, and neither Bamboo nor the Company shall be required to pay any of them, any Tax distributions (including pursuant to the Company LLC Agreement or Company Seller LLC Agreement) with respect to any Pre-Closing Tax Period (or with respect to any income from any Pre-Closing Tax Period). (k) Tax Treatment of Payments. The parties agree to treat any payment made pursuant to Section 1.06 as an adjustment to the purchase price for Tax purposes, unless otherwise required by applicable Law. SECTION 8.05. Indemnification. (a) Purchaser shall, from and after the Closing and until the sixth anniversary of the Closing, cause the Target Companies (each, a “Primary Indemnitor”) to honor all Blocker’s, the Company’s and its subsidiaries’ obligations to indemnify (including all obligations to advance funds for reasonably documented expenses; provided that the person to whom expenses are advanced provides an undertaking to repay such advances if its ultimately determined that such person is not so entitled, to the extent required by applicable Law) the current or former directors, managers or officers of Blocker, the Company or any of its subsidiaries (the “Company Indemnitees”) for acts or omissions by such Company Indemnitees occurring prior to the Closing Date to the extent that such obligations of Blocker, the Company or any of its subsidiaries exist on the date of this Agreement, whether pursuant to the Governing Documents of Blocker, the Company or any of its subsidiaries, individual indemnity agreements or otherwise (in each case, as in effect as of the date of this Agreement and provided that such obligations, Governing Documents, indemnity agreements or arrangements have been made available to Purchaser prior to the date of this Agreement), and such obligations shall survive the Transactions and during the six year period shall continue in full force and effect in accordance with the current terms of the Governing Documents of Blocker, the Company and its subsidiaries and such individual indemnity agreements, as applicable. (b) Purchaser hereby acknowledges that certain Company Indemnitees may have rights to indemnification, advancement of expenses or insurance provided by persons (other than the Company and its subsidiaries) (collectively, the “Secondary Indemnitors”). Purchaser hereby agrees that, from and after the Closing and until the sixth anniversary of the Closing, (i) solely to the extent set forth in the applicable Governing Documents, Purchaser and the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Company

68 Indemnitees are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Company Indemnitee are secondary), (ii) Purchaser and the Company and its subsidiaries shall be required to advance the full amount of expenses incurred by any Company Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, in each case, to the extent required by the terms of this Agreement, the Governing Documents of the Company or any of its subsidiaries, individual indemnity agreements or otherwise (in each case, provided that such Governing Documents or indemnity agreements or arrangements have been made available to Purchaser prior to the date of this Agreement), without regard to any rights the Company Indemnitee may have against the Secondary Indemnitors, and (iii) Purchaser and the Company and the Company’s subsidiaries irrevocably waive, relinquish and release the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. Purchaser further agrees that no advancement or payment by a Secondary Indemnitor on behalf of a Company Indemnitee with respect to any claim for which a Company Indemnitee has sought indemnification from the Company and its subsidiaries shall affect the foregoing and the applicable Secondary Indemnitor shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Company Indemnitee against the Company and its subsidiaries. Purchaser and the Company Indemnitees agree that the Secondary Indemnitors are express third-party beneficiaries of the terms of this Section 8.05(b). (c) From and after the Closing Date and until the sixth year anniversary of the Closing, Purchaser shall, and shall cause Blocker, the Company and its subsidiaries to, indemnify, defend and hold harmless the Company Indemnitees against all Losses as incurred (payable monthly upon written request, which request shall include reasonably detailed evidence of the Losses set forth therein) to the extent arising from, relating to, or otherwise in respect of, any actual or threatened action, suit, proceeding or investigation, in respect of actions or omissions occurring at or prior to the Closing Date in connection with such Company Indemnitee’s duties as an officer or director of Blocker, the Company or any of its subsidiaries. (d) The Primary Indemnitors shall have the right (but not the obligation) to control the defense of, including the investigation of, any litigation, claim or proceeding (each, a “D&O Claim”) relating to any acts or omissions covered under this Section 8.05 with counsel selected by the Primary Indemnitors; provided, however, that (i) the Company Indemnitee shall be permitted to participate in the defense of such D&O Claim at its own expense and (ii) the Primary Indemnitors shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, the Primary Indemnitors shall not enter into any settlement of a D&O Claim without the consent of the relevant Company Indemnitee unless such settlement (i) provides for an unqualified release from all liability for such Company Indemnitee, (ii) does not impose any obligations on such Company Indemnitee other than financial obligations for which such Company Indemnitee shall be indemnified in full by the Primary Indemnitors in accordance with the terms and limitations set forth in this Agreement, (iii) does not contain any admission of fault, guilt or wrongdoing by such Company Indemnitee and (iv) does not include injunctive relief, equitable remedies or other conduct remedies. Each of Purchaser and the Company Indemnitee shall, and Purchaser shall cause Blocker, the Company and its subsidiaries, as applicable, to, cooperate in the defense of any D&O Claim and shall, with respect to Blocker, the Company and its

69 subsidiaries, as applicable, provide access to properties and individuals as reasonably requested and furnish or cause to be furnished books, records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. (e) Purchaser shall cause Blocker, the Company and its subsidiaries to obtain and fully pay the premium for the extension of the directors’ and officers’ liability coverage of Blocker’s and its subsidiaries’ existing directors’ and officers’ insurance policies, for a claims reporting or discovery period of six years from and after the Closing Date with respect to any claim related to any period of time at or prior to the Closing Date from an insurance carrier with the same or better credit rating as Blocker’s, the Company’s or its subsidiaries’, as the case may be, current insurance carrier with respect to directors’ and officers’ liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under Blocker’s, the Company’s or its subsidiaries’ existing policies as of the date of this Agreement with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of Blocker, the Company or any of its subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Closing Date (including in connection with this Agreement or the Transactions or actions contemplated hereby). If Blocker, the Company or any of its subsidiaries for any reason fails to obtain such “tail” insurance policies, Purchaser shall cause Blocker, the Company and its subsidiaries to continue to maintain in effect for a period of at least six years from the Closing Date the D&O Insurance with respect to claims arising from or related to facts or events which occurred at or before the Closing Date. (f) Notwithstanding the foregoing, Purchaser’s obligation to obtain or maintain such policy, as applicable, shall not require Purchaser to pay more than 250% of the current annual premium paid in respect of Blocker’s, the Company’s or its subsidiaries’ existing D&O Insurance as of the date of this Agreement. (g) In the event that Purchaser, Blocker, the Company or the Company’s subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Purchaser, Blocker, and of the Company or the Company’s subsidiaries shall assume all of the obligations of such persons set forth in this Section 8.05; provided, however, that any assumption by operation of law shall be deemed a proper provision under this Section 8.05. SECTION 8.06. Further Assurances. After the Closing, subject to the terms of this Agreement, each party shall use reasonable best efforts to execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably requested by any other party (and at such requesting party’s sole cost and expense) in order to evidence or consummate the Transactions and comply with the terms of this Agreement and the Ancillary Documents. SECTION 8.07. Wrong Pockets. If, following the Closing, either Purchaser, Blocker Purchaser or Blocker Seller, or any or other Company Seller, discovers that it or any of

70 its Affiliates possesses any right or other asset, or is liable for any Loss that, in the case of Blocker Seller or Company Seller, relates primarily to the business of the Target Companies or, in the case of Purchasers, relates primarily to the business of Blocker Seller, any Company Seller or their Affiliates (excluding the Target Companies), such party shall, and shall cause its Affiliates to, transfer or cause to be transferred such asset or Loss to such other party or its subsidiary, and such party or its subsidiary shall accept and assume any such asset or Loss, as applicable, for no additional consideration other than as previously paid as provided in this Agreement. If, following the Closing, either Blocker Purchaser, Purchaser, Blocker Seller or any Company Seller or any of their Affiliates receives any payments, correspondences or notices due to the party or a subsidiary of such party in respect of the assets or Losses allocated to such other party or a subsidiary of such party pursuant to this Agreement, then such first party shall promptly remit (or cause to be promptly remitted), or deliver (or cause to be delivered), such payments, correspondences or notices to the appropriate party or its subsidiary. ARTICLE IX Conditions to Closing SECTION 9.01. Conditions to Each Party’s Obligations to Effect the Closing. The respective obligations of each party to effect the Transactions is subject to the satisfaction or, to the extent permitted by applicable Law, waiver in writing by the Sellers’ Representative and Purchaser, at or prior to the Closing, of each of the following conditions: (a) Antitrust Approval. Any waiting period (and any extension thereof, including by timing agreement with a Governmental Entity) applicable to the consummation of the Closing under the HSR Act shall have expired or early termination thereof shall have been granted. (b) Other Required Approvals. The Other Required Approvals set forth in Section 9.01(b) of the Disclosure Letter shall have been obtained and remain in full force and effect; provided, that no such Other Required Approval shall be imposing any Burdensome Condition; provided, further, that prior to a party asserting this condition, such party shall have complied with its obligations under Section 7.02. (c) No Injunctions or Restraints. No Order (including any Order imposing any Burdensome Condition) issued by (and no Action by a Governmental Entity seeking such an Order shall be pending before) any Governmental Entity of competent jurisdiction or other Law enjoining (temporarily, preliminarily or permanently), restraining, rescinding, making illegal or otherwise prohibiting the performance of this Agreement or the consummation of the Transactions (or any material part thereof) shall be in effect. SECTION 9.02. Conditions to Obligations of Purchaser Parties. The obligations of the Purchaser Parties to effect the Closing are further subject to the satisfaction or, to the extent permitted by Law, waiver in writing by the applicable Purchaser Party in its sole discretion at or prior to the Closing, of each of the following conditions:

71 (a) Representations and Warranties of Sellers. (i) Each of the representations and warranties of each Seller contained in Article II (other than in Section 2.01 (Organization, Standing and Power), Section 2.02 (Authority; Execution and Delivery; Enforceability), Section 2.03(a)(i) (No Conflicts; Consents), Section 2.04 (The Securities and Company Seller Units)), and Section 2.05 (Brokers) and, with respect to the Company Seller, Section 4.09 (Taxes), without regard to any “Material Adverse Effect” or other materiality qualifiers contained within such representations and warranties, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date), other than for such failures to be so true and correct that, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect, (ii) the representations and warranties of each Seller set forth in Section 2.01 (Organization, Standing and Power), Section 2.02 (Authority; Execution and Delivery; Enforceability), Section 2.03(a)(i) (No Conflicts; Consents) and Section 2.04 (The Securities and Company Seller Units) (other than Section 2.04(a)) shall be true and correct in all but de minimis respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all but de minimis respects on and as of such earlier date), and (iii) the representations and warranties of (x) the Sellers in the aggregate set forth in Section 2.04(a) (The Securities and Company Seller Units), and Section 2.05 (Brokers) and (y) the Company Seller set forth in Section 4.03(a) (Capital Structure), shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such earlier date). (b) Representations and Warranties of Blocker. (i) Each of the representations and warranties of Blocker contained in Article III (other than in Section 3.01 (Organization, Standing and Power), Section 3.02 (Authority; Execution and Delivery; Enforceability), Section 3.03(a)(i) (No Conflicts; Consents) and Section 3.04 (Company Seller Units and other Assets and Liabilities)), without regard to any “Material Adverse Effect” or other materiality qualifiers contained within such representations and warranties, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date), other than for such failures to be so true and correct that, individually or in the aggregate, would not have a Blocker Material Adverse Effect and (ii) the representations and warranties of Blocker set forth in Section 3.01 (Organization, Standing and Power), Section 3.02 (Authority; Execution and Delivery; Enforceability), Section 3.03(a)(i) (No Conflicts; Consents) and Section 3.04 (Company Seller Units and other Assets and Liabilities) and Section 4.03(a) (Capital Structure) shall be true and correct in all but de minimis respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all but de minimis respects on and as of such earlier date).

72 (c) Representations and Warranties of the Company. (i) Each of the representations and warranties of the Company contained in Article IV (other than in Section 4.01 (Organization, Standing and Power), Section 4.02 (Company Subsidiaries; Equity Interests), Section 4.03 (Capital Structure), Section 4.04 (Authority; Execution and Delivery; Enforceability), Section 4.05(a)(i) (No Conflicts with Governing Documents), Section 4.07(a) (No Material Adverse Effect) and Section 4.21 (Brokers)), without regard to any “Material Adverse Effect” or other materiality qualifiers contained within such representations and warranties, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date), other than for such failures to be so true and correct that, individually or in the aggregate, would not have a Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Section 4.01 (Organization, Standing and Power), Section 4.02 (Company Subsidiaries; Equity Interests), Section 4.03 (Capital Structure), Section 4.04 (Authority; Execution and Delivery; Enforceability) and Section 4.05(a)(i) (No Conflicts; Consents) shall be true and correct in all but de minimis respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all but de minimis respects on and as of such earlier date), and (iii) the representations and warranties of the Company set forth in Section 4.07(a) (No Material Adverse Effect) and Section 4.21 (Brokers) shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such earlier date). (d) Performance of Obligations of Sellers. Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. (e) Performance of Obligations of Blocker. Blocker shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. (f) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. (g) Company Material Adverse Effect. There shall not have occurred any Material Adverse Effect from and after the date of this Agreement. SECTION 9.03. Conditions to Obligations of each Seller. The obligation of each Seller to effect the Closing is further subject to the satisfaction or, to the extent permitted by Law, waiver on or prior to the Closing, of each of the following conditions in writing by the Sellers’ Representative in its sole discretion:

73 (a) Representations and Warranties of Purchaser. (i) Each of the representations and warranties of Purchaser contained in Article V (other than in Section 5.01 (Organization, Standing and Power) and Section 5.02 (Authority; Execution and Delivery; Enforceability)), without regard to any “Purchaser Material Adverse Effect” or other materiality qualifiers contained within such representations and warranties, shall be true and correct on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on and as of such earlier date), other than for such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect and (ii) the representations and warranties of Purchaser set forth in Section 5.01 (Organization, Standing and Power) and Section 5.02 (Authority; Execution and Delivery; Enforceability) shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct in all material respects on and as of such earlier date). (b) Performance of Obligations of Purchasers. Purchasers shall have performed in all material respects all obligations required to be performed by Purchasers under this Agreement at or prior to the Closing. SECTION 9.04. Frustration of Closing Conditions. Neither Purchasers, on the one hand, nor the Sellers, the Company or Blocker on the other hand, may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such person’s failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur, including as required by Section 7.02. ARTICLE X Termination, Amendment and Waiver SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of the Sellers’ Representative and Purchaser; (b) by either the Sellers’ Representative or Purchaser, by written notice to the other: (i) if the Closing has not occurred on or before March 31, 2026 (the “Outside Date”); provided, however, that (A) the right to terminate this Agreement under this Section 10.01(b)(i) shall not be available to any party if the failure of such party (or the Company, Blocker, or any of the Sellers, if the Sellers’ Representative is the terminating party) to perform any of its obligations under this Agreement has been a principal cause of, or principally resulted in, the failure of the Closing to occur on or prior to the Outside Date, and (B) no party shall be permitted to terminate this Agreement during the three

74 Business Day period following delivery of the notice referred to in clause (B) of Section 10.01(d)(ii); or (ii) if any Law shall be in effect or any Governmental Entity of competent jurisdiction shall be imposing a Burdensome Condition or have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such Order or other action shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 10.01(b)(ii) shall not be available to (A) the Sellers’ Representative if the failure of the Sellers’ Representative, the Company, Blocker or any Seller to perform any of their respective obligations hereunder was a principal cause of, or principally resulted in, such Law, Order or other action or (B) Purchasers if the failure of Purchasers to perform any of their obligations hereunder was a principal cause of, or principally resulted in, such Law, Order or other action; (c) by Purchaser, by written notice to the Sellers’ Representatives, if the Company, Blocker, any Seller or the Sellers’ Representatives breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.01 or Section 9.02 and (ii) either (A) cannot be cured or (B) has not been cured within 30 days after the giving of written notice to Sellers’ Representative of such breach; provided, however, that Purchaser shall not be permitted to terminate this Agreement pursuant to this Section 10.01(c) if at such time the Sellers’ Representative would be entitled to terminate this Agreement pursuant to Section 10.01(d)(i) or 10.01(d)(ii); or (d) by the Sellers’ Representative by written notice to Purchaser: (i) if a Purchaser breaches or fails to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.01 or Section 9.03 and (ii) either (A) cannot be cured or (B) has not been cured within 30 days after the giving of written notice to Purchasers of such breach; provided, however, that the Sellers’ Representative shall not be permitted to terminate this Agreement pursuant to this Section 10.01(d) if at such time Purchaser would be entitled to terminate this Agreement pursuant to Section 10.01(c); or (ii) if (A) the conditions set forth in Section 9.01 and Section 9.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, provided that such conditions are capable of being performed at Closing), (B) the Sellers’ Representative, on behalf of the Sellers, the Company and Blocker, has irrevocably confirmed by written notice to Purchaser that all conditions set forth in Section 9.01 and Section 9.03 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing provided that such conditions are capable of being performed at Closing) or that it has waived, on behalf of the Sellers, the Company and Blocker, any unsatisfied conditions of Section 9.01 and Section 9.03 (to the extent permitted by applicable Law) and (C) Purchasers fails to consummate the Closing prior to the earlier of (x) the date that is three Business Days after

75 the date the Sellers’ Representative delivers such notice to Purchaser and (y) the Outside Date. SECTION 10.02. Effect of Termination. In the event of termination of this Agreement by the Sellers’ Representative or Purchaser as provided in Section 10.01, such party shall give written notice thereof to the other parties hereto specifying the provisions of Section 10.01 pursuant to which such termination is made, and this Agreement shall, subject to this Section 10.02, forthwith become void and have no effect, without any further liability or obligation on the part of any party or any of their respective Affiliates or its Representatives; provided, however, that (a) the last sentence of Section 7.01, the expense reimbursement and indemnification provisions of Section 7.08(c), this Section 10.02, Section 10.03 and Article XII (and any defined terms set forth in Section 12.02 used in any of the foregoing), shall each survive such termination, and (b) subject to Section 10.03, such termination shall not relieve any party for liability for losses for any Fraud or Willful Breach by such party. Nothing in this Section 10.02 shall be deemed to impair the right of any party to seek specific performance or other equitable remedies by any other party of its obligations under this Agreement pursuant to and in all respects subject to the limitations set forth in Section 12.09. For the avoidance of doubt, no termination of this Agreement shall affect the rights and obligations contained in the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with their respective terms. SECTION 10.03. Purchaser Termination Fee. (a) In the event that this Agreement is terminated by: (i) the Sellers’ Representative pursuant to (A) Section 10.01(d)(i) (and at such time Purchaser could not have terminated this Agreement pursuant to Section 10.01(c)) or Section 10.01(d)(ii), or (B) Section 10.01(b)(i) (and at such time the Sellers’ Representative could have terminated this Agreement pursuant to Section 10.01(d)(i) (and at such time Purchaser could not have terminated this Agreement pursuant to Section 10.01(c)) or Section 10.01(d)(ii)); (ii) Purchaser pursuant to Section 10.01(b)(i) (and at such time the Sellers’ Representative could have terminated this Agreement pursuant to Section 10.01(d)(i) (and at such time Purchaser could not have terminated this Agreement pursuant to Section 10.01(c)) or Section 10.01(d)(ii)); then Purchaser shall pay or cause to be paid to (or as directed in writing by) the Sellers’ Representative, on behalf of Sellers, a termination fee equal to $91,875,000 in cash (the “Purchaser Termination Fee”) by wire transfer of immediately available funds within five Business Day of such termination so long as the Sellers’ Representative has provided Purchaser with wire instructions for such payment (or, if not so provided, on the next Business Day following receipt of such wire instructions), it being understood that in no event shall Purchaser be required to pay or cause to be paid the Purchaser Termination Fee on more than one occasion. (b) Each of the parties acknowledges that the agreements contained in this Section 10.03 are an integral part of the Transactions, and that without these agreements, the other parties hereto would not enter into this Agreement. Accordingly, if Purchaser fails to timely pay

76 or cause to be paid any amount due pursuant to this Section 10.03, and, in order to obtain the payment, the Company or the Sellers’ Representative commences an Action which results in a judgment against Purchaser, for the payment set forth in this Section 10.03, Purchaser shall pay or cause to be paid to or as directed by the Sellers’ Representative its and the Company’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) actually incurred in connection with such Action, together with interest on any amount due pursuant to this Section 10.03 at a rate equal to (i) the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received plus (ii) 2% (the foregoing, collectively, “Collection Costs”); provided that in no event shall the Collection Costs exceed $5,000,000. (c) Subject in all respects to the Company’s and the Sellers’ Representative’s injunction, specific performance and equitable relief rights and related rights set forth in Section 12.09 and the reimbursement and indemnification obligations of Purchaser under Section 7.08(c), in the event the Purchaser Termination Fee and any Collection Costs are paid to or as directed by the Sellers’ Representative in circumstances for which such amounts are payable pursuant to Section 10.03(a) and Section 10.03(b) (as applicable), payment of the Purchaser Termination Fee and any Collection Costs shall be the sole and exclusive monetary damages remedy of Sellers, Blocker and the Company and its subsidiaries against Purchaser, the Purchaser Affiliates or the Debt Financing Sources Related Parties for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement or the Transactions or Ancillary Documents (including the termination thereof), including any representation made or alleged to have been made in connection herewith or therewith, and any breach, termination or failure to perform (in each case, whether such breach, termination or failure to perform is intentional, unintentional or willful or otherwise and whether by or through attempted theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing of the corporate, partnership or limited liability company veil, unfairness, undercapitalization, or any other attempt to avoid or disregard the entity form, by or through a claim by or on behalf of any person, by the enforcement of any assessment or by any legal proceeding, claim, suit or other Action, by virtue of any applicable Law, or otherwise) under this Agreement or any other Ancillary Documents, and upon payment of such amount none of Purchaser, Purchaser’s Affiliates and Representatives or the Debt Financing Sources Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions or any Ancillary Documents, in each case other than in the case of Fraud. Until such time as Purchaser pays the Purchaser Termination Fee and Collection Costs in accordance with this Section 10.03 to the extent payable thereunder, nothing shall limit Sellers’ Representative’s right to seek, maintain or obtain an Action for an injunction or injunctions, specific performance or other equitable relief pursuant to, and on the terms and conditions set forth in, Section 12.09 to the extent available thereunder at any time prior to the valid termination of this Agreement by the Sellers’ Representative pursuant to Section 10.01; provided that none of the Company Affiliates (including the Sellers’ Representative) or any of their respective Related Persons shall be entitled to both (i) receipt of the Purchaser Termination Fee and (ii) specific performance of this Agreement. SECTION 10.04. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties (with, subject to Section 12.15(c), the Sellers’ Representative acting on behalf of the Sellers).

77 SECTION 10.05. Extension; Waiver. At any time prior to the Closing Date, the parties (with the Sellers’ Representative acting on behalf of Company Seller) may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. ARTICLE XI Non-Survival of Representations, Warranties and Agreements SECTION 11.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at Closing or, except as provided in Section 10.02, upon the termination of this Agreement pursuant to Section 10.01; provided that this Section 11.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing or after termination of this Agreement. Following the Closing, no party nor any party’s Affiliates, Representatives or other related parties shall have any liability for any inaccuracy or breach of any representation or warranty contained in this Agreement or in any certificate delivered pursuant hereto, except for Fraud, but subject to the final sentence of Section 11.02(b). Notwithstanding anything to the contrary contained in this Agreement, (x) nothing herein will limit or affect any party’s liability for the failure to pay any amounts payable by such party hereunder at or after the Closing, in each case, as and when required by this Agreement and (y) nothing herein shall limit the right of the Purchaser or any of its Affiliates under the R&W Insurance. SECTION 11.02. R&W Insurance; Exclusive Remedy. (a) Purchaser shall obtain R&W Insurance. The cost of such R&W Insurance and any fees, costs or deductibles associated therewith shall be borne solely by Purchaser. Purchaser shall cause any R&W Insurance so obtained to contain a customary waiver of subrogation rights by the insurer thereunder, other than for Fraud. Purchaser and its Affiliates will not amend, waive or otherwise modify the subrogation provisions of the R&W Insurance policy in any way that materially and adversely impacts the Sellers, or any Seller Released Party without the prior written consent of the Company (if prior to the Closing) or the Sellers’ Representative (if after the Closing). Purchaser shall give the Sellers’ Representative and its Representatives at least two Business Days’ time to review such waiver of subrogation rights and comment thereon (with such comments considered in good faith by Purchaser and such insurer) prior to binding any such R&W Insurance. Purchaser shall make a true and complete copy of the R&W Insurance available to the Sellers’ Representative promptly following its effectiveness. (b) Purchaser acknowledges and agrees that, from and after the Closing, other than under Section 1.04(c), Section 1.06, and Section 11.01, the rights provided under the R&W Insurance, if any, shall be the sole and exclusive remedy of Purchaser with respect to any and all claims arising out of or relating to Purchaser’s investigation of the Target Companies, this

80 Term Section Additional Rollover Amount Section 1.04(a) Additional Seller Amount Section 12.02(b) Affiliate Section 12.02(b) Aggregate Rollover Amount Section 12.02(b) Agreement Preamble AI Technologies Section 12.02(b) ALLCA Recitals Allocation Percentage Section 12.02(b) Allocation Schedule Section 8.04(a)(i) Ancillary Documents Section 12.02(b) Announcement Section 7.03 Bankruptcy and Equity Exception Section 2.02 Benefit Plan Section 12.02(b) Blocker Preamble Blocker Company Seller Units Recitals Blocker Contribution Recitals Blocker Material Adverse Effect Section 3.01 Blocker Purchase Recitals Blocker Purchaser Preamble Blocker Purchaser Interests Recitals Blocker Redeemed Shares Recitals Blocker Redemption Recitals Blocker Redemption Company Interests Recitals Blocker Rollover Amount Recitals Blocker Seller Preamble Blocker Seller Redemption Recitals Blocker Seller Rollover Recitals Blocker Shares Recitals Burdensome Condition Section 7.02(c) Business Day Section 12.02(b) Captive Financial Statements Section 4.06(c) Captive Net Written Premium Section 12.02(b) Captive Reinsurer Section 12.02(b) Captive Statutory Surplus Section 12.02(b) Captive Surplus Section 12.02(b) Captive Target Surplus Section 12.02(b) Cash Section 12.02(b) Change Section 12.02(b) Class A Units Recitals Class B Units Recitals Closing Section 1.02 Closing Captive Surplus Section 1.06(b) Closing Cash Section 1.06(b) Closing Certificate Section 12.02(b)

81 Term Section Closing Date Section 1.02 Closing Date Amount Section 12.02(b) Closing Date Redemptions Recitals Closing Date Seller Amount Section 12.02(b) Closing Indebtedness Section 1.06(b) Closing Transaction Expenses Section 1.06(b) Closing Working Capital Section 1.06(b) Code Section 12.02(b) Collection Costs Section 10.03(b) Company Preamble Company Affiliate Section 12.12(a) Company Indemnitees Section 8.05(a) Company Insurance Policies Section 4.20 Company Interests Recitals Company Interests Purchase Recitals Company Leased Real Property Section 4.08(b) Company LLC Agreement Section 12.02(b) Company Net Financing Distribution Recitals Company Personnel Section 12.02(b) Company Real Property Lease Section 4.08(b) Company Registered IP Section 4.19(a) Company Seller Preamble Company Seller LLC Agreement Section 12.02(b) Company Seller Net Financing Distribution Recitals Company Seller Net Financing Distribution Amounts Recitals Company Seller Units Recitals Company-Owned Intellectual Property Section 12.02(b) Confidentiality Agreement Section 7.01 Consent Section 2.03(b) Consolidated Audited Statements Section 4.06(a) Consolidated Financial Statements Section 4.06(a) Continuing Employees Section 8.03(a) Contract Section 2.03(a) Conversion Section 12.02 Copyrights Section 12.02(b) Cravath Section 12.13 Current Assets Section 12.02(b) Current Liabilities Section 12.02(b) CVC Blocker Section 1.03(b)(vi) CVC Funds Section 12.02(b) CVC Network Section 12.02(b) D&O Claim Section 8.05(d) D&O Insurance Section 8.05(e) Data Partners Section 4.19(f)

82 Term Section Debt Commitment Letter Section 5.07 Debt Financing Section 5.07 Debt Financing Expenses Section 7.08(c) Debt Financing Letters Section 5.07 Debt Financing Sources Section 12.02(b) Debt Financing Sources Proceeding Section 12.16(a)(i) Debt Financing Sources Related Parties Section 12.02(b) Disclosure Letter Section 12.02(b) Disqualified Individual Section 7.05 Effective Time Section 1.01(b)(i) Environment Section 12.02(b) Environmental Laws Section 12.02(b) Environmental Permit Section 12.02(b) Equity Commitment Letter Section 5.07 Equity Financing Section 5.07 Equity Interests Section 12.02(b) ERISA Section 12.02(b) ERISA Affiliate Section 12.02(b) Escrow Account Section 1.03(a)(v) Escrow Agent Section 1.07 Escrow Agreement Section 1.07 Escrow Amount Section 1.03(a)(v) Escrow Fund Section 1.03(a)(v) Estimated Captive Surplus Section 1.06(a)(i) Estimated Cash Section 1.06(a)(i) Estimated Indebtedness Section 1.06(a)(i) Estimated Transaction Expenses Section 1.06(a)(i) Estimated Working Capital Section 1.06(a)(i) Excess Payments Section 7.05 Existing Credit Agreement Section 12.02(b) Final Allocation Schedule. Section 8.04(a)(ii) Financing Section 5.07 Financing Amount Section 5.07 Financing Letters Section 5.07 Fraud Section 12.02(b) Fully Diluted Unit Count Section 12.02(b) GAAP Section 12.02(b) Governing Documents Section 12.02(b) Governmental Authorizations Section 4.17 Governmental Entity Section 2.03(b) GT Section 12.13 Guarantors Section 12.02(b) Hazardous Substances Section 12.02(b) HSR Act Section 2.03(b)

83 Term Section HSR Approval Section 7.02(a)(i) Indebtedness Section 12.02(b) Insufficient Rollover Amount Section 1.04(c) Insurance Contract Section 12.02(b) Insurance Laws Section 12.02(b) Insurance Producer Section 12.02(b) Insurance Regulator Section 12.02(b) Intellectual Property Section 12.02(b) Internet Properties Section 12.02(b) IT Systems Section 4.19(h) Knowledge of the Company Section 12.02(b) Labor Union Section 12.02(b) Law Section 2.03(a) Liens Section 2.03(a) Limited Guarantee Recitals Listed Plans Section 4.10(a) Losses Section 12.02(b) Management Holdco Recitals Management Holdco Contribution Recitals Management Rollover Recitals Management Rollover Expenses Section 12.02(b) Material Adverse Effect Section 12.02(b) Material Contracts Section 4.18(a) Measurement Time Section 12.02(b) Merger Recitals Merger Sub Preamble Money Laundering Laws Section 4.14 Most Recent Balance Sheet Section 4.06(a) Net Adjustment Amount Section 12.02(b) Net Financing Distribution Amount Recitals Net Financing Proceeds Recitals New Rollover Holder Section 1.04(a) Non-Party Representatives Section 12.12(d) Notice of Disagreement Section 1.06(c) Objection Dispute Section 1.06(c) OFAC Section 12.02(b) Order Section 12.02(b) Other Indirect Equityholders Recitals Other Required Approvals Section 7.02(a)(ii) Outside Date Section 10.01(b)(i) Participation Threshold Section 12.02(b) Pass-Through Tax Return Section 12.02(b) Patents Section 12.02(b) Paying Agent Section 12.02(b)

84 Term Section Paying Agent Agreement Section 1.08 Payment Spreadsheet Section 12.02(b) Payoff Letter Section 1.06(a)(ii) Per Unit Additional Amount Section 12.02(b) Per Unit Closing Date Amount Section 12.02(b) Permitted Equity Liens Section 12.02(b) Permitted Liens Section 12.02(b) Personal Data Section 12.02(b) Pre-Closing Tax Period Section 12.02(b) Preliminary Statement Section 1.06(a)(i) Primary Indemnitor Section 8.05(a) Privacy Laws Section 12.02(b) Privacy Policy Section 4.19(f) Privacy Requirements Section 4.19(f) Program Agreement Section 12.02(b) Purchase Price Section 12.02(b) Purchased Blocker Interests Recitals Purchased Company Interests Recitals Purchaser Preamble Purchaser Affiliate Section 12.12(a) Purchaser Contribution Agreement Recitals Purchaser Contributions Recitals Purchaser Material Adverse Effect Section 5.01 Purchaser Parent Preamble Purchaser Parties Preamble Purchaser Released Party Section 12.12(c) Purchaser Releasing Parties Section 12.12(b) Purchaser Termination Fee Section 10.03(a)(ii) Purchasers Preamble R&W Insurance Section 12.02(b) Redacted Fee Letters Section 5.07 Redeemed Blocker Company Seller Units Recitals Redemption and Rollover Agreement Recitals Reference Date Section 4.06(a) Related Party Transaction Section 4.22(a) Related Person Section 4.22(a) Release Section 12.02(b) Repaid Indebtedness Section 1.06(a)(ii) Representative Section 12.02(b) Representative Charge Section 12.02(b) Representative Indemnified Party Section 12.15(d) Representative Reimbursement Account Section 12.15(h) Representative Reimbursement Fund Amount Section 1.03(a)(vi) Representative Reimbursement Fund Release Amount Section 12.15(i)

85 Term Section Restricted Cash Section 12.02(b) Restrictive Covenant Agreements Recitals Review Period Section 1.06(c) Rollover Amount Recitals Rollover Blocker Interests Recitals Rollover Holder Recitals Rollover Holder Redemption Recitals Rollover Units Recitals Sanctioned Country Section 12.02(b) Sanctioned Person Section 12.02(b) Sanctions Section 12.02(b) SAP Section 12.02(b) SEC Section 12.02(b) Secondary Indemnitors Section 8.05(b) Securities Recitals Security Incident Section 12.02(b) Seller Preamble Seller Material Adverse Effect Section 2.01 Seller Released Party Section 12.12(b) Seller Releasing Parties Section 12.12(c) Sellers Preamble Sellers’ Representative Section 12.15(a) Shutdown Section 7.02(a)(i) Sliding Scale Premium Section 12.02(b) Solvent Section 5.06 Statement Section 1.06(b) Statement of Merger Section 1.01(b)(i) Straddle Period Section 12.02(b) Surviving Company Recitals Target Companies Section 12.02(b) Target Working Capital Section 12.02(b) Tax Section 12.02(b) Tax Contest Section 12.02(b) Tax Liability Amount Section 12.02(b) Tax Returns Section 12.02(b) Taxes Section 12.02(b) Taxing Authority Section 12.02(b) TID U.S. business Section 4.26 Top Carrier Reinsurance Agreements Section 4.23(c) Top Carrier Reinsurer Section 12.02(b) Top Carriers Section 4.23(b) Top Producers Section 4.23(a) Top Vendors Section 4.25 Trade Controls Section 12.02(b)

86 Term Section Trademarks Section 12.02(b) Transaction Expenses Section 12.02(b) Transactions Section 1.01(c) Transfer Taxes Section 8.04(g) U.S. dollars Section 12.03 United States real property interests Section 1.03(c)(vii) Unresolved Objection Dispute Section 1.06(c) Vested Class B Units Section 12.02(b) Waived 280G Benefits Section 7.05 WARN Act Section 12.02(b) Willful Breach Section 12.02(b) Working Capital Section 12.02(b) (b) As used in this Agreement, the following terms have the meanings ascribed thereto below: “Action” means any action, litigation, suit, arbitration, proceeding, claim, charge, complaint, mediation, subpoena, investigation or audit, or other proceeding, by or before any Governmental Entity, whether civil, criminal, administrative or otherwise, in law or in equity. “Accounting Principles” means (A) the accounting principles, practices, procedures, policies and methods set forth on Exhibit A; and (B) to the extent not inconsistent with clause (A) and only to the extent consistent with GAAP, the accounting principles, practices, procedures, policies and methods used and applied by the Company and its subsidiaries in the preparation of the Consolidated Audited Statements for the year ended December 31, 2024, and (C), GAAP. For the avoidance of doubt, clause (A) shall take precedence over clauses (B) and (C) and clause (B) shall take precedence over clause (C). “Additional Amounts” means, as of any date of determination, without duplication, aggregate sum of any amounts distributed to Blocker Seller or the Paying Agent (on behalf of Company Seller) under Section 1.06(d), plus the amount, if any, of the Representative Reimbursement Fund Amount returned to Company Seller by the Sellers’ Representative pursuant to Section 12.15. “Additional Seller Amount” means, with respect to (A) Blocker Seller, the aggregate sum of any Per Unit Additional Amounts with respect to all of Company Seller Units held by Blocker immediately prior to the Closing (without giving effect to the Closing Date Redemptions) and (B) Company Seller, the aggregate sum of any Per Unit Additional Amounts with respect to all of Company Seller Units held by the Other Indirect Equityholders immediately prior to the Closing (without giving effect to the Closing Date Redemptions). “Aggregate Rollover Amount” means (A) the Blocker Rollover Amount plus (B) the aggregate sum of the Rollover Amounts of all Rollover Holders, plus (C) the aggregate sum of any Additional Rollover Amounts.

87 “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, and “control” (together with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise; provided, that, other than for the purposes of the definitions of “Purchaser Affiliate” and “Non-Party Representatives” and Sections 11.01, 12.07 and 12.12(d), in no event shall (i) any Purchaser Party be considered an Affiliate of any member of the CVC Network or (ii) any member of the CVC Network be considered an Affiliate of any Purchaser Party. “AI Technologies” means engineered or machine-based techniques and technologies (including software) in the field of deep learning, machine learning, computer vision or natural language processing (or large language models) and that may influence physical or virtual environments, including statistical learning algorithms (like linear and logistic regression, support vector machines, random forests, k-means clustering) and reinforcement learning, but in all of the foregoing cases excluding any software and technologies to the extent that they do not primarily function as artificial intelligence. “Allocation Percentage” means, with respect to (i) Blocker Seller, the quotient (expressed as a percentage) obtained by dividing (A) the number of Company Seller Units owned by Blocker immediately prior to the Closing (without giving effect to the Closing Date Redemptions), by (B) the Fully Diluted Unit Count, and (ii) Company Seller, the quotient (expressed as a percentage) obtained by dividing (A) the number of Company Seller Units owned by all Other Indirect Equityholders immediately prior to the Closing (without giving effect to the Closing Date Redemptions), by (B) the Fully Diluted Unit Count. “Ancillary Documents” means the Escrow Agreement, the Paying Agent Agreement and any Redemption and Rollover Agreement, and any statements, notices, certificates, other agreements or other instruments delivered in accordance with this Agreement and the Transactions. “Benefit Plan” means each (i) pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA) or post-retirement or employment health or medical plan, program, policy or arrangement, (ii) employee benefit plan (within the meaning of Section 3(3) of ERISA), (iii) employment, consulting, offer letter, bonus, incentive, perquisite, supplemental income, post- employment or retirement-benefit, fringe benefit, workers’ compensation, supplemental unemployment benefits, deferred compensation, profits interest or equity or equity-based compensation plan, program, policy or arrangement, (iii) severance, change in control, retention or termination plan, program, policy or arrangement, (iv) vacation, sick leave or other paid time off, insurance, health or medical benefits, dental benefits, vision benefits, life insurance benefits, accident insurance benefits, cafeteria insurance, flexible spending, employee assistance program, disability or sick leave benefits or (v) other compensation or benefit plan, program, policy or arrangement, in each case that is, as of the date hereof, sponsored, maintained, contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries for the benefit of any Company Personnel or under which the Company or any of its subsidiaries has any liability

88 (whether absolute or contingent) with respect to any Company Personnel, other than (A) any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or (B) any plan, program, policy or arrangement required by any applicable Law. “Business Day” means any day of the year on which national banking institutions in New York, Luxembourg and Jersey are open to the public for conducting business and are not required or authorized to close. “Captive Net Written Premium” means the trailing twelve months net written premium assumed by the Captive Reinsurer, determined in accordance with the Accounting Principles. “Captive Statutory Surplus” means the sum of (A) the consolidated equity, plus (B) the surplus note payable, plus (C) the intercompany payable to the Company, minus (D) deferred acquisition costs, minus (E) the intercompany receivable from the Company, plus (F) broker fees payable, minus (G) to the extent not accounted for in (A), the Tax Liability Amount, in each case, of the Captive Reinsurer and determined in accordance with the Accounting Principles. “Captive Reinsurer” means Ide8 Re Inc. and its subsidiaries. “Captive Surplus” means the difference of (A) Captive Statutory Surplus minus (B) Captive Target Surplus, determined in accordance with the Accounting Principles. “Captive Target Surplus” means the quotient of (A) the Captive Net Written Premium divided by (B) 7.5, determined in accordance with the Accounting Principles. “Cash” means (A) the aggregate amount of all cash and cash equivalents (net of Restricted Cash), marketable securities, including demand deposits, money market or similar accounts and short-term investments, in each case only to the extent freely usable and convertible into cash within 90 days, of the Target Companies (excluding the Captive Reinsurer); plus (B) an aggregate amount equal to the product of (I) 0.8 and (II) the “Sliding Scale Premium” of the Target Companies, in each case as determined in accordance with the Accounting Principles. Notwithstanding anything to the contrary herein, any Cash specifically attributable to Blocker shall only affect Blocker Seller’s Closing Date Seller Amount and Additional Seller Amounts. Cash shall be reduced for any payments made after the Measurement Time and Closing to the extent such payments are used to reduce Indebtedness prior to the Closing. “Change” has the meaning assigned to it in the definition of “Material Adverse Effect”. “Closing Date Amount” means the sum of the Purchase Price, plus Estimated Cash, plus Estimated Captive Surplus, minus Estimated Indebtedness, plus Estimated Working Capital, minus Target Working Capital, minus Estimated Transaction Expenses, minus the Representative Reimbursement Fund Amount, minus the Escrow Amount. “Closing Date Seller Amount” means, with respect to (A) Blocker Seller, the difference of (I) the aggregate sum of the Per Unit Closing Date Amounts with respect to all of the Blocker Company Seller Units (without giving effect to the Closing Date Redemptions)

89 immediately prior to the Closing minus (II) the Blocker Rollover Amount and (B) Company Seller, the difference of (I) the aggregate sum of the Per Unit Closing Date Amounts with respect to all of the Company Seller Units held by each Other Indirect Equityholder (without giving effect to the Closing Date Redemptions) immediately prior to the Closing minus (II) the aggregate sum of the Rollover Amounts (including any Additional Rollover Amounts from New Rollover Holders). “Closing Certificate” means any certificate delivered pursuant to Section 1.03(b)(v), Section 1.03(c)(iii), Section 1.03(c)(iv), Section 1.03(c)(v), or Section 1.03(c)(vi) as the context requires. “Code” means the Internal Revenue Code of 1986, as amended. “Company LLC Agreement” means the Fifth Amended and Restated Operating Agreement of the Company, dated January 2, 2024, by and among, Company Seller and the Company. “Company Seller LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Company Seller, effective as of January 2, 2024, as modified by the Side Letter, dated October 19, 2023, by and among Company Seller, Blocker, John Chu and the other parties thereto. “Company-Owned Intellectual Property” means all of the Intellectual Property owned by the Company or any of its subsidiaries. “Company Personnel” means any current or former director, officer, employee, consultant, or independent contractor of the Company or any of its subsidiaries. “Copyrights” has the meaning assigned to it in the definition of “Intellectual Property”. “Current Assets” means the current assets of the Target Companies (excluding the Blocker and the Captive Reinsurer), as determined in accordance with the Accounting Principles; provided, however, that Current Assets shall specifically exclude the items set forth in Part III of the Accounting Principles. Notwithstanding anything to the contrary herein, any Current Assets specifically attributable to Blocker shall only affect Blocker Seller’s Closing Date Seller Amount and Additional Seller Amounts. “Current Liabilities” means the current liabilities of the Target Companies (excluding the Blocker and the Captive Reinsurer), as determined in accordance with the Accounting Principles; provided, however, that Current Liabilities shall specifically exclude the items set forth in Part IV of the Accounting Principles. Notwithstanding anything to the contrary herein, any Current Liabilities specifically attributable to Blocker shall only affect Blocker Seller’s Closing Date Seller Amount and Additional Seller Amounts. “CVC Network” means CVC Capital Partners plc, Clear Vision Capital Fund SICAV FIS S.A., each of their respective successors or assigns, and any form of entity which is controlled by, or under common control with, any of the foregoing from time to time, together with: (i) any investment funds or vehicles advised or managed by any of the foregoing (the “CVC

90 Funds”); (ii) any existing or prospective investor in, or limited partner of, any such investment funds or vehicles; and (iii) any portfolio companies of any such investment funds or vehicles (including any holding entities of such portfolio companies that are beneficially owned by the relevant investment funds or vehicles). For the purpose of this definition, “control” includes the power to (directly or indirectly and whether alone or with others) appoint or remove a majority of an entity’s directors or its general partner, manager, adviser, trustee, founder, guardian, beneficiary or other management officeholder, and “controlled” and “controlling” shall be interpreted accordingly. For the avoidance of doubt, none of Purchaser Parties shall be included in the definition of CVC Network. “Debt Financing Sources” means the lenders, arrangers, bookrunners, agents, co- agents, managers and other commitment parties or similar debt financing sources, party from time to time to the Debt Commitment Letter, including any such persons becoming party thereto pursuant thereto after the date hereof, and shall also include each other person that has committed to provide, or that is otherwise acting as an arranger, bookrunner, manager, agent, co-agent, underwriter, initial purchaser, placement agent, administrative or collateral agent, trustee or a similar representative in respect of, all or any part of the Debt Financing. “Debt Financing Sources Related Parties” means the Debt Financing Sources, their respective Affiliates and the Debt Financing Sources’ and such Affiliates’ respective former, current and future directors, officers, managers, members, stockholders, partners (general or limited), employees, advisors, agents and representatives. “Disclosure Letter” means the disclosure letter delivered by the Sellers, Blocker and the Company to Purchasers in connection with the execution and delivery by the parties of this Agreement. The Disclosure Letter shall be arranged in numbered and lettered sections and subsections corresponding to the numbered and lettered sections and subsections contained in the respective Articles hereof, and the disclosure in any section or subsection shall be deemed to qualify other sections and subsections of such respective Articles hereof to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections and subsections. “Environment” means indoor or ambient air, surface water, groundwater, land surface, subsurface strata or sediment. “Environmental Laws” means any Law relating to pollution, the preservation or protection of the Environment and natural resources or the protection of human health or safety (as such relates to exposure to toxic or hazardous substances or wastes) or the Environment. “Environmental Permit” means any permit, identification number, registration, waiver, license or other authorization issued or granted by any Governmental Entity under any applicable Environmental Law. “Equity Interests” means (a) with respect to any corporation, any and all shares of capital stock, interests, participations and other equity interests of any kind or other equivalents (however designated) of such corporation; (b) with respect to any partnership, limited liability company, trust or similar person, any and all units, interests, or other partnership interests, limited

91 liability company interests, membership interests and joint venture interests with respect thereto; and (c) with respect to any other type of person (other than an individual), any other direct or indirect equity ownership or participation in, other equity security of, or other ownership or profit interest in, such person, whether voting or non-voting and whether or not such ownership, participation or interest is authorized or otherwise existing on any date of determination, including, with respect to any person described in the foregoing clauses (a) through (c), (i) all phantom stock, phantom stock rights, stock appreciation rights, stock awards, stock-based units, restricted stock units, participation rights, profits interests, any other similar interests and beneficial interests or any other interest or participation that confers on the holder the right to receive a share of the profits and losses of, or distributions of assets of, the issuing entity and (ii) any other rights, instruments or securities redeemable or exchangeable for or convertible into or exercisable for any of the foregoing, or with any profit participation features with respect to such person, including any options, warrants, calls, puts, purchase rights, repurchase rights, rights of first offer or refusal (contingent or otherwise), redemption rights, conversion rights, exchange rights, subscription rights and any other Contract or arrangement to which such person is a party or pursuant to which such party is required or may become obligated to issue, transfer or sell (or make any payments related to the value of) any equity interests of such person, or give any other person a right to subscribe for or purchase or acquire, or in any way dispose of, any equity of such person. “ERISA” has the meaning assigned to it in the definition of the term Benefit Plan. “ERISA Affiliate” means any entity (whether or not incorporated), together with the Company, that is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. “Existing Credit Agreement” means the Credit Agreement, dated as of January 24, 2025, among the Company, Company Seller, the lenders party thereto and Apogem Capital LLC, as administrative agent, as the same may be amended, restated or otherwise modified from time to time. “Fraud” means, with respect to any party to this Agreement, the making of a statement of fact by such party in its express representations and warranties set forth in this Agreement or any Closing Certificate that constitutes common law fraud under Delaware law and is made by such party with the intent to deceive the party to whom such representation or warranty is made, with actual knowledge (and not imputed or constructive knowledge) by such party that such representation or warranty is false and with an intention to induce the party to whom such representation or warranty is made to act or refrain from acting in reliance upon it, and such party acted in reliance on it and suffered injury as a result thereof. For the avoidance of doubt, the term “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including a claim for fraud) based on negligence or recklessness. “Fully Diluted Unit Count” means the sum of (A) the number of outstanding Class A Units, plus (B) the number of outstanding Vested Class B Units, in each case, as of immediately prior to Closing (without giving effect to Closing Date Redemptions). “GAAP” means the generally accepted accounting principles in the United States, consistently applied.

92 “Guarantors” has the meaning given to such term in Limited Guarantee. “Governing Documents” means, with respect to any person, the charter, memorandum, certificate of incorporation, articles of association, bylaws and other similar governing documents of such person, as any of the foregoing may be amended, restated, amended and restated or otherwise modified from time to time. “Hazardous Substances” means any chemical, compound, substance, material or waste that, in relevant form, quantity or concentration, is defined, listed, classified or otherwise regulated as hazardous, toxic, radioactive, a contaminant or pollutant under any Environmental Law, including any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, per- and polyfluoroalkyl substances and polychlorinated biphenyls, but does not include microbial, biological or viral matter. “Indebtedness” means, without duplication (and excluding all amounts owed to the Target Companies (excluding the Captive Reinsurer) to the extent eliminated in the consolidation process), the following obligations of any Target Company (excluding the Captive Reinsurer), and including, as applicable and to the extent relating to such following obligations, the outstanding principal amount of, and accrued or unpaid interest and charges (prepayment or otherwise), premiums, make-whole amounts, breakage fees, early termination fees, expenses associated with repayment and other payment obligations and amounts that are outstanding or accrued or would become due as a result of the consummation of the Transactions: (A) any indebtedness for borrowed money (whether secured or unsecured), (B) any indebtedness evidenced by notes, bonds, debentures, indentures or similar instruments, (C) net obligations (determined after giving effect to netting arrangements) in respect of any interest rate swap, collar, cap, forward contract or other hedging arrangement, (D) any conditional sale obligations, any obligations under any title retention agreement, any obligations for deferred or unpaid purchase price of asset, business, security, property or goods (including for all “earn-out”, seller notes, post-closing, true-up obligations, holdbacks, contingency or similar payment obligations calculated as the maximum amount payable under or pursuant to such obligation) under any Contract that relates to the acquisition of any business to the extent accrued or unpaid, (E) any obligations for accrued and unpaid dividends and other distributions or amounts owed to Sellers or their Affiliates (other than to the Target Companies except the Captive Reinsurer), (F) any obligations as lessee that have been recorded as capital or finance leases in the Most Recent Balance Sheet or which are required to be recognized as capital or finance leases in accordance with GAAP (but excluding operating leases), (G) any obligations in respect of letters of credit, surety bonds, performance bonds or bankers’ acceptances or similar obligations issued for the account of such person (but, in each case, solely to the extent drawn and not paid), (H) the Tax Liability Amount, (I) the liabilities set forth on Section 1.06(f)(ix) of the Disclosure Letter and (J) all Indebtedness of a type referred to in clauses (A) through (G) above of other persons (other than any Target Company (excluding the Captive Reinsurer)) (x) guaranteed by the Target Companies (excluding the Captive Reinsurer) or (y) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by the Target Companies (excluding the Captive Reinsurer) (with Indebtedness under this clause (J) being limited, in the case of any such obligation of another person, to the lower of such obligation and the fair market value of the properties and assets securing the same), (K) the amount of any unpaid bonuses (including, for the

93 avoidance of doubt, any unpaid signing bonuses) or commissions in respect of any completed performance period and any other partial performance period in each case, based on actual performance or, if not known, target performance, and whether or not accrued, (L) all obligations for any underfunding or underfunded liability with respect to any defined benefit, pension, retiree, health or welfare or similar plans and all 401(k) plan employer matching, profit sharing or other contributions in respect of the period prior to the Closing (including any partial payroll period) that have not been contributed or otherwise remain unpaid or unallocated, including a “true-up” contribution or allocation in respect of the period prior to the Closing (in each case, whether or not accrued), (M) the amount of any accrued and unpaid severance, termination pay or similar obligations (including pay in lieu of notice) due to any Company Personnel in respect of any termination of service on or prior to the Closing Date, excluding any consideration payable to any Company Personnel due to actions or decisions solely made by Purchaser (plus, in each case of clauses (K) through (M), the employer-side payroll, social security, unemployment or similar Taxes that are payable by any Target Company in connection with the payment or satisfaction of such obligations), (N) equal to the costs associated with the Guidewire migration and implementation, licensing, system customization and project management support, (which shall be deemed to be $5,000,000 for purposes of this Agreement), (O) accrued and unpaid CAT reinsurance costs, to the extent not paid prior to the Closing, and (P) without duplication, all liabilities of Blocker not covered in the above clauses. Notwithstanding the foregoing, Indebtedness shall not include any liability to the extent included in the calculation of Cash, Transaction Expenses or Current Liabilities. Notwithstanding anything to the contrary herein, any Indebtedness specifically attributable to Blocker shall only affect Blocker Seller’s Closing Date Seller Amount and Additional Seller Amounts. “Insurance Contract” means any insurance policy, binder, slip or contract issued, bound or placed by the Company or any of its subsidiaries on behalf of an insurance carrier in connection with the Company’s business or its subsidiaries’ business. “Insurance Laws” means all Laws applicable to the business of insurance or reinsurance or the regulation of insurance, reinsurance or insurance intermediary companies, whether federal, national, provincial, state, local, foreign or multinational, and all applicable orders and directives by Insurance Regulators in any jurisdiction in which the Company or its subsidiaries operate. “Insurance Producer” means an individual or entity insurance agent, broker, distributor or other producer that offers, writes, sells or produces any Insurance Contract for the Company or any of its subsidiaries (in each case, either currently or previously). “Insurance Regulator” means any Governmental Entity regulating the business of insurance or reinsurance, or regulating insurance, reinsurance and insurance intermediary companies, under Insurance Laws. “Intellectual Property” means all intellectual property rights in any and all countries, including: (i) patents and patent applications, together with all reissuances, divisions, renewals, reexaminations, provisionals, continuations and continuations-in-part with respect thereto and including all foreign equivalents (collectively, “Patents”), (ii) trademarks, service marks, trade dress, trade names, and other indicia of source or origin, including all applications,

94 registrations and renewals therefor, together with the goodwill associated with any of the foregoing (collectively, “Trademarks”), (iii) internet domain names and social media handles (collectively, “Internet Properties”), (iv) copyrights and any other equivalent rights in works of authorship, and all applications and registrations and renewals therefor (collectively, “Copyrights”), (v) all intellectual property rights in computer software (including source code, executable code, data and databases), and (vi) trade secrets, and other intellectual property rights in know-how and confidential or proprietary business or technical information. “Internet Properties” has the meaning assigned to it in the definition of “Intellectual Property”. “Knowledge of the Company” means the actual knowledge, following reasonable due inquiry, of any of the persons set forth in Section 12.02(a) of the Disclosure Letter in their capacity as officers of the Company or any of its subsidiaries, and not in their personal capacity. “Labor Union” means any labor union, works council, trade union, or similar organization or other representative of any employee of the Company or its subsidiaries. “Losses” means any loss, liability, claim, damage or expense, including reasonable legal fees and expenses. “Management Rollover Expenses” means, with respect to any of the Rollover Holders, any reasonable documented out-of-pocket costs, fees or expenses incurred by such Rollover Holder in connection with, or relating to, the preparation, documentation, negotiation, execution or performance of this Agreement, the Ancillary Documents (including, for the avoidance of doubt, any Redemption and Rollover Agreement, the A&R Purchaser Parent LLC Agreement and the A&R Management Holdco LLC Agreement), the Transactions, any related Contract and any transactions contemplated hereby and thereby, including the fees and expenses incurred by the Rollover Holders to Willkie Farr & Gallagher LLP (but not including any fees and expenses of any other counsel, other than approved by the Sellers’ Representative). “Material Adverse Effect” means any fact, change, event, circumstance, occurrence, effect, condition or development (a “Change”) that, individually or in the aggregate (a) has had, is or would reasonably be expected to have a materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Target Companies, taken as a whole, or (b) would prevent, materially impair or delay the Target Companies from performing their obligations under this Agreement and consummation the Transactions in a timely manner; provided, however, that, none of the following, either alone or in combination, shall be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect: (i) any Change affecting the general economy or political, social, regulatory, business, economic, financial, credit, commodity or capital market conditions in the United States (including interest rates, inflation rates, exchange rates or the price of commodities) or in foreign countries in which any Company or any of its subsidiaries has operations or business (including with respect to government spending, budgets, shutdowns, election disputes or related matters, including any failure of the federal government to adopt a budget for a fiscal year, the extension of any effective continuing resolution under which the federal government is operating or the shutdown of the federal government), (ii) any Change affecting the industries in which the

95 Company or any of its subsidiaries operate generally (including changes in capacity, production, prices and availability and prices for energy and raw materials), (iii) any Change attributable to the execution or announcement of this Agreement or the Ancillary Documents, or the pendency of the Transactions or the identity of Purchaser or any of its Affiliates, including any Change in relationships, contractual or otherwise, of the Company and its subsidiaries with suppliers, customers, distributors, management, employees, partners or other business relationships resulting from the announcement of the Transactions (provided that this clause (iii) shall not apply to any representation or warranty made by the Sellers, Blocker or the Company related to the execution, delivery or performance of this Agreement, non-contravention of any Law or Contract or any condition related to the foregoing), (iv) any action taken or not taken by the Target Companies at the written request or with the written consent of Purchaser, or any action taken by the Target Companies that is required or expressly permitted by this Agreement, (v) acts of war (whether or not declared), acts of hostility, sabotage, terrorism, civil disobedience, protests, insurrections, public demonstrations, or other international or national calamity or any worsening or escalation of such conditions, (vi) any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” affecting the industries in which the Company and its subsidiaries operate, (vii) any hurricane, earthquake, wildfire, flood or other natural or man-made disaster, act of God, or any epidemic, pandemic, disease, outbreak, health emergency or crisis or other public health conditions, (viii) any adoption, proposal or implementation of, or change in, any applicable Law after the date hereof or any interpretation thereof by any Governmental Entity, (ix) changes in GAAP after the date hereof or any interpretation thereof by any Governmental Entity or any changes after the date hereof in accounting requirements applicable to the industries in which the Company and its subsidiaries operate, (x) any labor strikes or labor stoppages involving, or any loss of, employees of the Company, or (xi) any failure, in and of itself, by the Company or its subsidiaries to meet any estimates or budgets of revenues, earnings, projections or other indicia of performance, whether published, internally prepared or provided to Purchaser or any of its Representatives (it being understood that any facts or occurrences giving rise or contributing to such failure may be taken into account in determining whether a “Material Adverse Effect” has occurred or could reasonably be expected to occur (to the extent such Changes are not otherwise excluded from this definition of Material Adverse Effect)); provided further, however, that any Change referred to in clauses (i), (ii), (v), (vi), (vii), (viii), (ix) or (x), if not otherwise falling within any of the other exceptions provided in this definition, may be taken into account in determining whether there has been a Material Adverse Effect to the extent such Change has a disproportionate impact on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industries in which the Company and its subsidiaries operate. “Measurement Time” means 12:01 a.m., New York City time, on the Closing Date. “Net Adjustment Amount” means the amount (which may be positive or negative) equal to the aggregate sum of (A) Closing Cash minus Estimated Cash, minus (B) Closing Indebtedness minus Estimated Indebtedness, plus (C) Closing Working Capital minus Estimated Working Capital (which calculation may be a negative number), minus (D) Closing Transaction Expenses, minus Estimated Transaction Expenses, plus (E) the Closing Captive Surplus minus Estimated Captive Surplus.

96 “Order” means any order, directive, rule or ruling, regulation, decision, verdict, judgment, decree, settlement, writ, injunction or award of or agreement by or with a Governmental Entity acting in an adjudicative, rulemaking or regulatory capacity, or of an arbitrator with applicable jurisdiction over the subject matter. “Participation Threshold” has the meaning given to such term in Company Seller LLC Agreement. “parties” means the parties to this Agreement. “Pass-Through Tax Return” means any IRS Form 1065, IRS Schedule K-1 or any other Tax Return with respect to “pass-through” income of the Company or its subsidiaries for any Pre-Closing Tax Period or Straddle Period if (a) the Company or applicable subsidiary is treated as a partnership or disregarded entity for purposes of such Tax Return and (b) the results of operations reflected on such Tax Return are also reflected on a Tax Return of any Seller (or any direct or indirect owner of a Seller) or the Blocker. “Patents” has the meaning assigned to it in the definition of “Intellectual Property”. “Paying Agent” means SRS Acquiom, acting in its capacity as payments administrator, or another paying agent selected by the Sellers’ Representative who is reasonably acceptable to the Purchaser. “Payment Spreadsheet” means a spreadsheet setting forth (a) Blocker Seller’s Closing Date Seller Amount, (b) Company Seller’s Closing Date Seller Amount, (c) a detailed allocation, among the Other Indirect Equityholders of the amount of Company Seller’s Closing Date Seller Amount payable to each Other Indirect Equityholders, (c) the Allocation Percentage with respect to each Seller and Other Indirect Equityholder, (d) each Rollover Holder’s Rollover Amount, (e) a detailed allocation, among the Sellers and the Other Indirect Equityholders of any Additional Amount, as applicable, that is payable to each Seller or Other Indirect Equityholder, (f) the wire transfer instructions for each Seller and each Other Indirect Equityholder, (g) the percentage of the Company Interests that Company Seller, Blocker and the Rollover Holders will own as of immediately prior to the Closing and (h) the number of Company Seller Units that will be owned by Blocker and each Other Indirect Equityholder as of immediately prior to the Closing (if any), in each case, determined in accordance with the terms of this Agreement, the Governing Documents of the Company and Company Seller (including Company Seller LLC Agreement) and any applicable award agreement. “Permitted Equity Liens” means, collectively, (a) Liens arising under the Governing Documents of the Company, Company Seller or Blocker, as applicable, (b) Liens arising under this Agreement and the Ancillary Documents and (c) restrictions on transfer under applicable Law, including any U.S. federal, state, or other securities laws. “Permitted Liens” means (i) statutory liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith by appropriate proceedings, and for which adequate reserves have been established in accordance with GAAP, (ii) zoning, building, land use and other similar land use restrictions that are not violated by the current use or occupancy of such real property, (iii) easements, covenants, conditions, rights-of-way, leases, licenses, restrictions

97 and other similar charges and encumbrances or other minor title defects that do not, or would not reasonably be expected to, materially impair the current use of such property, (iv) Liens that have been placed by any developer, owner, landlord or other third party on any property over which the Company or any of its subsidiaries has easement, access or other similar rights, or any subordination or similar agreements relating thereto, in each case, that do not, or would not reasonably be expected to, materially impair the current use of such property, (v) Liens to secure landlords, lessors or renters under leases or rental agreements incurred in the ordinary course of business for amounts not yet delinquent, (vi) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension programs mandated under applicable Laws or other social security programs, (vii) Liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like Liens incurred in the ordinary course of business for amounts not yet delinquent, (viii) solely with respect to personal property, Liens arising under conditional sales contracts or similar Liens granted in connection with the lease or purchase of equipment or supplies in the ordinary course of business for amounts not yet delinquent, (ix) restrictions on transfer under applicable Law, including any U.S. federal or other securities laws, (x) any Liens under franchises or governing ordinances under which any portion of the business of the Company or any of its subsidiaries is conducted, (xi) Liens created by or for the benefit of Purchaser or its Affiliates, (xii) Liens that will be released on or prior to the Closing Date, (xiii) Liens created in connection with the Existing Credit Agreement (so long as such Liens are released prior to Closing), (xiv) non- exclusive licenses of any Company-Owned Intellectual Property granted to third parties in the ordinary course of business, (xv) Liens arising under this Agreement and the Ancillary Documents, (xvi) Liens arising out of receipt of customer deposits or advance payments from customers, or deposits required by suppliers, in each case in the ordinary course of business, (xvii) Liens imposed by applicable Law, in each case incurred in the ordinary course of business, (xviii) Liens arising in the ordinary course of business of the Company and its subsidiaries that, individually or in the aggregate, do not materially impair and would not reasonably be expected to materially impair the continued use and operation or value of the properties and assets to which they relate in the conduct of the business of the Company and its subsidiaries as conducted as of the date of this Agreement, and which do not secure any indebtedness for borrowed money (or indebtedness evidenced by notes, bonds, debentures or similar instruments) and for which adequate reserves have been established in accordance with GAAP, (xix) Liens imposed by applicable securities Law, and (xx) Liens set forth on Section 12.02(b) of the Disclosure Letter. “Per Unit Additional Amount” means, with respect to any Company Seller Unit, an amount equal to the portion of any Additional Amount that would be distributed in respect of such Company Seller Unit if an amount equal to such Additional Amount was distributed by the Company to Company Seller for distribution to the holders of Company Seller Units as of immediately prior to the Closing (after taking into account a hypothetical distribution of the Closing Date Amount and any other Additional Amounts previously distributed to the Sellers) in accordance with Section 7.01 of the Company Seller LLC Agreement, after giving effect to any acceleration of vesting, with respect to the Class B Units, in connection with the Closing to the extent provided under the Company Seller LLC Agreement or the applicable award agreement and the applicable Participation Threshold of each Vested Class B Unit, but without giving effect to the Closing Date Redemptions.

98 “Per Unit Closing Date Amount” means, with respect to any Company Seller Unit, an amount equal to the portion of the Closing Date Amount that would be distributed in respect of such Company Seller Unit if an amount equal to the Closing Date Amount was paid to and distributed by the Company to the holders of Company Seller Units as of immediately prior to the Closing in accordance with Section 7.01 of the Company Seller LLC Agreement, after giving effect to any acceleration of vesting, with respect to the Class B Units, in connection with the Closing to the extent provided under Company Seller LLC Agreement or the applicable award agreement and the applicable Participation Threshold of each Vested Class B Unit, but without giving effect to the Closing Date Redemptions. “person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity. “Personal Data” means any information in any form identifying an individual natural person, and/or is considered “personally identifiable information,” “personal information,” “personal data,” or any similar term by any applicable Privacy Requirements. “Pre-Closing Tax Period” means any Tax period ending on or prior to the Closing Date and the portion of any Straddle Period up to and including the Closing Date. “Privacy Laws” means all Laws, binding guidance or standards relating to the privacy, security or processing of Personal Data, including data breach notification, website and mobile application privacy policies and practices, consumer protection, wiretapping, the interception of electronic communications, the tracking or monitoring of online activity, advertising or marketing and email, text message, or telephone communications, in each case to the extent related to the privacy, security or processing of Personal Data, that are applicable to Blocker, the Company and its subsidiaries. “Program Agreement” means a Contract providing the Company with the authority to bind insurance policies on behalf of a Top Carrier, including any managing general underwriter or managing general agent Contract. “Purchase Price” means $1,750,000,000. “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, migration or leaching of any Hazardous Substance into or through the indoor or outdoor Environment. “Restricted Cash” means cash and cash equivalents not freely available for use by the Target Companies (excluding the Captive Reinsurer) within a period of three months due to being subject to restrictions, limitations on use or distribution (including, for the avoidance of doubt, any unremitted insurance premiums that are collected by the Target Companies (excluding the Captive Reinsurer) from insureds and held in a fiduciary capacity pending remittance to the relevant insurance underwriter or insured person), and all amounts payable by the Target Companies under outstanding checks, credit card payments in transit or other withdrawals against Cash, to the extent not included as a Current Liability.

99 “Representative” means any officers, directors, employees, partners, members, managers, equityholders, accountants, counsel, financial advisors, investment banks or other advisors, agents or representatives. “Representative Charge” means any losses, liabilities, claims or expenses incurred or suffered in connection with the incurrence, payment, discharge or settlement by the Sellers’ Representative of any of the obligations of Sellers. “R&W Insurance” means any insurance coverage provided pursuant to a buyer- side representation and warranty insurance policy naming the Purchaser as an insured and providing coverage for certain losses incurred by Purchaser and its Affiliates (including the Target Companies) related to this Agreement. “SAP” means, with respect to any person, the statutory accounting principles and practices prescribed or permitted by the insurance regulations of such person’s jurisdiction of domicile, as in effect at the relevant time. “Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic). “Sanctioned Person” means (a) any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any person 50% or more owned or controlled by any such person or persons or acting for or on behalf of such person or persons. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom. “SEC” means the United States Securities and Exchange Commission. “Security Incident” means any (i) unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other processing of Personal Data and/or material confidential information stored or otherwise processed by or on behalf of the Company or its subsidiaries; (ii) unlawful or unauthorized occurrence or series of related occurrences on or conducted through the IT Systems that jeopardizes or impacts the confidentiality, integrity, or availability of any Personal Data or material confidential information stored or otherwise processed therein; or (iii) occurrence that constitutes a “breach,” “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Law related to Personal Data and/or material confidential information stored or otherwise processed by or on behalf of the Company or its subsidiaries.

100 “Straddle Period” means any taxable period that begins on or prior to, and ends after, the Closing Date. “subsidiary” means, with respect to any person, another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, a majority of the Equity Interests of which) is owned directly or indirectly by such first person. For the avoidance of doubt, no reciprocal insurance exchange for which the Company or any subsidiary acts, or upon the making of an investment in such reciprocal insurance exchange will act, as attorney-in-fact constitutes a subsidiary of the Company. “Target Companies” means, collectively, Blocker, the Company and their respective subsidiaries. “Target Working Capital” means $ - 2,000,000, which for the avoidance of doubt is a negative amount. “Tax” or “Taxes” means all taxes or similar duties, fees, charges or assessments imposed by any Governmental Entity, in each case in the nature of a tax, including all interest, penalties or additions imposed with respect to such amounts. “Tax Contest” means any review, audit, examination or other judicial or administrative proceeding related to Taxes. “Tax Liability Amount” means an amount (which may not be less than zero for any entity with respect to any jurisdiction in any period) equal to the aggregate unpaid income Taxes (including withholding, composite, “passthrough entity” and similar Taxes) of the Target Companies for Pre-Closing Tax Periods. The Tax Liability Amount shall be determined (i) by excluding any deferred Tax liabilities and deferred Tax assets and (ii) in the case of any Straddle Period, in accordance with Section 8.04(h). “Tax Returns” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms, information returns and similar documents (in each case, together with any schedules and other attachments) that, in each case, are filed (or required to be filed) with a Taxing Authority, including all amendments to any of the foregoing. “Taxing Authority” means the U.S. Internal Revenue Service and any other Governmental Entity responsible for the imposition, collection, review or other administration of any Tax or Tax Return. “Top Carrier Reinsurer” means any reinsurance partner who has since January 2, 2024 borne a reinsurance risk pursuant to a quota share reinsurance agreement with a Top Carrier. “Trade Controls” means (a) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 2751 et seq.), the International Emergency

101 Economic Powers Act (50 U.S.C. §§ 1701–1710), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4852), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (b) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law. “Trademarks” has the meaning assigned to it in the definition of “Intellectual Property”. “Transaction Expenses” means (A) all out-of-pocket expenses, costs, fees, bonuses or commissions incurred by or on behalf of, or to be paid by, any Target Company in connection with, or relating to, the preparation, documentation, negotiation or execution of this Agreement and the Ancillary Documents or the consummation or performance of the Transactions (or any similar alternative transaction or any sale process or the process by which Blocker Seller, Company Seller of any of their respective Affiliates solicited, discussed and negotiated strategic alternatives to this Transaction), including any Management Rollover Expenses, all fees, costs, expenses and disbursements of any broker, finder, investment banker, consultant, attorney, accountant, financial advisor or other advisor or service provider, (B) all unpaid fees and payments payable to any equityholder of any Target Company or any of their respective Affiliates pursuant to any management, advisory, monitoring or transaction fee arrangements or similar agreements, (C) the Transaction Bonuses (as defined in the Disclosure Letter) and all severance, stay, retention, discretionary, transaction, change of control, bonus payments and similar compensatory payments, in each case payable by any Target Company to any Target Company’s current or former officers, directors, employees, or individual independent directors, under any plan, agreement or arrangement of a Target Company, which obligation, in each case, arise on or before the Closing and is payable as a result of the consummation of the Transactions (and excluding any such payment to the extent arising due to the Target Companies affirmatively terminating the employment, engagement or service of such person, or other event or circumstance occurring, in each case, following the Closing), including, the employer-side payroll Taxes that are payable by Target Companies in connection with the payment or satisfaction of such obligations, and (D) 50% of the fees and expenses of the Escrow Agent pursuant to Section 1.07 and 50% of the fees and expenses of the Paying Agent pursuant to Section 1.08, and (E) Transfer Taxes pursuant to Section 8.04; provided, however, that Transaction Expenses shall not include (v) any obligations or expenses that are paid or satisfied prior to the Measurement Time, (w) any payments made or required to be made pursuant to arrangements entered into by, or at the written direction of, Purchaser or any of its Affiliates, (x) any expenses of, or expenses initiated at the written request of, Purchaser or any of its Affiliates, (y) Debt Financing Expenses and any fees, costs and expenses of the R&W Insurance obtained by the Purchaser and (z) any amounts included in the calculation of Closing Working Capital or Closing Indebtedness. “Vested Class B Units” has the meaning assigned to it in the Company Seller LLC Agreement (giving effect to any accelerated vesting that may occur in connection with the Closing to the extent provided under the Company Seller LLC Agreement or the applicable award agreement).

102 “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state, local, or foreign Laws relating to plant closings, mass layoffs, reductions in force, or other employment losses. “Willful Breach” means an intentional and willful breach, or an intentional and willful failure to perform, in each case, that is the consequence of an act or omission knowingly undertaken or omitted by the breaching party with the knowledge that the taking of such act or failure to take such action would reasonably be expected to cause a material breach of this Agreement. “Working Capital” means Current Assets minus Current Liabilities (which for the avoidance of doubt may be a negative number). SECTION 12.03. Interpretation and Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. When a reference is made in this Agreement to an Article, Section, clause, provision, Exhibit or Schedule, such reference shall be to an Article, Section, clause or provision of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The word “or” shall be construed to have the same meaning and effect as the inclusive term “and/or”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The word “day” shall be construed to mean calendar day unless Business Day is expressly specified; if any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day; when calculating a number of days or Business Days, the day on which the initial reference date occurs shall be excluded unless the context otherwise requires. All accounting terms not expressly defined herein shall be construed in accordance with GAAP unless explicitly stated otherwise. The words “made available to Purchaser” and words of similar import refer to documents (A) posted on the virtual data room by or on behalf of the Company or (B) delivered in person or electronically to Purchaser or its Representatives. The words “made available to the Company”, “made available to the Sellers’ Representative” and words of similar import refer to documents delivered in person or electronically to the Company, the Sellers’ Representative or their respective Representatives, as the case may be. All references herein to “dollars”, “U.S. dollars” or “$” shall be deemed to be references to the lawful money of the United States. All provisions herein qualified by the term “domestic” or “foreign” shall be construed on the basis that the United States is the relevant domestic country. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to “his” or “her” shall be construed

103 to include gender-neutral forms of such terms. Any agreement, instrument, rule, regulation or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, rule, regulation or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns, and in the case of any Governmental Entity, to any person(s) succeeding to its functions and capacities. The phrase “ordinary course of business” means, with respect to any person, the ordinary course of business for such person, as consistent with past practices of such person. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non- Business Day, then the period in question shall end on the next succeeding Business Day. SECTION 12.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible. SECTION 12.05. Counterparts; Delivery. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when such two or more counterparts have been signed by each of the parties and delivered to the other parties. Any signed counterpart of this Agreement may be delivered by electronic transmission (e.g., pdf), with the same legal force and effect as delivery of an originally signed agreement. SECTION 12.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Disclosure Letter and the other annexes, exhibits and schedules included herewith), together with the Ancillary Documents and the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, except for Section 8.05 (with respect to the Company Indemnitees), Section 10.03(c) (with respect to the Company Affiliates), Section 10.04 (with respect to the Rollover Holders), Section 12.10 (with respect to the Rollover Holders), Section 12.12 (with respect to any Seller, Blocker, the Company, any other Company Affiliate), Section 12.12(b) (with respect to any Seller Released party), Section 12.12(c) (with respect to any Purchaser Released Party), Section 12.12(d) (with respect to Non-Party Representatives) or Section 12.13 (with respect to Cravath) or Section 12.16 (with respect to the Debt Financing Sources), which are intended for the benefit of such persons and shall be enforceable by such persons referred to respectively in this sentence.

104 SECTION 12.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided that Purchaser may, without the written consent of any of the other parties hereto, (i) assign, in whole or in part, this Agreement or its, or any Purchaser Party’s, rights and obligations hereunder to any of its Affiliates or (ii) collaterally assign this Agreement or any or all of a Purchaser Party’s rights and obligations under this Agreement, in whole or part, for collateral security purposes to any lender (including the Debt Financing Sources Related Parties); provided, further, that no such assignment shall relieve Purchaser or any Purchaser Party of their obligations under this Agreement. Any purported assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. SECTION 12.08. Governing Law. This Agreement, and all matters, claims or causes of action (whether in contract or tort) based upon, arising out of or relating to this Agreement or any other Ancillary Document or the negotiation, execution or performance of this Agreement, including all issues and questions concerning the construction, validity, interpretation and enforceability of the Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. SECTION 12.09. Specific Performance and Enforcement; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, any Federal court located in the State of Delaware, without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which they are entitled at law or in equity, subject to Section 10.03(c) and to the last sentence of this Section 12.09(a). The right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of Blocker, any Seller, the Company or Purchasers would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or in equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12.09 shall not be required to provide any bond or other security in connection with any such order or injunction, and the party opposing such injunction or injunctions hereby agrees that it shall not contest the amount or absence of any such bond or other security requested or offered by the party seeking such injunction or injunctions. Notwithstanding the foregoing, it is explicitly agreed that the right of the parties to seek an injunction or injunctions, specific performance or other equitable remedies in connection with the Sellers’ Representative or the Company enforcing the Purchaser Parties’ obligations to consummate the Transactions and, in connection therewith, cause the Equity Financing to be funded to fund the Closing Date Amount

105 (and any repayment or refinancing of debt contemplated by this Agreement, the Equity Commitment Letter or the Debt Commitment Letter) and any other amounts required to be paid by Purchasers in connection with the consummation of the Transactions and any Purchaser Party’s obligations to effect the Closing (but not the right of the Sellers’ Representative to seek an injunction or injunctions, specific performance or other equitable remedies for any other reason) shall, in each case, be subject to the requirements that (i) all conditions in Section 9.01 and Section 9.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing (provided that such conditions are capable of being performed at Closing)) at the time when the Closing would have been required to occur, (ii) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, (iii) the Sellers’ Representative, on behalf of Sellers, the Company and Blocker, has irrevocably confirmed by written notice to Purchasers that (A) all conditions in Section 9.01 and Section 9.03 have been satisfied or are thereby waived other than those conditions that by their nature are to be satisfied by actions taken at the Closing, (B) if specific performance is granted and the Equity Financing is funded, then Sellers, Blocker and the Company are ready, willing and able to consummate the Transactions and effect the Closing and (C) if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Sellers, Blocker and the Company would take such actions required of them by this Agreement to cause the Closing to occur and (iv) Purchasers have failed to consummate the Closing prior to the third Business Day following the delivery of such confirmation or the Sellers’ Representative shall earlier have been notified by Purchasers in writing that Purchasers will fail to consummate the Closing at such time. (b) Each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, any Federal court located in the State of Delaware with respect to any Action based on, arising out of or relating to this Agreement, the Ancillary Documents or the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action based on, arising out of or relating to this Agreement, the Ancillary Documents or the Transactions in any court other than the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, any federal court located in the State of Delaware, (iv) waives the defense of an inconvenient forum to the maintenance of any Action based on, arising out of or relating to this Agreement, the Ancillary Documents or the Transactions and (v) consents to service of process being made through the notice procedures set forth in Section 12.01. The consents to jurisdiction set forth in this paragraph shall not constitute general consent to service of process in the State of Delaware. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. This Section 12.09(b) shall not apply to any dispute that is to be determined by the Accounting Firm, as contemplated by Section 1.06 (other than any disputes regarding the scope of disputes to be resolved by the Accounting Firm pursuant to Section 1.06). (c) EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE EXTENT PERMITTED BY LAW, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY

106 ARISING OUT OF OR RELATING TO (A) THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. SECTION 12.10. Fees, Costs and Expenses. Whether or not the Transactions are consummated, and except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement, the Ancillary Documents and the Transactions shall be paid by the party incurring such fees, costs or expenses. SECTION 12.11. [Reserved]. SECTION 12.12. Affiliate Liability; Mutual Release; Non-Recourse. (a) (i) Each of the following is herein referred to as a “Company Affiliate”: (A) each Seller, Blocker and the Company, (B) (1) any direct or indirect stockholder, member, general or limited partner or other equityholder of a Seller, Blocker or the Company and (2) any past, present or future director, officer, employee, incorporator, manager, controlling person, Affiliate, subsidiary, portfolio company or other Representative of, and any financing source or lender to, (w) Sellers, (x) Blocker, (y) the Company or any of its subsidiaries or (z) any person referred to in the foregoing clause (1) or (C) any of their respective heirs, executors, administrators, successors or assigns. Other than any Seller, Blocker or the Company as specifically provided for herein, no Company Affiliate shall have any personal liability or personal obligation to any Purchaser Party of any nature whatsoever in connection with or under this Agreement; and (ii) each of the following is herein referred to as a “Purchaser Affiliate”: (A) Purchaser, (B) (1) any direct or indirect stockholder, member, general or limited partner or other equityholder of Purchasers or any Purchaser Party and (2) any past, present or future director, officer, employee, incorporator, manager, controlling person, Affiliate, subsidiary, portfolio company or other Representative of, and any financing source or lender to, any Purchaser Party and any of their subsidiaries (including, from and after the Closing, the Company and any of its subsidiaries) or any person referred to in the foregoing clause (1) or (C) any of their respective heirs, executors, administrators, successors or assigns. Other than Purchasers as specifically provided for herein, no Purchaser Affiliate shall have any personal liability or personal obligation to any of the other parties of any nature whatsoever in connection with or under this Agreement. (b) Effective as of the Closing, each of the Purchaser Parties, the Company and Blocker, on behalf of itself and each of its Affiliates and each of its and their respective past, present and future officers, directors, employees, partners, members, equityholders, advisors, successors and assigns (collectively, the “Purchaser Releasing Parties”), hereby irrevocably releases and discharges Sellers, each other Company Affiliate, and each of their respective current

107 and former directors, managers, officers, partners and employees (each, in such capacity, a “Seller Released Party”), from and against all Losses, liabilities, claims and obligations, whether accrued or contingent, whether known or unknown, whether arising under common law, statute, equity or otherwise and whether based on strict liability, fiduciary duty, negligence, gross negligence, fraud or otherwise, which any Purchaser Releasing Party now has or in the future may have against each Seller Released Party, to the extent arising on or prior to the Closing and based upon, arising out of or related to the Target Companies, their business, operations, assets and liabilities or the service, by any such Target Company Affiliate as an officer, director, manager, employee or Representative of the Target Companies, or the ownership of Equity Interests of the Target Companies, by such Seller Released Party; provided, however, that this Section 12.12(b) shall not release or discharge (i) any liability of any Seller Released Party under this Agreement or any Ancillary Document to which such Seller Released Party is a party, (ii) any liability of any current or former employee or service provider of Blocker, the Company or any of its subsidiaries to the extent arising out of such employee’s or service provider’s service as an officer or employee or service provider of Blocker, the Company or any of its subsidiaries, (iii) any claim relating to Fraud or (iv) any liability of Blocker, the Company or any of its subsidiaries. For the avoidance of doubt, upon Closing, Section 3.10 of the Company Seller LLC Agreement shall be terminated, and Blocker Seller and its Affiliates shall be released and discharged from any obligations or liability arising out of such provision. Each of the Purchaser Parties, and the Target Companies, on behalf of itself and each Purchaser Releasing Party, covenants and agrees that no Purchaser Releasing Party shall assert any such claim against the Seller Released Parties. (c) Effective as of the Closing, each Seller, on behalf of itself and each of its Affiliates and each of its and their respective past, present and future officers, directors, employees, partners, members, equityholders, advisors, successors and assigns (collectively, the “Seller Releasing Parties”), hereby irrevocably releases and discharges the Purchaser Parties, each other Purchaser Affiliate, and each of their respective current and former directors, managers, officers, partners and employees (each, in such capacity, a “Purchaser Released Party”), from and against all Losses, liabilities, claims and obligations, whether accrued or contingent, whether known or unknown, whether arising under common law, statute, equity or otherwise and whether based on strict liability, fiduciary duty, negligence, gross negligence, fraud or otherwise, which any Seller Releasing Party now has or in the future may have against each Purchaser Released Party, to the extent arising on or prior to the Closing and based upon, arising out of or related the Target Companies, their business, operations, assets and liabilities or the service, by any such Target Company Affiliate as an officer, director, manager, employee or Representative of the Target Companies, or ownership of Equity Interests of the Target Companies, by such Purchaser Released Party; provided, however, that this Section 12.12(c) shall not release or discharge (i) any liability of any Purchaser Released Party under this Agreement or any Ancillary Document to which such Purchaser Released Party is a party, (ii) any claim relating to Fraud, (iii) any claim relating to an employee or service provider of the Target Companies acting in their capacities as employees or service providers, respectively, (other than claims for indemnification, exculpation and expense reimbursement which are exclusively covered in clause (iv) below), or (iv) any claim relating to the indemnification rights of Company Indemnitees or (v) any liability of Purchasers. Each Seller, on behalf of itself and each Seller Releasing Party, covenants and agrees that no Seller Releasing Party shall assert any such claim against the Purchaser Released Parties.

108 (d) This Agreement and the Ancillary Documents may be enforced against, and any Action for breach of this Agreement based upon, arising out of, or related to this Agreement or the Ancillary Documents or the negotiation, execution or performance of this Agreement or the Ancillary Documents (including any representation or warranty made in or in connection with this Agreement or the Ancillary Documents or as an inducement to enter into this Agreement or the Ancillary Documents), may be made or asserted against only the persons that are expressly named as parties hereto and thereto (and their successors and permitted assigns), and then only with respect to the specific obligations set forth herein or therein with respect to such person. No person who is not a named party to this Agreement or the Ancillary Documents (and is not a successor or permitted assign of a named party to this Agreement or the Ancillary Documents, as applicable), including any direct or indirect past, present or future director, officer, employee, incorporator, manager, equity holder, partner, member, controlling person, Affiliate, subsidiary, portfolio company or Representative or agent of, and any financing source or lender to, any party, or the heirs, executors, administrators, successors or assigns of any of the foregoing (or any Affiliate of any of the foregoing) (collectively, the “Non-Party Representatives”), will have any liability (whether in Contract or in tort, in law or in equity or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities based upon, arising out of, or related to this Agreement or the Ancillary Documents or the negotiation, execution or performance of this Agreement or the Ancillary Documents, and each party waives and releases all such liabilities against any such Non-Party Representatives. Notwithstanding anything to the contrary in this Section 12.12, nothing in this Section 12.12 shall be deemed to (i) serve as a waiver of any right on the part of the Company to initiate any Actions permitted pursuant to, and in accordance with, the Equity Commitment Letter, (ii) limit any Actions arising under any R&W Insurance or the Confidentiality Agreement, (iii) limit any liability of Guarantors under the Limited Guarantee or the Equity Commitment Letter (or limit any remedies available to the Company thereunder or with respect thereto) or (iv) limit any liability related to Fraud. The Non-Party Representatives are expressly intended as third-party beneficiaries of this Section 12.12(d). SECTION 12.13. Legal Counsel Conflicts Waiver. Each party acknowledges that Cravath, Swaine & Moore LLP (“Cravath”) and Greenberg Traurig LLP (“GT”) have acted and may act in the future as legal counsel to the Company, Blocker and its Affiliates, including in connection with the Transactions. Purchaser acknowledges that upon the Closing, the Target Companies will become a former client of Cravath and GT. Each of Blocker and the Company hereby waives, on its own behalf and on behalf of its subsidiaries and Affiliates, any conflicts that may arise in connection with Cravath or GT representing Blocker, the Company and the Company Affiliates in connection with the Transactions and grants all consents that are necessary for Cravath and GT to represent Sellers or its Affiliates (including the Company Affiliates) adversely to the Target Companies and Purchaser and its Affiliates on all matters including those related to Cravath’s or GT’s representation of the Target Companies prior to the Closing. Purchaser, on behalf of itself and its Affiliates, acknowledges and accepts such waiver and consent and agrees that none of Purchaser, Blocker, the Company or any Affiliate of Blocker, the Company or Purchaser shall seek to disqualify Cravath and GT from representing Sellers or their Affiliates (including the Company Affiliates) on any matter based on Cravath’s or GT’s representation of the Target Companies prior to the Closing. The foregoing consents, waivers and acknowledgements are intended to be as broad as permitted under applicable rules of professional responsibility and will permit Cravath to represent Sellers or their Affiliates (including the

109 Company Affiliates) in matters adverse to the Target Companies, including any litigation, other adverse proceeding or disputes between any of the parties hereto arising out of this Agreement or the Transactions. Purchaser, Blocker and the Company further agree, and Blocker and the Company on behalf of their respective subsidiaries further agrees, that, as to all communications between or among Cravath or GT, on the one hand, and Blocker, the Company or their respective Affiliates or Representatives, on the other hand, that relate in any way to the Transactions, the attorney-client privilege and the expectation of client confidence belongs to Sellers and may be controlled by the Sellers’ Representative and shall not pass to or be claimed by Purchaser, Blocker, the Company or any of its subsidiaries following the Closing. SECTION 12.14. Annexes, Exhibits and Schedules. Any annexes, exhibits and schedules hereto shall be construed with and be an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. SECTION 12.15. The Sellers’ Representative. (a) Subject to Section 12.15(f), Blocker Seller will act as the “Sellers’ Representative” for all purposes under this Agreement. (b) The Sellers’ Representative is hereby appointed with effect as of the date of this Agreement and without any further action on behalf of any Seller and shall have the authority, for and on behalf of Sellers to act as the representative, agent and attorney-in-fact for each Seller and to take such actions and exercise such discretion as are required of the Sellers’ Representative pursuant to the terms of this Agreement and the Ancillary Documents, and any such actions shall be binding on each such Seller and shall include the following: (i) to execute the Escrow Agreement on behalf of such Seller, (ii) to give and accept communications and notices on behalf of such Seller; (iii) to defend, negotiate, agree to, enter into settlements and compromises of, and comply with Orders and awards of courts with respect to, claims against such Seller (including claims for indemnification, if any), and to authorize payments to be made with respect thereto; (iv) to defend, negotiate, agree to, enter into settlements and compromises of, and comply with Orders and awards of courts with respect to, any claims or disputes related to this Agreement and the Ancillary Documents; (v) to make, direct and receive payments on behalf of such Seller due and owing pursuant to this Agreement or the Ancillary Documents and acknowledge receipt thereof and to collect from such Seller any amounts paid in settlement of any claims under this Agreement or any Ancillary Documents payable by such Seller (in each case, including any fees owed under the Escrow Agreement); (vi) to distribute payments received by the Sellers’ Representative on behalf of such Seller to or to the order of such Seller, subject to any withholdings contemplated by Section 1.05 and also subject to such other withholdings as the Sellers’ Representative may in its sole discretion impose to facilitate performance of the post-Closing obligations of such Seller under Section 1.06, this Section 12.15 and Article XII; (vii) to take (or omit to take) any and all actions contemplated by Article X on behalf of the Sellers, including terminating this Agreement and exercising the Sellers’ rights related to the Purchaser Termination Fee, (viii) to amend, supplement, change or waive any provision of this Agreement or of the Ancillary Documents; (ix) to receive service of process on behalf of such Seller in connection with any claims under this Agreement, or any related document or instrument, including any Ancillary Document; (x) to determine whether the conditions to Sellers’ obligations have been satisfied, including waiving any such conditions if the Sellers’ Representative in its sole discretion determines that such waiver is appropriate; (xi) to receive and utilize the Representative Reimbursement Fund Amount pursuant to this Agreement and disburse the Representative Reimbursement Fund Release Amount

110 as contemplated by this Agreement, (xii) to authorize payments from, and settle any disputes with respect to any payments from, the Representative Reimbursement Account, and (xiii) to take any and all actions necessary or appropriate in the sole discretion of the Sellers’ Representative to accomplish any of the foregoing, including by executing and delivering on behalf of such Seller any Ancillary Documents or any documents related to, or amendments of, the Company LLC Agreement to the extent necessary to accomplish any of the foregoing or the Transactions and making any other elections or decisions that the Sellers’ Representative is authorized to make under this Agreement and the Ancillary Documents or any other documents related to, or amendments of, the Company LLC Agreement (including, for the avoidance of doubt, authorizing disbursements under the Escrow Agreement). As the representative of Sellers, the Sellers’ Representative shall act as agent for each Seller and shall have authority to bind each Seller in accordance with the terms of this Agreement, and Purchaser (and, after the Closing, Blocker, the Company and their respective subsidiaries) may rely (without independent investigation or further evidence of any kind and without any liability) on such appointment and authority. The Sellers’ Representative shall have no duties or obligations hereunder, including any fiduciary duties, except those set forth herein, and such duties and obligations shall be determined solely by the express provisions of this Agreement. The Sellers’ Representative shall be entitled to reimbursement from Sellers, in proportion to their respective Allocation Percentages, for any and all fees, expenses and costs incurred in the performance of the Sellers’ Representative’s duties hereunder. (c) The Sellers’ Representative, without any further action on behalf of any Company Seller, shall have the authority to act as the true and lawful agent and attorney-in-fact for each Company Seller with full power and authority to execute any amendments to this Agreement and any Ancillary Documents on behalf of each Company Seller, so long as there is no material, adverse and disproportionate effect on such Company Seller as compared to Blocker Seller. (d) The Sellers’ Representative shall not be liable to any Seller for any act done or omitted to be taken as Sellers’ Representative except expressly as set forth herein. Each Seller shall, in proportion to its relative Allocation Percentage, indemnify and hold harmless the Sellers’ Representative and its partners, stockholders, Affiliates, directors, managers, officers, fiduciaries, employees and agents of each of the foregoing (each, a “Representative Indemnified Party”) from and against all losses, liabilities, claims or expenses incurred or suffered by the Representative Indemnified Parties as a result of, or arising out of, or relating to any and all actions taken or omitted to be taken by the Sellers’ Representative under this Agreement (in its capacity as the Sellers’ Representative) or in connection with the incurrence, payment, discharge or settlement by the Sellers’ Representative (in its capacity as the Sellers’ Representative) of any of the obligations of Sellers, except for any such losses, liabilities, claims or expenses that arise on account of the Sellers’ Representative’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final adjudication. None of the Representative Indemnified Parties shall be liable to any Seller in respect of such arrangements or actions or omissions in connection therewith, except to the extent that such acts or omissions constitute gross negligence or willful misconduct. (e) A decision, act, consent or instruction of the Sellers’ Representative under or relating to this Agreement and the Ancillary Documents shall constitute a decision for all Sellers binding upon each Seller, and Purchaser (and, after the Closing, the Target Companies) may rely

111 (without independent investigation or further evidence of any kind) upon any such decision, act, consent, notice, communication or instruction of the Sellers’ Representative as being the decision, act, consent, notice, communication or instruction of each Seller. Notices to the Sellers’ Representative will constitute notice to each Seller. (f) If Blocker Seller becomes unable to serve as the Sellers’ Representative, another person or other persons may be designated by Blocker Seller, and such person or persons shall succeed Blocker Seller as the Sellers’ Representative; provided, that Blocker Seller may only resign from its role as the Sellers’ Representative upon at least 10 Business Days’ prior written notice to Purchaser. Any references in this Agreement to the Sellers’ Representative shall be deemed to include any duly appointed successor Sellers’ Representative. (g) The agency and proxy set out herein are coupled with an interest, are therefore irrevocable without the consent of the Sellers’ Representative and shall not terminate or otherwise be affected by the death, incapacity, bankruptcy, dissolution or liquidation of any Seller. All of the indemnities, immunities and powers granted to the Sellers’ Representative under this Agreement shall survive the Closing Date or any termination of this Agreement or the Escrow Agreement. (h) The Representative Reimbursement Fund Amount shall be held by the Sellers’ Representative in an account designated in writing by the Sellers’ Representative for the purpose of holding such Representative Reimbursement Fund Amount (the “Representative Reimbursement Account”) and shall be used only for the purposes of paying directly or reimbursing the Sellers’ Representative for any Representative Charges incurred in connection with this Agreement or any Ancillary Document. The Sellers’ Representative is not providing any investment supervision, recommendations or advice and no Seller shall receive, or be entitled to receive, interest or other earnings on amounts in the Representative Reimbursement Account. The Sellers’ Representative shall have no responsibility or liability to any Seller for any loss of principal of the Representative Reimbursement Account other than as a result of its gross negligence or willful misconduct. In the event that the Sellers’ Representative determines, in its reasonable good faith discretion, that additional funds are required to support its obligations under this Section 12.15, including to fund any ongoing dispute hereunder (such funds “Additional Representative Reimbursement Funds”), Sellers hereby covenant and agree to fund the Representative Reimbursement Account with such Additional Representative Reimbursement Funds in proportion to their respective Allocation Percentages within 10 Business Days of receipt of a request for additional funding from the Sellers’ Representative. For tax purposes, the Representative Reimbursement Fund Amount shall be treated as having been received and voluntarily set aside by Sellers at the time of Closing. (i) As soon as practicable following the completion of the Sellers’ Representative’s responsibilities or as soon as determined by the Sellers’ Representative in its sole discretion that the Representative Reimbursement Fund Amount is no longer required to be withheld, the Sellers’ Representative shall deliver any remaining balance in the Representative Reimbursement Account (such amount, the “Representative Reimbursement Fund Release Amount”) to (i) Blocker Seller, an amount of the Representative Reimbursement Fund Release Amount equal to Blocker Seller’s Additional Seller Amount of the Representative Reimbursement Fund Release Amount and (ii) the Paying Agent the remaining Representative Reimbursement

112 Fund Release Amount to be disbursed to Company Seller for distribution in cash to the Other Indirect Equityholders. SECTION 12.16. Concerning Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary (but in all cases subject to and without in any way limiting the rights, remedies and claims of Purchaser and its Affiliates under the Debt Commitment Letter, any definitive agreement relating to the Debt Financing or any other agreement entered into with respect to any Debt Financing), each party hereby: (a) (i) agrees that any Action, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources Related Party in any way arising out of or relating to this Agreement, the Debt Financing Letters, the definitive agreements relating to the Debt Financing, the Debt Financing or any of the other transactions contemplated hereby or thereby (any such Action being referred to as the “Debt Financing Sources Proceeding”) shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York, or if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York (or any appellate court therefrom), and agrees not to bring or support, or permit any of its Affiliates to bring or support, any Debt Financing Sources Proceeding in any forum other than in any such court, (ii) irrevocably and unconditionally submits, for itself and its property, with respect to any Debt Financing Sources Proceeding to the jurisdiction of any such court, (iii) irrevocably and unconditionally waives any objection to the laying of venue of any Debt Financing Sources Proceeding brought in any such court or any claim that any Debt Financing Sources Proceeding brought in any such court has been brought in an inconvenient forum, and (iv) agrees that services on any party hereto may be made by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 12.01; (b) agrees that any Debt Financing Sources Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise expressly provided in the Debt Commitment Letter or the definitive agreements relating to the Debt Financing; (c) expressly and irrevocably waives its right to a jury trial with respect to any Debt Financing Sources Proceeding; (d) agrees that none of the Debt Financing Sources Related Parties will have any obligation or liability, on any theory of liability, to any of the Sellers, Blocker, the Company or its subsidiaries, and none of the Sellers, Blocker, the Company or its subsidiaries shall have any rights or claims against any of the Debt Financing Sources Related Parties, in each case, in any way arising out of or relating to this Agreement, the Debt Commitment Letter, the definitive agreements relating to the Debt Financing, the Debt Financing or any of the other transactions contemplated hereby or thereby, whether in law or in equity, whether in contract or in tort or otherwise; provided that following consummation of the Closing, the foregoing will not limit the rights of the parties to the Debt Financing under any definitive agreements relating thereto;

113 (e) agrees that, notwithstanding anything to the contrary in this Agreement or any document entered into in connection with this Agreement, the Debt Financing Sources are express third party beneficiaries of, and may enforce, this Section 12.16; and (f) agrees that the provisions in this Section 12.16 (and any definition set forth in, or any other provision of, this Agreement to the extent that an amendment, waiver or other modification of such definition or other provision would amend, waive or otherwise modify the substance of this Section 12.16) shall not be amended, waived or otherwise modified, in each case, in any way materially adverse to the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources party to the Debt Commitment Letter (and any such amendment, waiver or other modification without such prior written consent shall be null and void). [Remainder of page intentionally left blank]

[Signature Page to Securities Purchase Agreement] IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above. MIRAMAR INTERMEDIATE, LLC by Name: Daniel Brand Title: President MIRAMAR BLOCKER HOLDCO, LP by: MIRAMAR AGGREGATOR GP, LLC, its General Partner by Name: Daniel Brand Title: President MIRAMAR HOLDCO, LLC by Name: Daniel Brand Title: President MIRAMAR DEBT MERGER SUB, LLC by Name: Daniel Brand Title: President

[Signature Page to Securities Purchase Agreement] WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.À R.L. by Name: Manfred Schneider Title: Authorized Manager

PM HOLDINGS LLC By: Name: Carleen Driscoll Title: Secretary [Signature Page to the Securities Purchase Agreement]

[Signature Page to Securities Purchase Agreement] BAMBOO IDE8 INSURANCE SERVICES, LLC By: Name: John Chu Title: Chief Executive Officer